    As filed with the Securities and Exchange Commission on _____________, 1996
                                                   Registration No. 333-07611
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         AMENDMENT NO. 1 TO FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            SECURITY BANC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           OHIO                                   6710                        31-1133284
(State or Other Jurisdiction          (Primary Standard Industrial           (IRS Employer
of Incorporation or Organization)      Classification Code Number)         Identification No.)

                             40 S. LIMESTONE STREET
                             SPRINGFIELD, OHIO 45502
                                 (513) 324-6846

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

         J. WILLIAM STAPLETON              COPIES OF COMMUNICATIONS TO:
         VICE PRESIDENT                    MARTIN D. WERNER, ESQ.
         SECURITY BANC CORPORATION         WERNER & BLANK CO., L.P.A.
         40 S. LIMESTONE STREET            7205 W. CENTRAL AVENUE
         SPRINGFIELD, OHIO                 TOLEDO, OH  43617
         (513) 324-6846                    (419) 841-8051

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]



         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Page 1 of _____ pages.
Exhibit Index on Page ____.

                            SECURITY BANC CORPORATION
                              CROSS-REFERENCE SHEET
                                    FORM S-4

                                                                              Heading in
                           Item of Form S-4                        Prospectus and Proxy Statement
                           ----------------                        ------------------------------
1.   Forepart of Registration Statement and Outside Front          Outside Front Cover Page of
     Cover Page of Prospectus                                      Prospectus

2.   Inside Front and Outside Back Cover Pages of                  Inside Front and Outside Back
     Prospectus                                                    Cover Pages of Prospectus;
                                                                   Table of Contents

3.   Risk Factors, Ratio of Earnings to Fixed Charges,             SUMMARY
     and Other Information

4.   Terms of the Transaction                                      SUMMARY;  PROPOSED MERGER;
                                                                   DESCRIPTION AND COMPARISON OF
                                                                   SECURITY COMMON STOCK
                                                                   AND CITNAT
                                                                   COMMON STOCK;  and INFORMATION
                                                                   ABOUT SECURITY

5.   Pro Forma Financial Information                               PRO FORMA FINANCIAL
                                                                   INFORMATION

6.   Material Contracts with the Company Being Acquired            SUMMARY;  PROPOSED MERGER --
                                                                   Terms of the Merger;
                                                                   Resales of Security Stock;
                                                                   MEETING INFORMATION--Vote
                                                                   Required;

7.   Additional Information Required for Reoffering by             Not Applicable
     Persons and Parties Deemed to be Underwriters

8.   Interests of Named Experts and Counsel                        EXPERTS

9.   Disclosure of Commission Position on Indemnification          Not Applicable
     for Securities Act Liabilities

10.  Information with Respect to S-3 Registrants                   SUMMARY;  AVAILABLE
                                                                   INFORMATION; INCORPORATION
                                                                   BY REFERENCE; SELECTED
                                                                   FINANCIAL DATA; PRO FORMA
                                                                   FINANCIAL INFORMATION

11.  Incorporation of Certain Information by Reference             Inside Front Cover Page of Prospectus;
                                                                   INCORPORATION OF CERTAIN
                                                                   DOCUMENTS BY REFERENCE;
                                                                   SUMMARY -- Selected Financial Data;
                                                                   PRO
                                                                   FORMA FINANCIAL INFORMATION

                                                                              Heading in
                           Item of Form S-4                        Prospectus and Proxy Statement
                           ----------------                        ------------------------------
12.  Information with Respect to S-2 or S-3 Registrants            Not Applicable

13.  Incorporation of Certain Information by Reference             Not Applicable

14.  Information with Respect to Registrants Other Than            Not Applicable
     S-3 or S-2 Registrants

15.  Information with Respect to S-3 Companies                     Not Applicable

16.  Information with Respect to S-2 or S-3 Companies              Not Applicable

17.  Information with Respect to Companies Other Than              SUMMARY -- Vote Required --
     S-2 or S-3 Companies                                          INFORMATION
                                                                   ABOUT CITNAT;

18.  Information if Proxies, Consents or Authorizations            SUMMARY -- Meeting Information;
     are to be Solicited                                           INCORPORATION OF CERTAIN
                                                                   DOCUMENTS BY REFERENCE;
                                                                   PROPOSED MERGER--Dissenters' Rights;
                                                                   DESCRIPTION AND COMPARISON OF
                                                                   SECURITY COMMON STOCK
                                                                   AND CITNAT COMMON STOCK

19.  Information if Proxies, Consents or Authorizations            Not Applicable
     are Not to be Solicited, or in an Exchange Offer

                              CITNAT BANCORP, INC.

                                1 Monument Square
                                  Urbana, Ohio
                                 (513) 653-1200

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To be Held on August 21, 1996



         Notice is hereby given that the Special Meeting of Stockholders (the "Meeting") of CitNat Bancorp, Inc. ("CitNat" or the "Company") will be held at The Urbana Country Club, 4761 East Route 36, Urbana, Ohio 43078 on August 21, 1996 at 2:00 P.M.


         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

                  1. A proposal to adopt, pursuant to Sections 1701.78 and 1701.831 of the Ohio Revised Code, a Merger Agreement (the "Merger Agreement"), dated March 14, 1996, by and between CitNat and Security Banc Corporation ("Security"), a copy of which is included in the accompanying Proxy Statement-Prospectus as Appendix A. As more fully described in the Proxy Statement-Prospectus, the Merger Agreement provides for the Merger of CitNat with and into Security, with Security surviving the transaction. Pursuant to the Merger Agreement, all of the outstanding common shares of CitNat will be converted into common shares of Security in accordance with the Exchange Ratio (as defined in the Merger Agreement).

                  2. Such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Notice is also given that CitNat stockholders have the right to dissent and demand an appraisal of the value of their common shares in the event the Merger Agreement is adopted and the merger consummated. The right of any dissenting shareholder to receive the value of his common shares through the statutory appraisal process is contingent upon strict compliance with the procedures set forth in Section 1701.85 of the Ohio General Corporation Law, the relevant portions of which are attached as Appendix C to the accompanying Proxy Statement-Prospectus.


         Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on July 8, 1996 will be entitled to vote at the Meeting, and any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be available at the Meeting.


         You are requested to complete and sign the enclosed Form of Proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy.

                                    By Order of the Board of Directors

                                    James R. Wilson, President, Chief Executive
                                             Officer and Director


Urbana, Ohio
July 23, 1996

- --------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED
WITHIN THE UNITED STATES.

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                              CITNAT BANCORP, INC.
                                1 MONUMENT SQUARE
                                  URBANA, OHIO

                             -----------------------
                                   PROSPECTUS
                            SECURITY BANC CORPORATION
                                  COMMON STOCK
                             -----------------------

         This Prospectus of Security Banc Corporation (Security) relates to the common shares of Security ("Security Common Stock") issuable to the stockholders and optionholders of CitNat Bancorp, Inc. ("CitNat") upon consummation of the proposed merger of Security and CitNat (the "Merger"). Security and CitNat have entered into a Merger Agreement dated March 14, 1996, (the "Agreement"). The Agreement is attached as Appendix A and incorporated herein by reference.


THIS PROSPECTUS ALSO SERVES AS THE PROXY STATEMENT OF CITNAT ("PROXY STATEMENT-PROSPECTUS") FOR ITS SPECIAL MEETING OF STOCKHOLDERS (THE "SPECIAL MEETING") TO BE HELD ON AUGUST 21, 1996. SEE "MEETING INFORMATION."

         If the proposed Merger is consummated, the stockholders of CitNat will receive shares of Security Common Stock in exchange for their common shares of CitNat (the "CitNat Common Stock") held by them on the effective date of the Merger as set forth in the Agreement. Pursuant to the terms of the Agreement, stockholders of CitNat will exchange each share of CitNat Common Stock held by them on the effective date of the Merger for 2.1842437 shares of Security Common Stock and option holders will exchange their options to purchase CitNat Stock at the rate of .7791283 Share of Security Common Stock for each option to purchase one share of CitNat Common Stock.

         The Merger is intended to be tax-deferred to CitNat stockholders for federal income tax purposes. For a more complete description of the Agreement and terms of the Merger see "The PROPOSED MERGER."

         This Proxy Statement-Prospectus and form of Proxy are first being mailed to stockholders of CitNat on or about July 23, 1996.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
           ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

           The date of this Proxy Statement-Prospectus is July 23, 1996.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
AVAILABLE INFORMATION                                                   6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         6
COMPLIANCE WITH THE OHIO CENTRAL SHARE ACQUISITION STATURE              6
SUMMARY                                                                 7
  The Companies                                                         7
  Proposed Merger                                                       8
  Special Meeting Information                                           8
  Vote Required                                                         8
  Reasons for the Merger; Recommendations of the Boards of Directors    9
  Opinion of Financial Advisor                                          9
  Effect on CitNat Shareholders                                         9
  Dissenters' Rights                                                    9
  Certain Federal Income Tax Consequences                               9
  Accounting Treatment                                                 10
  Effective Time of the Merger                                         10
  Conditions to the Merger; Regulatory Approval                        10
  Dividends                                                            10
  Termination, Amendment and Waiver                                    11
  Interests of Certain Persons in the Merger                           11
  Resales of Security Common Stock by Affiliates                       11
  Markets and Market Prices                                            11
  Pending Acquisitions                                                 13
  Selected Financial Data                                              13
  Comparative Per Share Data                                           19

MEETING INFORMATION                                                     2
  General                                                              22
  Date, Place and Time                                                 22
  Record Date                                                          22
  Votes Required                                                       22
  Voting and Revocation of Proxies                                     22
  Solicitation of Proxies                                              23

PROPOSED MERGER                                                         3
  Background and Reasons for the Merger                                23
  Recommendation of the CitNat Board of Directors                      24
  Opinion of CitNat's Financial Advisor                                24
  Terms of the Merger                                                  25
  Effective Time of the Merger                                          1
  Surrender of CitNat Certificates                                     27
  Conditions to the Merger                                             28
  Regulatory Approval                                                  28
  Conduct of Business Pending the Merger                               29
  Dividends                                                            29
  Termination, Amendment and Waiver                                    29
  Termination Fee                                                      30
  Management and Operations After the Merger                           30
  Interests of Certain Persons in the Merger                           31
  Effect on Employee Benefit Plans                                     31

                                                                                   Page
                                                                                   ----
  Certain Federal Income Tax Consequences                                           31
  Accounting Treatment                                                              32
  Expenses                                                                          32
  Resale of Security Common Stock                                                   32
  Dissenters' Rights                                                                33


PRO FORMA FINANCIAL DATA                                                            33

DESCRIPTION AND COMPARISON OF SECURITY COMMON STOCK                                  3
AND CITNAT COMMON STOCK
  General                                                                           41
  Dividends                                                                         43
  Preemptive Rights                                                                 43
  Voting                                                                            44
  Cumulative Voting                                                                 44
  Liquidation                                                                       44
  Liability of Directors; Indemnification                                           44
  Antitakeover Provisions                                                           44

INFORMATION ABOUT SECURITY                                                          45
  General                                                                           45
  Competition                                                                       45
  Certain Regulatory Considerations                                                 45
  Principal Holder of Security Common Stock                                         51
  Legal Proceedings                                                                 51
  Pending Acquisitions                                                              52

INFORMATION ABOUT CITNAT                                                            52
  General                                                                           52
  Properties                                                                        52
  Litigation                                                                        53
  Voting, Principal Stockholders and Management Information                         53
  Certain Relationships and Related Transactions                                    54
  Competition                                                                       54
  Employees                                                                         54
  CitNat's Financial Statements and Management's Discussion and Analysis of         45
    Financial Condition and Results of Operations

LEGAL OPINIONS                                                                      61

EXPERTS                                                                             61



CTNAT FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995, AND 1994
   AND FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1995                         F-1

     Report of Independent Auditors                                                F-1
     Consolidated Financial Statements                                             F-2
       Consolidated Balance Sheets                                                 F-2
       Consolidated Statements of Income                                           F-3
       Consolidated Statements of Changes in Shareholders' Equity                  F-4
       Consolidated Statements of Cash Flows                                       F-5
       Notes to Consolidated Financial Statements                                  F-6


CITNAT INTERIM FINANCIAL STATEMENTS FOR AS OF AND FOR EACH
   OF THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995                              F-18

     Consolidated Financial Statements                                            F-18
       Consolidated Balance Sheets                                                F-18
       Consolidated Statements of Income                                          F-19
       Consolidated Statements of Changes in Shareholders' Equity                 F-20
       Consolidated Statements of Cash Flows                                      F-21
       Notes to Consolidated Financial Statements                                 F-22


THIRD FINANCIAL CORPORATION FINANCIAL STATEMENTS AS OF
   AND FOR EACH OF THE THREE YEARS ENDED SEPTEMBER 30, 1995                       F-32

     Report of Independent Auditors                                               F-32
     Consolidated Financial Statements                                            F-33
       Consolidated Balance Sheets                                                F-34
       Consolidated Statements of Income                                          F-35
       Consolidated Statements of Changes in Shareholders' Equity                 F-36
       Consolidated Statements of Cash Flows                                      F-37
       Notes to Consolidated Financial Statements                                 F-38

THIRD FINANCIAL CORPORATION INTERIM FINANCIAL STATEMENTS
   AS OF AND FOR EACH OF THE THREE AND THE SIX-MONTHS
   ENDED MARCH 31, 1996 AND 1995                                                  F-60

     Consolidated Financial Statements                                            F-60
       Consolidated Balance Sheets                                                F-60
       Consolidated Statements of Income                                          F-61
       Consolidated Statements of Changes in Shareholders' Equity                 F-62
       Consolidated Statements of Cash Flows                                      F-62
       Notes to Consolidated Financial Statements                                 F-65


APPENDIX A
  Merger Agreement dated March 14, 1996

APPENDIX B
  Opinion of CitNat's Financial Advisor

APPENDIX C
  Ohio Law on Dissenters' Rights

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION TO OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTIONS OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CITNAT OR SECURITY SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                              AVAILABLE INFORMATION

         Security is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         Security has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Security Common Stock to be issued pursuant to the Merger described herein. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement-Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or other document, each such statement is qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO SECURITY, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO J. WILLIAM STAPLETON, CHIEF FINANCIAL OFFICER, SECURITY BANC CORPORATION, 40 LIMESTONE STREET, SPRINGFIELD, OHIO 45502 (TELEPHONE (513) 324-6846). TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE PRIOR TO AUGUST 12, 1996.


         The following documents previously filed with the Commission by Security (Commission File No. 0-13655) are incorporated herein by reference:

                  (i) Security's Annual Report on Form 10-K for the year ended December 31, 1995;
                  (ii) Security's Current Reports on Form 8-K dated March 29, 1996; and
                  (iii) Security's Quarterly Report on Form 10Q for the three months ended March 31, 1996.

           COMPLIANCE WITH THE OHIO CONTROL SHARE ACQUISITION STATUTE

         Consummation of the proposed merger of CitNat with and into Security in accordance with the terms of the Merger Agreement requires compliance with the Ohio Control Share Acquisition Act (the "Acquisition Act") The Acquisition Act requires the advance approval of the stockholders of an Issuing Public Corporation prior to the purchase of a controlling interest in such corporation. CitNat is an Issuing Public Corporation within the meaning of the Acquisition Act and therefore the transactions contemplated by the Merger Agreement must be approved under the Acquisition Act. A vote For the Merger will also constitute an affirmative vote to approve the acquisition of 100% of the outstanding shares of CitNat Common Stock by Security as required by the Acquisition Act.

Presented below is Security's Acquiring Person Statement as required by the Acquisition Act. Security submitted its Acquiring Person Statement to CitNat on the date this Proxy Statement was first mailed to CitNat stockholders. Approval under the Acquisition Act requires the favorable vote of a majority of the shares entitled to vote in the election of directors as well as a majority vote of such shares excluding any shares held by interested stockholders, which are defined to include Security, any corporate officer of CitNat and any employee of CitNat who is also a director of CitNat. In addition "interested shares" are defined to include those acquired by any person after the first date of public disclosure (March 15, 1996) of the Merger and prior to the date of the Special Meeting, provided such person paid over $250,000 for such purchased shares or such purchased shares represents greater than .05% of the outstanding shares of the Issuing Public Corporation. As of the Record Date, Security owns no shares of CitNat. Officers and employees of CitNat who are interested shareholders within the meaning of the Acquisition Act owned 63,122 shares of CitNat. Neither CitNat nor Security are aware of any other shares of CitNat Common Stock which could be considered as held by an interested shareholder as defined by the Acquisition Act. Therefore approval of the proposed acquisition of a controlling interest in CitNat by Security under the provisions of the Acquisition Act requires the affirmative vote of 195,060 shares which represents a majority of the shares entitled to vote in the election of directors and 163,699 shares in connection with the vote which excludes interested shares, as defined by the Acquisition Act.

         Security's Acquiring Person Statement under the Ohio Control Share Acquisition Act.

                  1. The identity of the Acquiring Person is Security Banc
              Corporation, Springfield, Ohio.

                  2. This Statement is given pursuant to ORC Section
              1701.831(B).

                  3. Security owns no shares of CitNat Common Stock.

                  4. If the proposed Merger is consummated, Security will
              acquire 100% of the voting power of CitNat Common Stock.

                  5. Security proposes to acquire CitNat in a merger transaction pursuant to and in accordance with the provisions of ORC Section 1701.78 and the Merger Agreement. The Merger Agreement is incorporated into this Acquiring Person Statement as if fully restated herein.

                  6. The proposed control share acquisition, if consummated, will not be contrary to law. The Proxy Statement-Prospectus in which this Acquiring Person Statement appears sets forth the facts upon which the forgoing statement is based and is incorporated by reference into this Acquiring Person Statement as if fully restated herein.

                                     SUMMARY

         The following summary is not intended to be a complete description of the proposed Merger and is qualified in all respects by the more detailed information contained in this Proxy Statement-Prospectus, the Exhibits hereto and the documents incorporated by reference. As used in this Proxy Statement-Prospectus, the terms Security and CitNat refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries on a consolidated basis. All information concerning Security included in this Proxy Statement-Prospectus has been provided by Security; all information concerning CitNat included in this Proxy Statement-Prospectus has been provided by CitNat.

THE COMPANIES

         Security Banc Corporation. Security, an Ohio corporation, is a one-bank holding company organized under Ohio law in 1985. The principal asset of Security is its investment in The Security National Bank & Trust Company sometimes referred to herein as "Security Bank." Security's principal offices are located at 40 S. Limestone, Springfield, Ohio 45502 (telephone (513) 324-6846. For additional information concerning Security see

"INFORMATION ABOUT Security." Additional information concerning Security is included in the Security documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Based on financial information as of March 31, 1996, upon completion of the Merger Security will have approximately $677 million in consolidated assets and approximately $92 million in consolidated equity capital on a pro forma basis. See the pro forma financial information for the combined company under "Pro Forma Financial Data." In addition, Security executed a definitive Agreement and Plan of Reorganization to acquire Third Financial Corp., Piqua, Ohio ("Third") on April, 22, 1996. Third is a savings and loan holding company which has consolidated assets of $156 million as of March 31, 1996. See "INFORMATION ABOUT Security - Pending Acquisitions."

         CitNat Bancorp, Inc. CitNat, is a bank holding company organized under Ohio law which owns all of the outstanding capital stock of The Citizens National Bank of Urbana ("Citizens Bank"). Citizens Bank is a national banking association . CitNat's main office is located at 1 Monument Square, Urbana, Ohio 43078 (telephone (513) 653-1216).

         Based upon financial information as of March 31, 1996, CitNat had total consolidated assets of approximately $135 million and total consolidated equity of approximately $18 million.

PROPOSED MERGER

         CitNat and Security have entered into a Merger Agreement (the "Agreement"), dated as of March 14, 1996, providing, among other things, for the merger of CitNat with and into Security (the "Merger"). See "The Proposed Merger." Upon consummation of the Merger, all of the outstanding shares of CitNat Common Stock will be converted into 2.1842437 shares of Security Common Stock in accordance with the Exchange Ratio as defined in the Agreement and all of the outstanding options to purchase shares of CitNat Common Stock will be converted into the right to receive .7791283 shares of Security Common Stock as set forth in the Agreement. The aggregate number of shares of Security Common Stock issuable in the Merger is 908,072.

         No fractional shares of Security Common Stock will be issued in the Merger, and Security will pay cash, without interest, for any fractional share interests resulting from the respective exchange ratios in accordance with the terms of the Agreement. See "PROPOSED MERGER--Terms of the Merger." Each outstanding share of Security Common Stock will not change by reason of the Merger.

SPECIAL MEETING INFORMATION


         CitNat Special Meeting The Special Meeting of CitNat's stockholders to consider and vote on the Agreement (the "Special Meeting") will be held on August 21, 1996 at 2:00 pm., local time, at The Urbana Country Club, 4761 East Route 36, Urbana, Ohio 43078. Only holders of record of CitNat Common Stock at the close of business on July 8, 1996 (the "Record Date") will be entitled to vote at the Special Meeting. At the Record Date, there were outstanding and entitled to vote 390,119 shares of CitNat Common Stock.


         For additional information relating to the CitNat Special Meeting, see "SPECIAL MEETING INFORMATION."

VOTE REQUIRED

         CitNat. Approval of the Agreement by the CitNat stockholders requires the affirmative vote, in person or by proxy, of the holders of record of at least a majority of the outstanding shares of CitNat Common Stock. As of the Record Date there were 390,119 shares of CitNat Common Stock outstanding and therefore a vote of at least 195,060 shares is required to adopt the Agreement. In addition, approval of the proposed acquisition of a controlling interest in CitNat by Security under the provisions of the Acquisition Act requires the affirmative vote of 195,060 shares which represents a majority of the shares entitled to vote in the election of directors and 163,699 shares in connection with the vote which excludes interested shares, as defined by the Acquisition Act. Each share of CitNat Common Stock is entitled to one vote.

         As of the Record Date, directors and executive officers of CitNat and their affiliates owned beneficially approximately 16.16% of the shares of CitNat Common Stock outstanding on such date.

         As of the Record Date, directors and executive officers of Security and their affiliates did not own, beneficially, any shares of CitNat Common Stock.

         Security. Adoption of the Agreement and approval of the issuance of Security Common Stock in the Merger by Security stockholders is not required.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         The respective Boards of Directors of CitNat and Security have each unanimously approved the Agreement. The Board of Directors of Security has also authorized the issuance of a sufficient number of shares of Security Common Stock in the Merger. Each Board believes that the Merger is in the best interests of the stockholders and optionholders of its respective company. THE BOARD OF DIRECTORS OF CITNAT UNANIMOUSLY RECOMMENDS A VOTE FOR THE AGREEMENT. See "PROPOSED MERGER--Reasons for the Merger; Recommendations of the CitNat Board of Directors," for a discussion of the factors considered by the respective Boards in reaching their decisions to approve the Merger Agreement and the transactions contemplated thereby.

OPINION OF FINANCIAL ADVISOR

         CitNat's financial advisor, Professional Bank Services ("PBS"), has rendered its opinion to the Board of Directors of CitNat to the effect that the consideration to be received by the stockholders of CitNat upon consummation of the CitNat Merger is fair and equitable, from a financial perspective, to the holders of CitNat Common Stock. The opinion of PBS, which is attached as Appendix B to this Proxy Statement-Prospectus, sets forth the assumptions made, the information analyzed, and the limitations on the review undertaken in rendering such opinion. See "PROPOSED MERGER--Opinion of CitNat's Financial Advisor."

EFFECT ON CITNAT STOCKHOLDERS AND OPTIONHOLDERS

         Each outstanding shares of CitNat Common Stock and each outstanding option to purchase CitNat Common Stock on the effective date of the Merger will be converted in the Merger into shares of Security Common Stock as provided for in the Agreement, see "PROPOSED MERGER -- Terms of the Merger." Thereafter, the rights of CitNat stockholders will be governed by Ohio law and the Articles of Incorporation, as amended, and Bylaws of Security. See "COMPARISON OF STOCKHOLDER RIGHTS."

DISSENTERS' RIGHTS

         Pursuant to Ohio Law, stockholders of CitNat have appraisal rights and can demand to be paid the fair cash value of their shares of CitNat Common Stock if they comply with the procedures of Section 1701.85 of the Ohio General Corporation Law (OGCL). The full text of Section 1701.85 of the OGCL is attached to this Proxy Statement as Appendix C. See "PROPOSED MERGER--Dissenters' Rights." Optionholders have no right to dissent and appraisal.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is expected to qualify for federal income tax purposes as a tax-free or tax-deferred reorganization. It is a condition to consummation of the Merger that Security and CitNat each receive an opinion of counsel that the Merger will qualify as a tax-free or tax-deferred reorganization. Werner & Blank Co., L.P.A. special counsel to Security has issued such opinion for the benefit of Security, CitNat and their respective stockholders. Such opinion will not be binding on the Internal Revenue Service.

         Stockholders of CitNat will generally recognize no gain or loss for federal income tax purposes on the exchange of their CitNat Common Stock for Security Common Stock except to the extent they receive cash as a result of the exercise of their statutory rights to dissent to the Merger and cash received in exchange for any fractional share interest resulting from the Exchange Ratio. See "PROPOSED MERGER - Certain Federal Income Tax Consequences."


         CitNat optionholders will experience taxable ordinary income for federal income tax purposes on the exchange of Security Common Stock for CitNat options.


         CITNAT STOCKHOLDERS SHOULD READ CAREFULLY THE DISCUSSION SET FORTH UNDER "PROPOSED MERGER - CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, AND LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

         CITNAT OPTIONHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, AND LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT

         Security anticipates that the Merger will be accounted for as a pooling of interests. See "PROPOSED MERGER - Accounting Treatment."

EFFECTIVE TIME OF THE MERGER

         The Agreement provides that the Merger will take place not later than the first business day of the first or second calendar month after receipt of the following approvals relating to the Merger (depending upon when such approvals are received and waiting periods expire): (i) by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the expiration of any required waiting periods following regulatory approval and
(ii) by the stockholders of CitNat, unless another time is agreed upon in writing by the parties. Although there can be no assurance, the Merger is expected to be consummated during the later part of the third quarter or early part of the fourth quarter of 1996.

CONDITIONS TO THE MERGER; REGULATORY APPROVAL

         The Merger is conditioned upon approval by the stockholders of CitNat, the receipt of all required regulatory approvals and upon satisfaction of other terms and conditions, including receipt of assurance that the Merger will constitute tax-free or tax-deferred reorganization and qualify as a pooling of interests for accounting purposes. See "PROPOSED MERGER-Conditions to the Merger."

         Security prepared applications and submitted them for filing with the Federal Reserve Board under the provisions of the Federal Bank Holding Company Act on April 18, 1996. The application was accepted for filing on May 2, 1996. On May 30, 1996, the Federal Reserve Board approved the application. See "PROPOSED MERGER - Regulatory Approval."

DIVIDENDS

         Under the Agreement, CitNat is allowed to declare a semi-annual cash dividend at the rate of $0.45 in July of 1996. The Agreement also provides that CitNat may pay an additional cash dividend in the amount of $0.45 if the Merger has not consummated prior to the record date for Security's normal cash dividend paid in December of each year. See "PROPOSED MERGER -Dividends."

TERMINATION, AMENDMENT AND WAIVER

         The Merger may be terminated, among other reasons, (i) by mutual consent of the Boards of Directors of Security and CitNat at any time before the Merger takes place, or (ii) by either Security or CitNat if (a) the Merger has not taken place by December 31, 1996, (b) Security does not receive all required regulatory approvals relating to the Merger, (c) any suit, action or proceeding is pending or overtly threatened seeking to prevent or inhibit the Merger, (d) if any warranty or representation made by the other party is discovered to have been untrue in any material respect, or (e) the other party commits one or more material breaches of the Agreement. See "PROPOSED MERGER - Termination, Amendment and Waiver."

         Security and CitNat may amend, modify or waive certain terms and conditions of the Agreement. See "PROPOSED MERGER - Termination, Amendment and Waiver."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In the Agreement, Security has agreed to cause James R. Wilson, Chief Executive Officer and a Director of CitNat, to be appointed and elected as a Director of Security.

         Security has also agreed to assume and maintain the nonqualified deferred compensation plan of CitNat maintained for the benefit of Mr. Wilson. (See "PROPOSED MERGER--Interest of Certain Persons in the Merger.")

         CitNat Optionholders are, pursuant to the terms of the Agreement, entitled to recieve shares of Security Common Stock at the rate of .7791283 shares of Security Common Stock for each option held by them to purchase one share of CitNat Common Stock. All Optionholders have agreed to extinguish their options to purchase CitNat Common Stock in exchange for Shares of Security Common Stock as provided for in the Agreement. The exchange ratio of Security Common Stock for options to purchase CitNat Common Stock was determined by reference to the market value of the Exchange Ratio less the option price.

RESALES OF SECURITY COMMON STOCK BY AFFILIATES

         No restrictions on the sale or transfer of the shares of Security Common Stock issued pursuant to the Merger will be imposed solely as a result of the Merger, other than restrictions on the transfer of such shares issued to any CitNat stockholder who may be deemed to be an "affiliate" of CitNat for purposes of Rule 145 under the Securities Act. Directors, executive officers and 10% stockholders are generally deemed to be affiliates for purposes of Rule 145.

         Resales of Security Common Stock issued to "affiliates" of CitNat have not been registered under applicable securities laws in connection with the Merger. Such shares may only be sold (a) under a separate registration by the affiliates for distribution (which Security has not agreed to provide), (b) pursuant to Rule 145 under the Securities Act, or (c) pursuant to another exemption from registration requirements under the Securities Act. For Security to be able to account for the Merger as a pooling of interests, pursuant to Commission requirements, certain additional restrictions will be placed on affiliates of CitNat with respect to dispositions of Security Common Stock and CitNat Common Stock during the period beginning 30 days before the Merger and ending when the results for 30 days of post-merger combined operations have been published.

MARKETS AND MARKET PRICES

CitNat

         CitNat's Common Stock is not traded on any exchange nor in the over the counter market. There are infrequent and sporadic transactions in CitNat Common Stock. The last trade of which management of CitNat is aware took place on January 20, 1996 involving 390 shares at a transaction price of $45 per shares.

Security Markets and Market Prices and Equivalent Per Share Data

         Shares of Security Common Stock are not traded on any exchange. There are infrequent and sporadic transactions in Security Common Stock. Several regional brokerage firms do handle requests to conduct transactions in Security Common Stock. These brokers are not market makers. The following table sets forth the last reported sale price per share of Security Common Stock on the dates indicated.

         The equivalent per share price of CitNat Common Stock at each specified date represents the last reported sale price per share of Security Common Stock on such date multiplied by the Exchange Ratio of 2.1842437 shares of Security for each share of CitNat.

- ----------------------------------------------------------------------------------------------------
                                                                 Equivalent Per Share Information
                                                                 --------------------------------
                                            Security                          CitNat
       Market Value Per Share At:          Common Stock                     Common Stock
       --------------------------          ------------                     ------------
                                            Per Share ($)                     Equivalent
                                            -------------                     ----------
                                                                            Per share ($)
                                                                            -------------
       March 31, 1993                         20.50                            44.78
       June 30, 1993                          21.25                            46.42
       September 30, 1993                     21.50                            46.96
       December 31, 1993                      22.00                            48.05
       March 31, 1994                         22.00                            48.05
       June 30, 1994                          22.88                            49.98
       September 30, 1994                     23.00                            50.24
       December 31, 1994                      24.00                            52.42
       March 31, 1995                         25.38                            55.44
       June 30, 1995                          26.25                            57.34
       September 30, 1995                     27.25                            59.52
       December 31, 1995                      28.50                            62.25
       March 31, 1996                         31.00                            67.71
- ----------------------------------------------------------------------------------------------------

         On March 14, 1996, the date immediately preceding the public announcement of the Merger, the reported last sales price of Security Common Stock was $30.75 per share. There were no reported sales of CitNat Common Stock on that date. No assurance can be given as to the market price of Security Common Stock or CitNat Common Stock at or, in the case of Security Common Stock, after the Effective Time of the Merger.

         On March 14, 1996 there were approximately 1,205 holders of record of Security Common Stock and 344 holders of record of CitNat Common Stock.

PENDING ACQUISITIONS

         On April 22, 1996, Security executed a definitive Agreement and Plan of Reorganization with Third Financial Corp., Piqua, Ohio ("Third" and the "Third Agreement"). Pursuant to the terms of the Third Agreement, stockholders of Third will exchange all of the outstanding shares of Third Common Stock on the effective date of the acquisition of Third by Security (the "Third Merger") for $40,050,000, in cash, in the aggregate, subject to adjustment. Third is a Delaware corporation and is a savings and loan holding company which owns as its principal asset all of the outstanding capital stock of Third Savings and Loan Association, Piqua, Ohio. The Third Merger will be accounted for as a purchase under the provisions of Accounting Principles Bulletin 16 and is expected to be completed in the fourth quarter of 1996.

SELECTED FINANCIAL DATA

         The following unaudited tables present selected historical financial information and selected pro forma combined financial information for Security and CitNat. This information should be read in conjunction with the historical and pro forma financial statements and notes thereto included elsewhere in or incorporated by reference to this Prospectus-Proxy Statement. The pro forma combined financial information gives effect to the Merger. The pro forma combined financial information may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be attained in the future. The pro forma combined financial information has been prepared on the assumption that the Merger will be accounted for under the pooling of interests method of accounting and also sets forth information regarding the Third Merger.

                             SELECTED FINANCIAL DATA
                                   HISTORICAL
                            SECURITY BANC CORPORATION
                                 (IN THOUSANDS)

                                                            YEAR ENDED DECEMBER 31,                       3 MONTHS ENDED
                                              1991        1992        1993        1994        1995     3/31/95     3/31/96
                                              ----        ----        ----        ----        ----     -------     -------
SECURITY BANC CORPORATION
(Historical)
Income Statement Data:
   Net Interest Income                     $16,894     $20,605     $22,105     $23,882     $25,551     $6,097      $6,125
   Provision for Loan Losses                   700       1,100         900         800         800        200         200
   Noninterest Income                        3,297       3,283       3,588       4,161       4,328      1,008       1,080
   Invest Sec Gains                          1,552         554         714         316          10          0         358
   Noninterest Expense                      11,056      11,715      12,848      13,234      13,488      3,337       3,360
   Provision for Income Tax                  1,889       2,707       3,094       4,021       4,519        996       1,157
                                             -----       -----       -----       -----       -----        ----      -----
   Net Income                                8,098       8,920       9,565      10,304      11,082      2,572       2,846
Balance Sheet Data (period end):
   Assets                                 $447,330    $465,191    $502,424    $520,981    $535,975   $510,519    $542,012
   Deposits                                369,879     389,671     419,682     426,767     436,256    420,531     437,328
   Loans, Net                              237,963     259,333     276,404     310,505     310,834    314,270     314,366
   Long-term Debt                                0           0           0           0           0          0           0
   Shareholders' Equity                     44,678      51,077      57,925      64,196      72,786     66,595      74,147
Capital Ratios:
   Equity to Assets Ratio                    9.99%      10.98%      11.53%      12.32%      13.58%     13.04%      13.68%
   Tier 1 Risk-based Capital Ratio          16.98%      18.59%      20.12%      19.69%      20.91%     20.16%      21.56%
   Total Risk-based Capital Ratio           18.08%      19.70%      21.23%      20.77%      21.99%     21.28%      22.67%
Other Ratio:
   Allowance for Loan Losses to
    Underperforming Loans                   97.13%     198.81%     138.80%     112.46%      90.14%     83.82%      58.57%

Allowance for Loan Losses                   $2,779      $3,010      $3,162      $3,546      $3,741     $3,715      $3,828
*Underperforming Loans                       2,861       1,514       2,278        3153       4,150      4,432       6,535


                *Loans past due 90 days plus loans on nonaccrual

                             SELECTED FINANCIAL DATA
                                   HISTORICAL
                              CITNAT BANCORP, INC.
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,                 3 MONTHS ENDED
                                              1991        1992        1993       1994        1995      3/31/95    3/31/96
                                              ----        ----        ----       ----        ----      -------    -------
CITNAT BANCORP, INC.
(Historical)
Income Statement Data:

   Net Interest Income                       $4,643     $5,011      $5,391      $5,866      $6,152      $1,552     $1,555
   Provision for Loan Losses                    151         99         150          44         150          38         38
   Noninterest Income                           776        765         849         878         872         204        271
   Invest Sec Gains                               0          1           3           0           0           0          0
   Noninterest Expense                        3,769      4,000       4,282       4,646       4,591       1,186      1,186
   Provision for Income Taxes                   440        467         511         582         658         152        176
                                                ----       ----        ---         ---         ----        ---        ---
   Net Income                                 1,059      1,211       1,300       1,472       1,625         380        426
Balance Sheet Data (period end):
   Assets                                  $111,729   $122,679    $129,352    $126,731    $140,131    $130,075   $135,031
   Deposits                                  95,192    108,174     113,458     109,131     119,588     111,607    114,688
   Loans, Net                                52,330     58,386      68,657      79,391      80,400      80,270     78,622
   Long-term Debt                                 0          0           0           0           0           0          0
   Shareholders' Equity                      12,350     12,941      14,381      15,306      17,451      15,990     17,704
Capital Ratios:
   Equity to Assets Ratio                    11.05%     10.55%      11.12%      12.08%      12.45%      12.29%     13.11%
   Tier 1 Risk-based Capital Ratio           20.61%     20.55%      19.99%      19.98%      20.91%      19.72%     22.23%
   Total Risk-based Capital Ratio            21.87%     21.81%      21.25%      21.24%      22.17%      20.98%     23.50%
Other Ratio:
   Allowance for Loan Losses to
    Underperforming Loans                  1736.11%   5652.17%     595.05%   25916.67%     450.56%     200.88%    815.20%

Allowance for Loan Losses                    $1,250     $1,300      $1,202      $1,555      $1,595      $1,591     $1,663
Underperforming Loans                            72         23         202           6         354         792        204

                             SELECTED FINANCIAL DATA
                                   HISTORICAL
                           THIRD FINANCIAL CORPORATION
                                 (IN THOUSANDS)

                                                                                                     ADJUSTED FOR CALENDAR YEAR
                                                           *YEAR ENDED SEPTEMBER 30,                3 MONTHS ENDED   12 MONTHS ENDED
                                             1991      1992       1993        1994       1995     3/31/95    3/31/96     12/31/95
                                             ----      ----       ----        ----       ----     -------    -------     --------
THIRD FINANCIAL CORPORATION
(Historical)
Income Statement Data:
   Net Interest Income                     $4,339    $5,303     $6,101      $6,277     $6,258      $1,475     $1,680      $6,366
   Provision for Loan Losses                1,098     1,365        179        (309)       (75)        (15)         0         (51)
   Noninterest Income                         676       357        462         436        461         106        173         505
   Noninterest Expense                      2,861     2,864      3,460       3,731      3,725         873      1,071       3,679
   Provision for Income Taxes                 430       735        950       1,119      1,044         240        266       1,132
   Change in Acct Principle **                  0         0          0         600          0           0          0           0
                                                -         -          -         ----         --          -          -           -
   Net Income                                 626       696      1,974       2,772      2,025         483        516       2,111
Balance Sheet Data (period end):
   Assets                                $121,364  $127,009   $136,469    $143,940   $153,080    $147,225   $155,687    $156,981
   Deposits                               104,816   111,952    107,806     106,054    110,510     108,540    114,506     111,245
   Loans, Net                              98,783    93,687     97,393     116,935    125,268     122,002    126,192     127,513
   Long-term Debt                               0     2,530      2,199       8,171      9,653       9,071      7,018       7,076
   Shareholders' Equity ***                11,262    11,958     24,377      25,627     27,265      26,313     28,257      27,821
Capital Ratios:
   Equity to Assets Ratio                   9.16%     9.35%     13.79%      18.08%     17.81%      17.87%     18.15%      17.72%
   Tier 1 Risk-based Capital Ratio            n/a       n/a        n/a      19.20%     17.40%      19.20%     18.48%      17.47%
   Total Risk-based Capital Ratio          14.60%    15.80%     21.50%      20.50%     18.50%      20.40%     19.60%      18.60%
Other Ratio:
   Allowance for Loan Losses to
    Underperforming Loans                  31.08%   144.35%     60.48%      88.46%    252.53%     330.73%     66.78%     304.80%
Allowance for Loan Losses                    $959    $2,044     $1,664      $1,227     $1,197      $1,227     $1,182      $1,207
Underperforming Loans                       3,086     1,416      2,751       1,387        474         371      1,770         396


  *Financial Information as of September 30

 **1994 statements reflect the cumulative effect of adopting SFAS No. 109, Accounting for Income Taxes

***On March 25, 1993 Third completed a conversion from a mutual to stock form of ownership, resulting in raising net capital proceeds of $11.8 million

                             SELECTED FINANCIAL DATA
                               PRO FORMA COMBINED
                SECURITY BANC CORPORATION AND CITNAT BANCORP, INC
                                 (IN THOUSANDS)

                                                                          YEAR ENDED DECEMBER 31,                3 MONTHS ENDED
                                                      1991        1992       1993        1994        1995     3/31/95      3/31/96
                                                      ----        ----       ----        ----        ----     -------      -------
SECURITY BANC CORPORATION
   AND CITNAT BANCORP, INC. (Pro Forma Combined)
Income Statement Data:
   Net Interest Income                              $21,537     $25,616    $27,496     $29,748     $31,703      $7,649     $7,680
   Provision for Loan Losses                            851       1,199      1,050         844         950         238        238
   Noninterest Income                                 4,073       4,048      4,437       5,039       5,200       1,212      1,351
   Invest Sec Gains                                   1,552         555        717         316          10           0        358
   Noninterest Expense                               14,825      15,715     17,130      17,880      18,079       4,523      4,546
   Provision for Income Tax                           2,329       3,174      3,605       4,603       5,177       1,148      1,333
   Change in Acct Principle                               0           0          0           0           0           0          0
                                                          --          --         --          --          --          --         -
   Net Income                                         9,157      10,131     10,865      11,776      12,707       2,952      3,272
Balance Sheet Data (period end):
   Assets                                          $559,059    $587,870   $631,776    $647,712    $676,106    $640,594   $677,043
   Deposits                                         465,071     497,845    533,140     535,898     555,844     532,138    552,016
   Loans, Net                                       290,293     317,719    345,061     389,896     391,234     394,540    392,988
   Long-term Debt                                         0           0          0           0           0           0          0
   Shareholders' Equity                              57,028      64,018     72,306      79,502      90,237      82,585     91,851
Capital Ratios:
   Equity to Assets Ratio                            10.20%      10.89%     11.44%      12.27%      13.35%      12.89%     13.57%
   Tier 1 Risk-based Capital Ratio                   17.71%      19.00%     20.09%      19.75%      20.91%      20.07%     21.69%
   Total Risk-based Capital Ratio                    18.84%      20.14%     21.23%      20.86%      22.03%      21.22%     22.84%
Other Ratio:
   Allowance for Loan Losses to
    Underperforming Loans                           137.37%     280.42%    175.97%     161.48%     118.47%     101.57%     81.48%

Allowance for Loan Losses                            $4,029      $4,310     $4,364      $5,101      $5,336      $5,306     $5,491
Underperforming Loans                                 2,933       1,537      2,480       3,159       4,504       5,224      6,739

                             SELECTED FINANCIAL DATA
                               PRO FORMA COMBINED
    SECURITY BANC CORPORATION, CITNAT BANCORP, INC. AND THIRD FINANCIAL CORP.
                                 (IN THOUSANDS)


SECURITY BANC CORPORATION                            YEAR ENDED             3 MONTHS ENDED
   CITNAT BANCORP, INC. AND THIRD                DECEMBER 31, 1995          MARCH 31, 1996
   FINANCIAL CORP. (Pro Forma Combined)
   Net Interest Income                                $35,066                    $8,609
   Provision for Loan Losses                              899                       238
   Noninterest Income                                   5,705                     1,524
   Invest Sec Gains                                        10                       358
   Noninterest Expense                                 22,333                     5,761
   Provision for Income Tax                             5,288                     1,344
   Change in Acct Principle                                 0                         0
                                                           --                        -
   Net Income                                          12,261                     3,149
Balance Sheet Data (period end):
   Assets                                             835,266                   834,472
   Deposits                                          $667,089                  $666,522
   Loans, Net                                         518,747                   519,180
   Long-term Debt                                      37,076                    37,018
   Shareholders' Equity                                90,237                    91,851
Capital Ratios:
   Equity to Assets Ratio                              10.80%                    11.01%
   Tier 1 Risk-based Capital Ratio                     14.94%                    15.58%
   Total Risk-based Capital Ratio                      15.96%                    16.65%
Other Ratio:
   Allowance for Loan Losses to
    Underperforming Loans                             133.53%                    78.42%

Allowance for Loan Losses                              $6,543                    $6,673
Underperforming Loans                                   4,900                     8,509

COMPARATIVE PER SHARE DATA

         The following unaudited table sets forth certain unaudited historical and pro forma combined per common share information for Security, and certain historical and equivalent pro forma combined per common share information for CitNat. The data is derived from financial statements of Security and CitNat incorporated by reference or included elsewhere in this Prospectus and Proxy Statement. The pro forma combined per share information for Security and the equivalent pro forma combined per share information for CitNat are stated as if CitNat had always been affiliated with Security, giving effect to the proposed transaction under the pooling of interests method of accounting and assume a conversion ratio of Security Common Stock for CitNat Common Stock of 2.1842437:1 and CitNat Options for Security Common Stock at the rate of .7791283:1. In addition to the historical information presented for Third, information prepared by Security is presented on a pro forma basis for the most recent period presented reflecting the effect of the acquisition of Third and the accounting of such as a purchase. The information presented below has been restated to reflect stock dividends and stock splits.

                             SELECTED FINANCIAL DATA
                                 PER SHARE DATA
                            HISTORICAL FINANCIAL DATA

                                                                    YEAR ENDED DECEMBER 31,             3 MONTHS ENDED
                                                       1991      1992     1993      1994     1995    3/31/95    3/31/96
                                                       ----      ----     ----      ----     ----    -------    -------
HISTORICAL PER SHARE DATA
Security Banc Corporation (Security)
   Net Income per Common Share                        $1.62     $1.78    $1.89     $2.03    $2.17     $0.51      $0.56
   Cash Dividends Paid per Common Share                0.49      0.54     0.60      0.66     0.73      0.17       0.19
   Book Value per Common Share (at period              8.92     10.16    11.43     12.59    14.25     13.05      14.52
      end)

*CitNat Bancorp, Inc. (CitNat)
   Net Income per Common Share                        $2.70     $3.16    $3.38     $3.71    $4.08     $0.95      $1.07
   Cash Dividends Paid per Common Share                0.64      0.73     0.73        *0       *0      0.00       0.00
   Book Value per Common Share (at period             34.40     37.05    38.06     39.74    44.69     41.51      45.38
      end)

**Third Financial Corporation (Third)
   Net Income per Common Share***                       N/A       N/A    $0.88     $2.21    $1.71     $0.41      $0.43
   Cash Dividends Paid per Common Share                 N/A       N/A    0.075      0.39    0.515     0.125       0.17
   Book Value per Common Share (at period               N/A       N/A    19.25     22.17    24.13     23.26      24.88
      end)


  *1% stock dividend paid in June and December in lieu of cash dividends.
   Fractional shares paid in cash.

 **Third's year ended data as of September 30

***1993 results are for the period beginning with 3/25/93, the date of conversion and ending 9/30/93. 1994 results include the cumulative effect of adopting SFAS No. 109, Accounting for Income Taxes of $600 M.

                             SELECTED FINANCIAL DATA
                                 PER SHARE DATA
                         PRO FORMA FINANCIAL INFORMATION


                                                                     YEAR ENDED DECEMBER 31,           3 MONTHS ENDED
Pro Forma Combined, Security and CitNat per              1991     1992    1993      1994     1995    3/31/95   3/31/96
                                                         ----     ----    ----      ----     ----    -------   -------
   Security Share
   Net Income per Common Share                          $1.55    $1.71   $1.82     $1.96    $2.11     $0.49     $0.54
   Cash Dividends Paid per Common Share                  0.49     0.54    0.60      0.66     0.73      0.17      0.19
   Book Value per Common Share (at period end)           9.64    10.78   12.10     13.23    15.00     13.74     15.27

*Equivalent Pro Forma Combined, Security, and
   CitNat per CitNat Share
   Net Income per Common Share                          $3.59    $4.06   $4.30     $4.49    $4.81     $1.12     $1.24
   Cash Dividends Paid per Common Share                  1.13     1.28    1.42      1.51     1.66      0.39      0.43
   Book Value per Common Share (at period end)          24.38    28.03   29.07     31.19    34.89     32.39     35.54

**Pro Forma Combined, Security, CitNat and Third
   per Security Share
   Net Income per Common Share                           N.A.     N.A.    N.A.      N.A.    $2.04      N.A.     $0.52
   Cash Dividends Paid per Common Share                  N.A.     N.A.    N.A.      N.A.     0.73      N.A.      0.19
   Book Value per Common Share (at period end)           N.A.     N.A.    N.A.      N.A.    15.00      N.A.     15.27


 *All pro forma per share figures are based upon the issuance of 908,072 shares in connection with the CitNat merger.

**The acquisition of Third is accounted for as a purchase. Presentation of prior periods is not required.

                               MEETING INFORMATION

GENERAL

          This Proxy Statement-Prospectus is being furnished to holders of CitNat Common Stock in connection with the solicitation of proxies by the Board of Directors of CitNat for use at the Special Meeting to consider and vote upon the adoption of the Agreement and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Each copy of this Proxy Statement-Prospectus mailed to the holders of CitNat Common Stock is accompanied by a form of Proxy for use at the Special Meeting.


         This Proxy Statement-Prospectus is also furnished by Security to CitNat stockholders as a Prospectus in connection with the issuance by Security of shares of Security Common Stock upon consummation of the Merger in accordance with the Agreement. This Proxy Statement-Prospectus, the attached Notice, and the form of Proxy enclosed herewith are first being mailed to stockholders of CitNat on or about July 23, 1996.

DATE, PLACE AND TIME

         The CitNat Special Meeting: The Special Meeting will be held at The Urbana Country Club, 4761 East Route 36, Urbana, Ohio 43078, at 2:00 PM on August 21, 1996.

RECORD DATE

         CitNat. The Board of Directors of CitNat has fixed the close of business on July 8, 1996, as the Record Date for the determination of the holders of CitNat Common Stock entitled to receive notice of and to vote at the Special Meeting.


VOTES REQUIRED

         CitNat. As of the Record Date, there were 390,119 shares of CitNat Common Stock outstanding. Holders of CitNat Common Stock are entitled to one vote per share. Under applicable provisions of Ohio Law and the Amended and Restated Articles of Incorporation of CitNat, the affirmative vote of at least a majority of the outstanding shares of CitNat Common Stock is required to approve the Agreement. In addition, approval of the proposed acquisition of a controlling interest in CitNat by Security under the provisions of the Acquisition Act requires the affirmative vote of 195,060 shares which represents a majority of the shares entitled to vote in the election of directors and 163,699 shares in connection with the vote which excludes interested shares, as defined by the Acquisition Act. Each share of CitNat Common Stock is entitled to one vote.

         As of the Record Date, directors and executive officers of CitNat and their affiliates owned beneficially an aggregate of 63,122 shares of CitNat Common Stock or approximately 16.16% of the shares of CitNat Common Stock outstanding on such date. As of the Record Date, directors and executive officers of CitNat beneficially owned less than 1% of Security Common Stock.

         As of the Record Date, there were options outstanding to purchase 71,820 shares of CitNat Common Stock. These options are held by executive officers and directors of CitNat and were granted to them under the terms of CitNat's Incentive Stock Option Plan. Optionholders have agreed that they will not exercise their options for shares of CitNat Common Stock prior to the effective time of the Merger. Pursuant to the terms of the Agreement each option to purchase one share of CitNat Common Stock which is outstanding at the effective time of the Merger will be converted into the right to receive
 .7791283 share of Security Common Stock.

VOTING AND REVOCATION OF PROXIES

         Shares of CitNat Common Stock represented by a proxy properly signed and received on or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF CITNAT COMMON STOCK REPRESENTED BY SUCH A PROXY WILL BE VOTED FOR THE AGREEMENT. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with the Secretary for CitNat prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meetings will not in and of itself constitute a revocation of a proxy.

         The Board of Directors of CitNat is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters properly come before the Special Meeting, or any adjournments or postponements thereof, the person(s) appointed as proxies will have discretion to vote or act thereon according to their best judgment.

         Ohio law affords dissenters' rights to holders of CitNat Common Stock in connection with the Merger. For additional information regarding dissenters' rights see "PROPOSED MERGER -Dissenters' Rights".

SOLICITATION OF PROXIES

         In addition to solicitation by mail, directors, officers and employees of CitNat who will not be specifically compensated for such services, may solicit proxies from the stockholders of CitNat personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for the reasonable expenses incurred in doing so.

         It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. CitNat reserves the right to do so should it conclude that such efforts are needed. CitNat will bear its own expenses in connection with the solicitation of proxies for its Special Meeting. See "PROPOSED MERGER -- Expenses."

 HOLDERS OF CITNAT COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO CITNAT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                 PROPOSED MERGER

         This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit A to this Proxy Statement-Prospectus and is incorporated herein by reference.

BACKGROUND AND REASONS FOR THE MERGER

         CitNat. On December 28, 1995, the management of CitNat met to discuss an indication of interest received from Security with respect to a possible merger transaction (the "Merger"). At that time the the Board of Directors authorized CitNat's management to pursue preliminary discussions with Security with a view to obtaining information regarding the Merger

         In February of 1996 the Board of Directors of CitNat engaged Professional Bank Services, Louisville, Kentucky, ("PBS") as their financial advisor to provide an opinion to CitNat as to the fairness of the transaction to the stockholders of CitNat from a financial standpoint, and also to conduct a due diligence review of Security. During the following weeks, CitNat and Security and their respective financial and legal advisors engaged intermittently in negotiations concerning the terms of the Merger and each of Security and CitNat performed due diligence reviews of the other.

         On February 20, 1996, CitNat's Board of Directors met to consider the proposed terms of the Merger. This Meeting included a presentation by PBS and CitNat's legal advisor, which included summaries of financial and valuation analyses, the terms of the proposed acquisition, regulatory and accounting matters, the due diligence findings of CitNat's management and advisors, and PBS's oral opinion relating to the fairness of the Merger to the stockholders of CitNat from a financial perspective. At the conclusion of this meeting, the Board of Directors of CitNat authorized CitNat's management to continue to negotiate the terms of a definitive agreement with Security.


         On March 12, 1996, CitNat's Board of Directors again met with PBS and CitNat's legal advisors to discuss and review the proposed terms of the Merger. At the Special Meeting PBS presented and discussed its written Fairness Opinion with the Board of Directors.

         On March 13, 1996, CitNat's Board of Directors unanimously approved the Merger in an action in writing without a meeting based upon the following factors: (1) PBS's opinion that the terms of the Merger are fair to the stockholders of CitNat from a financial perspective; (2) the overall financial terms of the Merger; (3) Security's representations with respect to the operation of CitNat and Citizens Bank after the Merger; (4) the short-term and long-term prospects of CitNat; (5) current long-term industry developments and trends; (6) competitive factors and (7) considerations concerning the CitNat employees and employees of Citzens Bank.


         Security. The Board of Directors of Security has concluded that the Merger would be in the best interests of Security and its stockholders. Numerous factors were considered by the Board of Directors of Security in approving and recommending the terms of the Merger. These factors included information concerning the financial condition, results of operations, and prospects of Security and CitNat; the capital adequacy of the resulting entity; the composition of the businesses of the two organizations in the rapidly changing banking and financial services industry; the historical and current market prices of each company's stock and of certain other bank holding companies whose securities are publicly traded; the relationship of the consideration to be paid in the Merger to such market prices and to the book value and earnings per share of CitNat and the financial terms of certain other recent business combinations in the banking industry. In addition the Board of Directors considered the advise of its financial advisor, Austin Associates, Inc.

         The Board of Directors of Security believes that combining with CitNat which has established banking operations in Urbana, Ohio is a natural and desirable extension of Security's market area. The Board of Directors of Security also believes that the consolidation of resources by reason of the Merger will enable the resulting organization to provide a wider and improved array of financial services to customers and to achieve added flexibility in dealing with the changing competitive environment in the financial services industry.

RECOMMENDATION OF THE CITNAT BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF CITNAT UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CITNAT VOTE FOR APPROVAL OF THE AGREEMENT.

OPINION OF CITNAT'S FINANCIAL ADVISOR

         Professional Bank Services, Inc. ("PBS") was engaged by CitNat to advise the CitNat Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by Security to CitNat shareholders as set forth in the Agreement. PBS is a bank consulting firm with offices in Louisville, Nashville, Indianapolis, Washington, D.C., and Ocala, Florida. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements. and other transactions. Neither PBS nor any of its affiliates has a material financial interest in CitNat or Security. PBS was selected to advise the CitNat Board of Directors based upon PBS's familiarity with Ohio financial institutions and knowledge of the banking industry as a whole.


         PBS performed certain analyses described herein and discussed the range of values for CitNat resulting from such analyses with the Board of Directors of CitNat in connection with its advice as to the fairness of the consideration to be paid by Security. Based on the results of the various analyses described above, PBS concluded that the consideration to be received by CitNat Shareholders under the Agreement is fair and equitable from a financial perspective to the Shareholders of CitNat.

         As previously stated, the Fairness Opinion of PBS was delivered to the Board of Directors of CitNat on March 12, 1996, at a special meeting of the Board of Directors.

         In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to CitNat and Security. PBS considered certain financial and stock market data of CitNat and Security, compared that data with similar data for certain other publicly-held bank holding companies and considered the financial terms of certain other comparable bank transactions in the states of Ohio, Indiana and Kentucky ("Midwest Region") that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of CitNat or Security.

         As part of preparing the fairness opinion, PBS performed a due diligence review of Security and its affiliate bank, Security National Bank, Springfield, Ohio (the "Bank"). As part of the due diligence, PBS reviewed minutes of Security's and the Bank's Board of Directors meetings; reports filed with the Securities and Exchange Commission by Security on Forms 10-K and 10-Q for the year ending December 31, 1994 and quarter ending September 30, 1995; reports of independent auditors for the years ending December 31, 1994 and 1995; 1994 and 1995 Office of the Comptroller of the Currency ("OCC") and Federal Reserve Reports of Examination; Uniform Bank Performance Reports; investment security holdings; listing of pending litigation provided by independent counsel; analysis and calculation of the allowance for loan and lease losses as of December 31, 1995; and internally identified special assets and related reports as of December 31, 1995.

         PBS also interviewed senior management, external auditors and general counsel of Security regarding operations, performance and the future prospects of Security. PBS compared the historical common stock market activity of selected financial institutions headquartered in Ohio to Security.

         PBS reviewed and analyzed the historical performance of CitNat and its wholly owned subsidiary Citizens National Bank of Urbana, Urbana, Ohio ("Citizens") contained in: audited financial statements dated December 31, 1992, 1993, 1994 and 1995; December 31, 1995 Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation by Citizens; September 30, 1995 Uniform Bank Performance Report of Citizens; historical common stock trading activity of CitNat; and the premises and other fixed assets. PBS reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

         In connection with rendering the Fairness Opinion and preparing its various written and oral presentations to CitNat's Board of Directors, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond CitNat's or Security's control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

         Acquisition Comparison Analysis: In performing this analysis, PBS reviewed bank acquisition transactions in the states of Ohio, Indiana, and Kentucky which encompass the "Midwest Region." There were 138 bank acquisition transactions in the Midwest Region announced since 1989 for which detailed financial information was available. The purpose of the analysis was to obtain an evaluation range based on these regional acquisition transactions. Median multiples of earnings and book value implied by the comparable transactions were utilized in obtaining a range for the acquisition value of CitNat. In addition to reviewing recent Midwest Region bank transactions, PBS performed separate comparable analyses for acquisitions of Midwest Region banks which, like CitNat. had an equity-to-asset ratio greater than 10%, were located in Ohio and had assets between $75.0 and $250.0 million.


         Pro Forma Merger Analysis: PBS compared the historical performance of CitNat to that of Security and other regional bank holding companies. This included, among other things, a comparison of profitability, asset quality and capital adequacy measures. In addition, the contribution of each of CitNat and Security to the income statement and balance sheet of the pro forma combined company was analyzed.

         The effect of the affiliation on the historical and pro forma financial data of CitNat, as well as the projected financial data prepared by PBS, was analyzed. CitNat's historical financial data was compared to pro forma combined historical and projected earnings, book value and dividends per share as well as other measures of profitability, capital adequacy and asset quality.

         The Fairness Opinion is directed only to the question of whether the consideration to be received by CitNat's shareholders under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any CitNat shareholder to vote in favor of the Affiliation. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by CitNat or any of its affiliates.

         Based on the results of the various analyses described above, PBS concluded that the consideration to be received by CitNat shareholders under the Agreement is fair and equitable from a financial perspective to the shareholders of CitNat.

         PBS will receive a fee in the amount of $22,500 for all of its services performed in connection with the Affiliation, including rendering the Fairness Opinion. In addition, CitNat has agreed to indemnify PBS and its directors, officers and employees, from liability in connection with the Affiliation, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interest of CitNat.


         An updated copy of the Fairness Opinion dated July 23, 1996, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Appendix B to this Proxy Statement - Prospectus and should be read in its entirety.


TERMS OF THE MERGER

         At the Effective Time (as defined below), CitNat will merge with Security with the result that Citizens Bank will become a wholly owned subsidiary bank of Security. At the Effective Time, the directors and officers of Citizens Bank serving in such capacity immediately prior to the Effective Time shall continue to be the directors and officers of Citizens Bank. In addition, at the Effective Time, the Agreement provides that one additional person from CitNat will become a member of the Board of Directors of Security. The Board of Directors of Security has determined that such person will be James
R. Wilson, the President, Chief Executive Officer and a director of CitNat.

         At the Effective Time, all of the outstanding shares and options to purchase shares of CitNat Common Stock will be converted into shares of Security Common Stock in accordance with the terms of the Agreement and the Exchange Ratio as defined by the Agreement. The Exchange Ratio provides that each outstanding share of CitNat Common Stock shall be exchanged for and converted into the right to receive 2.1842437 shares of Security

Common Stock and each outstanding option to purchase one share of CitNat Common Stock will be exchanged for and converted into the right to receive .7791283 shares of Security Common Stock as set forth in the Agreement. In the transaction, Security expects to issue 908,072 shares of Security Common Stock in the Merger.

          No fractional shares of Security Common Stock will be issued in the Merger. Rather, each holder of CitNat Common Stock who otherwise would have been entitled to a fraction of a share of Security Common Stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the bid and asked closing price on the effective date of the Merger as reported by J. Wolf & Company, a division of McDonald & Company Securities, Inc.

EFFECTIVE TIME OF THE MERGER

          Subject to satisfaction or waiver of all other conditions contained in the Agreement, the Merger, will become effective on the first business day of the next calendar month after the later to occur of (i) approval of the Agreement by the Federal Reserve Board and (ii) approval of the Merger by the stockholders of CitNat. The Merger will become effective on the first day of the second calendar month following the events specified in (i) and (ii) above if the last of such events occurs after the twentieth of the month. An earlier date may be specified by Security or another time may be agreed upon in writing by the parties. Upon the filing of executed Articles of Merger, with the Secretary of State in Ohio the Merger will become effective at such time as is specified in the Articles of Merger (the "Effective Time"). Subject to the conditions contained in the Agreement, the Effective Time is currently expected to occur during the end of the third quarter or the beginning of the fourth quarter of 1996.

SURRENDER OF CITNAT CERTIFICATES

         As soon as practicable after the Effective Time of the Merger Security is required by the Agreement to mail to each holder of record of CitNat Common Stock a letter of transmittal and instructions for use in surrendering such holder's CitNat Common Stock certificates.

         CITNAT STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM SECURITY.

         Upon surrender to Security of one or more certificates of CitNat Common Stock together with a properly completed letter of transmittal, Security will issue and deliver to the holder of record of CitNat Common Stock, a certificate representing the number of shares of Security Common Stock to which the holder is entitled and, where applicable, a check for the amount representing any fractional share interest.

         All Security Common Stock issued pursuant to the Agreement will be issued as of the Effective Time. No dividends or other distributions declared with respect to Security Common Stock payable to former holders of CitNat Common Stock, pursuant to the Merger and payable to the holders thereof after the Effective Time shall be paid until such holder surrenders such holder's CitNat Common Stock certificates. Subject to the effect of applicable laws, after the surrender and exchange of such certificates, the holder of certificates for shares of Security Common Stock into which the shares of CitNat Common Stock shall have been converted shall be entitled to receive any dividends or other distributions, but without any interest, which previously became payable by Security with respect to the shares of CitNat Common Stock represented by such certificate or certificates.

         In the case of any lost, stolen or destroyed CitNat Common Stock certificate, Security will issue a new certificate representing shares of Security Common Stock and a check for the cash into which a fractional share of CitNat Common Stock shall have been converted only if Security receives: (i) evidence to the reasonable satisfaction of Security that such certificate has been lost, wrongfully taken or destroyed, (ii) such indemnity agreement as reasonably may be requested by Security to save it harmless, and (iii) evidence satisfactory to it of ownership of CitNat Common Stock for which the certificate has been lost, wrongfully taken or destroyed.

         After the Effective Time, there will be no further registration of transfers on the stock transfer books of Security of shares of CitNat Common Stock. Shares of CitNat Common Stock presented to Security for transfer after the Effective Time will be canceled and exchanged for certificates representing shares of Security Common Stock and cash in lieu of any fractional share interest as provided in the Agreement.

CONDITIONS TO THE MERGER

         The CitNat Merger will occur only if the Agreement is adopted by the requisite vote of the stockholders of CitNat and the acquisition of a controlling interest in CitNat is approved by the stockholders of CitNat as required by the Acquisition Act. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived to the extent waiver is permitted by applicable law. Such conditions include, but are not limited to, the following: (i) the receipt of all necessary regulatory approvals, including the approval of the Federal Reserve Board; (ii) the effectiveness of the Registration Statement registering the shares of Security to be issued in the Merger, and the absence of a stop order suspending such effectiveness or proceedings seeking a stop order; (iii) the absence of a temporary restraining order, injunction or other order of any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger; (iv) the continued accuracy of representations and warranties by CitNat and Security regarding, among other things, the organization of the parties, financial statements, capitalization, pending and threatened litigation, enforceability of the Agreement and compliance with law and tax matters; (v) the performance by CitNat and Security in all material respects of each of the obligations required to be performed by them under the Agreement; (vi) the receipt by CitNat and Security and the continuing effectiveness of opinion of counsel as to certain federal income tax consequences of the respective Merger; (vii) the receipt of all consents or approvals from third parties required under agreements for consummation of the Merger other than those agreements for which failure to obtain such consents or approval would not have a material adverse effect on CitNat; (viii) that no event shall have occurred, which, in the reasonable opinion of Security and its auditors, would prevent the Merger from being accounted for as a pooling of interests; (ix) the absence of any material adverse change since December 31, 1995, in the financial condition, results of operation or business of CitNat and Security in each case, together with their respective subsidiaries taken as a whole; (x) the absence of any material action, suit or proceeding commenced against CitNat and Security with respect to the Merger seeking to restrain, enjoin, prevent, change or rescind the transaction contemplated by the Agreements or questioning the validity or legality of any such transaction; (xi) the receipt by CitNat and Security of opinions of counsel as provided in the Agreement; (xii) the receipt by CitNat of an opinion, from its financial advisor, dated within two days of the Proxy Statement-Prospectus, that the Merger is fair to the holders of CitNat Common Stock from a financial point of view; and (xiii) that not more than ten percent of the voting power of the issued and outstanding shares of CitNat Common Stock shall have taken steps, at the time the Merger shall become effective, to perfect their rights as dissenting shareholders under Ohio law.

         The consummation of the Merger is conditioned upon the determination that the Merger will be accounted for under the pooling of interests method of accounting. In the event the Merger did not qualify for pooling accounting treatment, but the parties determined to consummate the Merger and to waive the condition, the Merger would not be consummated without a resolicitation of the vote of stockholders of CitNat. In such an event, the revised pro forma financial information would be materially different than those presented elsewhere herein.

         In addition, unless waived, each party's obligation to consummate the Merger is subject to performance by the other party of its obligations under the respective Agreement and the receipt of certain certificates from the other party.

REGULATORY APPROVAL

         The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("BHC Act"), which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position.

         Under the BHC Act, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the application and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

         Security filed an application with the Federal Reserve Bank of Cleveland (the "Federal Reserve Bank") on April 18, 1996, seeking approval of the Merger. On May 30, 1996, such application was approved.

         The approvals of the Federal Reserve Board is not to be interpreted as the opinion of such regulatory authority that the Merger is fair to the stockholders of CitNat from a financial point of view or that such regulatory authority has considered the adequacy of the terms of the Merger. An approval by such regulatory authority in no way constitutes an endorsement or a recommendation of the Merger by the Federal Reserve Board.

         There can be no assurance that the Department of Justice will not challenge the Merger or if such a challenge is made, as to the result thereof.

         Other than the regulatory approvals described herein and required compliance with certain federal and state securities laws by Security in connection with its issuance of shares of Security Common Stock in connection with the Merger with which Security will comply, Security and CitNat are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

CONDUCT OF BUSINESS PENDING THE MERGER

         Under the Agreement CitNat and Security are generally obligated to (and to cause their respective subsidiaries to) operate their respective businesses only in the usual and ordinary course consistent with past practices; use reasonable efforts to keep in force current insurance coverage; refrain from any change in their methods of accounting or certain other policies and refrain from taking any action that would adversely affect or delay regulatory approval of the Agreement; give the other party and its representatives access to information concerning its affairs as may be reasonably requested; and with respect to CitNat refrain from paying cash dividends except as permitted under the Agreement, see "Dividends."

DIVIDENDS

         Under the Agreement, CitNat may not pay cash dividends prior to the Effective Time of the Merger except for a semi-annual cash dividend at the rate of $0.45 per share payable in July 1996, and in the event the Merger shall not have consummated prior to the record date for the determination of stockholders entitled to Security's normal cash dividend payable in December of each year, then an additional semi-annual cash dividend at the rate of $0.45 in December of 1996.

TERMINATION, AMENDMENT AND WAIVER

         The Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the matters presented by the stockholders of
CitNat: (i) by mutual consent of the Boards of Directors of CitNat and Security; (ii) by either party to the Merger if all required regulatory approvals are not received; (iii) by the Board of Directors of either party if there has been a willful breach of any representation, warranty, covenant or agreement by the other party which is not cured after 10 days' written notice;
(iv) by either party if the required vote of CitNat stockholders is not received; or (v) by the Board of Directors of either party if the Merger is not consummated by December 31, 1996.

         The Agreement may not be amended except in writing signed on behalf of both parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of CitNat. At any time prior to the Effective Time, either party to the Agreement may, to the extent legally allowed, extend the time for performance of any of the obligations of the other party, waive any inaccuracies in representations and warranties of the other and waive compliance with any of the agreements or conditions of the Agreement.

TERMINATION FEE

         If CitNat stockholders fail to approve the Agreement and at such time there is either: (i) a publicly announced offer by a third party to acquire CitNat at a price at the time of the announcement of such offer equal in value to at least $62.75 per share of CitNat Common Stock, or (ii) The Board of Directors of CitNat fails to favorably recommend approval of the Merger, and within one year after the termination of the Agreement CitNat is acquired, then, subject to certain other conditions set forth in the Agreement, CitNat shall pay a termination fee to Security of $1,000,000.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         As a result of the Merger, Citizens Bank will become a wholly owned subsidiary of Security. Security expects to continue to operate Citizens Bank at its present locations. Immediately after the Effective Time of Merger, the Board of Directors of Citizens Bank shall be comprised of all those persons serving as a director of Citizens Bank immediately prior to the Effective Time of the Merger. The Board of Directors of Security after the Effective Time of the Merger shall be comprised of all those persons serving as a director of Security immediately prior to the Effective Time plus one additional person to be added to the Board of Directors from CitNat. Security has determined that such person will be James R. Wilson, President, Chief Executive Officer and a Director of CitNat.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         As of the Record Date, executive officers and directors of CitNat are or may be deemed to be the beneficial owners of less than 1% of the outstanding shares of Security Common Stock and executive officers and directors of Security beneficially own no shares of CitNat Common Stock. Certain executive officers and directors of CitNat hold options to purchase 71,820 shares of CitNat Common Stock at a price of $40 per share. These options were granted to such persons in connection with CitNat's Incentive Stock Option Plan. It is not expected that such options will be exercised prior to the effective date of the Merger. The Agreement provides that all of such options shall be exchanged for and converted into the right to receive .7791283 shares of Security Common Stock at the Effective Time of the Merger.

EFFECT ON EMPLOYEE BENEFIT PLANS

         CitNat. The Agreement provides that each employee of Citizens Bank will be eligible to participate in the employee benefit plans of Security immediately upon the consummation of the Merger. For purposes of eligibility and vesting in Security's employee benefits, employees of CitNat and Citizens Bank will be given credit for their years of service as employees of CitNat and Citizens Bank. The CitNat Employee Stock Ownership Plan and its related Trust ("ESOP") will be terminated or amended at or after the Effective Time of the Merger as directed by Security. If the ESOP is terminated, effective as of such termination date each participant with an account balance under the ESOP shall become fully vested in such account regardless of his vested position under the ESOP.

         Security. Employee benefits of Security will not be changed as a result of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary description of the anticipated federal income tax consequences of the Merger to holders of Security Common Stock and CitNat Common Stock and to Security and CitNat. The summary is not a complete description of the federal income tax consequences of the Merger. Each stockholder's individual circumstances may affect the tax consequences of the Merger to such stockholder.

         Neither Security nor CitNat has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the tax consequences of the Merger. With respect to the Merger, Security and CitNat have received an opinion from special counsel to Security, Werner & Blank Co., L.P.A. This tax opinion is based upon certain representations made by Security and CitNat and upon the current law and the current judicial and administrative interpretations thereof. This opinion will not be binding on the Service or any court. Consequently, there can be no assurance that the tax consequences set forth below will continue as described herein, nor can any assurance be given that the issues discussed below will not be challenged by the Service, or, if so challenged, will be decided favorably to the parties to the Merger or their stockholders.

         Subject to the foregoing, the opinions of Werner & Blank Co., L.P.A., are substantially as follows:

                  (i) Since the merger of CitNat with and into Security qualifies as a statutory merger under applicable federal law, the Merger will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

                  (ii) No gain or loss will be recognized by CitNat or Security upon merger of CitNat with and into Security;

                  (iii) No gain or loss will be recognized by the CitNat stockholders who exchange, pursuant to the Merger, their shares of CitNat Common Stock solely for shares of Security Common Stock;

                  (iv) The federal income tax basis of the Security Common Stock to be received by the CitNat stockholders in Merger, including fractional share interests, will be the same as the federal income tax basis of such CitNat Common Stock surrendered therefor;

                  (v) The holding period of the Security Common Stock to be received by the CitNat stockholders in the Merger will include the period during which the CitNat Common Stock surrendered was held as a capital asset on the Effective Date of the Merger;

                  (vi) The payment of cash in lieu of fractional share interests of Security Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then were redeemed by Security. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code; and

                  (vii) Where a CitNat stockholder dissents to the Merger, and such stockholder receives solely cash in exchange for his or her CitNat Common Stock, such cash will be treated as having been received by such stockholder as a distribution in redemption of his or her shares subject to the provisions and limitations of Section 302 of the Code.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE HAS NOT BEEN VERIFIED WITH THE INTERNAL REVENUE SERVICE AND IS BASED UPON THE FEDERAL INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT-PROSPECTUS WITHOUT CONSIDERATION OF ANY STATE LAWS OR THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY CITNAT STOCKHOLDER.


         CitNat Optionholders will experience taxable ordinary income for Federal income tax purposes on the exchange of Security Common Stock for CitNat Options.

         BECAUSE OF THE COMPLEXITY OF THE FEDERAL, STATE AND LOCAL TAX LAWS IT IS RECOMMENDED THAT STOCKHOLDERS AND OPTIONHOLDERS OF CITNAT CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES RESULTING FROM THE MERGER.

         CITNAT OPTIONHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE AND LOCAL AND ANY OTHER APPLICABLE TAX LAWS.


ACCOUNTING TREATMENT

         The Agreement provides that consummation of the Merger is conditioned upon the receipt by Security of assurances, satisfactory to it, that the Merger qualifies for accounting treatment as a pooling of interests if consummated in accordance with the Agreement. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of Security and CitNat will be combined at the Effective Time and carried forward at their previously recorded amounts, and the stockholders' equity accounts of CitNat and Security's will be consolidated on Security's balance sheet. Income and other financial statements of Security issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Security and CitNat as if the Merger had taken place prior to the periods covered by such financial statements.

         For the Merger to qualify as a pooling of interests for accounting purposes, substantially all (90% or more) of the outstanding CitNat Common Stock must be exchanged for Security Common Stock. All parties have agreed not to take any action which would disqualify the Merger from pooling of interests treatment by Security.

EXPENSES

         The Agreement provides that whether or not the Merger is consummated, all costs and expenses incurred in connection with the Agreement and the transactions contemplated therein shall be paid by the party incurring such expense.

RESALE OF SECURITY COMMON STOCK

         The shares of Security Common Stock to be issued in the Merger to holders of CitNat Common Stock have been registered under the Securities Act and may be freely traded by holders of CitNat Common Stock who, at the Effective Time, are not "affiliates" of CitNat (and who are not affiliates of Security at the time of the proposed resale). Directors, executive officers, and 10% stockholders of CitNat are generally deemed to be affiliates under the Securities Act. Pursuant to the Agreement, Security must have received from each affiliate of CitNat a written undertaking to the effect that (a) he or she will not sell or dispose of Security Common Stock acquired in the Merger other than in accordance with the Securities Act, except under (i) a separate registration statement for distribution

(which Security has not agreed to provide), or (ii) Rule 145 promulgated thereunder by the SEC, or (iii) some other exemption from registration; and (b) he or she will not otherwise dispose of the Security Common Stock or otherwise reduce his or her market risk relative to the Security Common Stock within 30 days prior to the Effective Time of the Merger or prior to the publication by Security of an earnings statement covering at least 30 days of combined operations after the Effective Time.

DISSENTERS' RIGHTS

         Under the provisions of Ohio Revised Code, Section 1701.85, any shareholder of CitNat who does not vote in favor of the Agreement is entitled to receive the fair cash value of his shares, upon perfecting his right of appraisal. Not later than ten (10) days after the date upon which the shareholders voted upon the Merger, any shareholder seeking to perfect his appraisal right must make a written demand upon CitNat for the fair cash value of those shares so held by him. A negative vote alone is not sufficient to perfect rights as a dissenter. No notice of the results of the meeting will be given to shareholders. If CitNat and the shareholder have not come to an agreement within three (3) months of the shareholder's written demand, the shareholder or CitNat may file a petition in court for a formal judicial appraisal. Failure to follow the procedures enumerated in the Ohio Revised Code,
Section 1701.85, Qualifications of and Procedures for Dissenting Shareholders, which is Appendix C of this Proxy Statement (the Dissenters Statute), will waive the shareholder's right of appraisal.

         THE FOREGOING SUMMARY OF DISSENTERS' STATUTE DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO DISSENTERS' STATUTE AND THE OTHER PROVISIONS OF THE OHIO LAW. THE FAILURE OF A STOCKHOLDER OF CITNAT TO FOLLOW THE PROCEDURES SET FORTH IN DISSENTERS' STATUTE WILL TERMINATE SUCH STOCKHOLDER'S APPRAISAL RIGHTS. AS A CONSEQUENCE, EACH STOCKHOLDER OF CITNAT WHO DESIRES TO EXERCISE SUCH RIGHTS SHOULD REVIEW DISSENTERS' STATUTE AND FOLLOW ITS PROVISIONS. THE COMPLETE TEXT OF THE RELEVANT PROVISIONS OF DISSENTERS' STATUTE IS ANNEXED TO THIS PROXY STATEMENT AS APPENDIX C.

                            PRO FORMA FINANCIAL DATA

         The following unaudited Pro Forma Combined Condensed Balance Sheets as of December 31, 1995 and March 31, 1996, and the Pro Forma Combined Condensed Statements of Income for each of the three-year periods ended December 31, 1995, and the three months ended March 31, 1996 and 1995, gives effect to the Merger based on the historical consolidated financial statements of Security and CitNat under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

         The Pro Forma Condensed Balance Sheet assumes the Merger was consummated on the dates indicated, and the Pro Forma Condensed Statements of Income assume that the Merger was consummated on January 1 of each period presented. The pro forma statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with Security's historical financial statements and the related notes thereto incorporated by reference herein and CitNat's historical financial statements and the related notes thereto included elsewhere in this Proxy Statement-Prospectus. Additionally, the Pro Forma financial statements prepared by Security reflect the effect of Security's acquisition of Third for the most recent period shown. The Third Merger will be accounted for as a purchase. See "INFORMATION ABOUT Security-Pending Acquisitions."

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                                DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                                                       SECURITY,
                                                                                  SECURITY                              CITNAT
                                                                                 AND CITNAT                            AND THIRD
                                                                     PRO FORMA    PRO FORMA              PRO FORMA     PRO FORMA
ASSETS                                        SECURITY      CITNAT  ADJUSTMENTS   COMBINED     THIRD     ADJUSTMENTS   COMBINED
                                              --------      ------  -----------   --------    --------   -----------   --------
Cash and due from banks                       $ 21,658    $ 11,600                $ 33,258    $  1,479                $ 34,737
Federal funds sold                              34,800       8,700                  43,500           0     (10,050)     33,450
Interest bearing deposits in other banks             0         582                     582       4,501                   5,083
Investment securities                          150,013      33,848                 183,861      16,813                 200,674
Assets held for sale                                 0           0                       0       1,698                   1,698
Loans                                          314,575      81,995                 396,570     128,720                 525,290
Less allowance for loan losses                  (3,741)     (1,595)          0      (5,336)     (1,207)                 (6,543)
                                               --------   --------    --------    --------    --------                --------
   Net loans                                   310,834      80,400                 391,234     127,513                 518,747
Premises and equipment, net                      5,182       2,478                   7,660       1,696                   9,356
Goodwill and Other Intangibles                       0           0                       0           0      12,229      12,229
Other assets                                    13,488       2,523                  16,011       3,281                  19,292
                                              --------    --------                --------    --------                --------
   Total assets                                535,975     140,131           0     676,106     156,981       2,179     835,266
                                              ========    ========    ========    ========    ========    ========    ========

LIABILITIES
Noninterest bearing deposits                    86,682      25,320                 112,002       3,615                 115,617
Interest-bearing deposits                      349,574      94,268                 443,842     107,630                 551,472
                                              --------    --------                --------    --------                --------
   Total deposits                              436,256     119,588           0     555,844     111,245           0     667,089
Federal funds purchased and
   securities sold under
   agreements to repurchase                     24,293       1,513                  25,806           0                  25,806
Notes payable                                        0         378                     378           0      30,000      30,378
FHLB advances                                        0           0                       0      14,676                  14,676
Other liabilities                                2,640       1,201                   3,841       3,239                   7,080
                                              --------    --------                --------    --------                --------
   Total liabilities                           463,189     122,680           0     585,869     129,160      30,000     745,029

SHAREHOLDERS' EQUITY
Preferred stock                                      0           0                       0           0                       0
Common stock                                    16,710       1,963         875      19,548          12         (12)     19,548
Capital surplus                                 17,883       3,054        (875)     20,062      12,068     (12,068)     20,062
Retained earnings                               41,178      12,435                  53,613      17,888     (17,888)     53,613
Shares held in the treasury                     (3,193)        (94)                 (3,287)     (1,792)      1,792      (3,287)
Shares held by management
   retention plan                                    0           0                       0        (246)        246           0
Employee stock ownership plan                        0           0                       0        (389)        389           0
Net unrealized (losses) gains on securities
   available for sale                              208          93                     301         280        (280)        301
Total shareholders' equity                      72,786      17,451           0      90,237      27,821                  90,237
                                              --------    --------    --------    --------    --------                --------
Total liabilities and shareholders' equity    $535,975    $140,131    $      0    $676,106    $156,981    $  2,179    $835,266
                                              ========    ========    ========    ========    ========    ========    ========


SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                SECURITY AND
                                                                                 CITNAT
                                                                    PRO FORMA    PRO FORMA
                                            SECURITY       CITNAT   ADJUSTMENTS  COMBINED
                                            --------       ------   -----------  --------

INTEREST INCOME:
Interest and fees on loans                $   23,372   $    5,884                $   29,256
Interest on deposits                             108           65                       173
Interest on federal funds sold                   841          148                       989
Interest on investment securities             10,215        2,510                    12,725
                                          ----------   ----------                ----------
   Total interest income                      34,536        8,607            0       43,143

INTEREST EXPENSE:
Interest on deposits                          11,967        3,203                    15,170
Interest on borrowings                           464           13                       477
                                          ----------   ----------                ----------
   Total interest expense                     12,431        3,216            0       15,647
                                          ----------   ----------                ----------

NET INTEREST INCOME                           22,105        5,391            0       27,496
Provision for loan losses                        900          150                     1,050
                                          ----------   ----------                ----------
Net interest income after provision for
   loan losses                                21,205        5,241            0       26,446
Noninterest income                             3,588          849                     4,437
   Security Gains                                714            3                       717
Noninterest expense                           12,848        4,282                    17,130
                                          ----------   ----------                ----------
Income before income taxes                    12,659        1,811            0       14,470
Income taxes                                   3,094          511                     3,605
                                          ----------   ----------                ----------

NET INCOME                                $    9,565   $    1,300   $        0   $   10,865
                                          ==========   ==========   ==========   ==========

Net income per common share               $     1.89   $     3.38
Pro forma net income per common share                                            $     1.82

AVERAGE SHARES OUTSTANDING                 5,056,012      384,404                 5,964,084

CONVERSION RATIO                                                                       2.36



SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               SECURITY AND
                                                                                                 CITNAT
                                                                               PRO FORMA         PRO FORMA
                                              SECURITY         CITNAT          ADJUSTMENTS       COMBINED
                                              --------         ------          -----------       --------
INTEREST INCOME:
Interest and fees on loans                    $   25,309       $    6,640                        $   31,949
Interest on deposits                                 120               29                               149
Interest on federal funds sold                       372               97                               469
Interest on investment securities                  9,618            2,103                            11,721
                                              ----------       ----------                        ----------
   Total interest income                          35,419            8,869                0           44,288

INTEREST EXPENSE:
Interest on deposits                              10,724            2,970                            13,694
Interest on borrowings                               813               33                               846
                                              ----------       ----------                        ----------
   Total interest expense                         11,537            3,003                0           14,540


NET INTEREST INCOME                               23,882            5,866                0           29,748
Provision for loan losses                            800               44                               844
                                              ----------       ----------                        ----------
Net interest income after provision for
   loan losses                                    23,082            5,822                0           28,904
Noninterest income                                 4,161              878                             5,039
Invest Sec Gains                                     316                0                               316
Noninterest expense                               13,234            4,646                            17,880
                                              ----------       ----------                        ----------
Income before income taxes                        14,325            2,054                0           16,379
Income taxes                                       4,021              582                             4,603
                                              ----------       ----------                        ----------

NET INCOME                                    $   10,304       $    1,472       $        0       $   11,776
                                              ==========       ==========       ==========       ==========

Net income per common share                   $     2.03       $     3.71
Pro forma net income per common share                                                            $     1.96

AVERAGE SHARES OUTSTANDING                     5,089,496          396,764                         5,997,568

CONVERSION RATIO                                                                                       2.29


       SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                       SECURITY
                                                                                SECURITY AND                           CITNAT, AND
                                                                                CITNAT                                 THIRD
                                                                  PRO FORMA     PRO FORMA                 PRO FORMA    PRO FORMA
       INTEREST INCOME:                   SECURITY     CITNAT     ADJUSTMENTS   COMBINED          THIRD  ADJUSTMENTS   COMBINED
                                          --------     ------     -----------   ----------        -----  -----------   --------

Interest and fees on loans                $   29,042   $  7,670                 $   36,712    $  10,536                $   47,248
Interest on deposits                               5         37                         42          109                       151
Interest on federal funds sold                 1,327        237                      1,564            0        (603)          961
Interest on investment securities              9,371      2,017                     11,388        1,152                    12,540
                                          ----------   --------                 ----------    ---------                ----------
   Total interest income                      39,745      9,961             0       49,706       11,797        (603)       60,900
                                          ----------   --------                 ----------    ---------     --------   ----------

INTEREST EXPENSE:
Interest on deposits                          12,916      3,706                     16,622        4,595                    21,217
Interest on borrowings                         1,278        103                      1,381          836       2,400         4,617
                                          ----------   --------                 ----------    ---------    --------    ----------
   Total interest expense                     14,194      3,809             0       18,003        5,431       2,400        25,834
                                          ----------   --------                 ----------    ---------    --------    ----------

NET INTEREST INCOME                           25,551      6,152             0       31,703        6,366      (3,003)       35,066

Provision for loan losses                        800        150                        950          (51)                      899
                                          ----------   --------                 ----------    ---------                ----------
Net interest income after provision for
   loan losses                                24,751      6,002             0       30,753        6,417      (3,003)       34,167
Noninterest income                             4,328        872                      5,200          505                     5,705
Invest Sec Gains                                  10          0                         10            0                        10
Noninterest expense                           13,488      4,591                     18,079        3,679         575        22,333
                                          ----------   --------                 ----------    ---------    --------    ----------
Income before income taxes                    15,601      2,283             0       17,884        3,243      (3,578)       17,549
Income taxes                                   4,519        658                      5,177        1,132      (1,021)        5,288
                                          ----------   --------                 ----------    ---------    --------    ----------

NET INCOME                                $   11,082   $  1,625       $     0   $   12,707    $   2,111    ($ 2,557)   $   12,261
                                          ==========   ========       ========  ==========    =========    ========    ==========


Net Income per common share               $     2.17   $   4.08                               $    1.78
Pro forma net income per common share                                           $     2.11                             $     2.04

AVERAGE SHARES OUTSTANDING                 5,104,943    398,704                  6,013,015    1,185,827                 6,013,015

CONVERSION RATIO FOR COMMON STOCK                                                     2.28


       SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                                 MARCH 31, 1996

                                                                                                                          SECURITY,
                                                                                  SECURITY AND                           CITNAT, AND
                                                                                      CITNAT                                 THIRD
                                                                      PRO FORMA    PRO FORMA                 PRO FORMA    PRO FORMA
ASSETS                                        SECURITY      CITNAT   ADJUSTMENTS    COMBINED       THIRD    ADJUSTMENTS   COMBINED
                                              --------      ------   -----------   ---------       -----    -----------  --------
Cash and due from banks                       $ 18,176    $  5,690                 $ 23,866    $   1,275                 $  25,141
Federal funds sold                              27,450       6,245                   33,695            0      (10,050)      23,645
Interest bearing deposits in other banks             0       2,482                    2,482        8,165                    10,647
Investment securities                          162,556      36,827                  199,383       13,747                   213,130
Assets held for sale                                 0           0                        0        2,697                     2,697
Loans                                          318,194      80,285                  398,479      127,374                   525,853
Less allowance for loan losses                  (3,828)     (1,663)                  (5,491)      (1,182)                   (6,673)
                                              --------    --------                 --------    ---------                 ---------
   Net loans                                   314,366      78,622            0     392,988      126,192                   519,180
Premises and equipment, net                      5,075       2,412                    7,487        1,661                     9,148
Goodwill and Other Intangibles                       0           0                        0            0       11,793       11,793
Other assets                                    14,389       2,753                   17,142        1,949                    19,091
                                              --------    --------                 --------    ---------                 ---------
   Total assets                                542,012     135,031            0     677,043      155,686        1,743      834,472
                                              ========    ========    =========    ========    =========    =========    =========

LIABILITIES

Noninterest bearing deposits                    81,117      21,912                  103,029        3,813                   106,842
Interest-bearing deposits                      356,211      92,776                  448,987      110,693                   559,680
                                              --------    --------                 --------    ---------                 ---------
   Total deposits                              437,328     114,688            0     552,016      114,506            0      666,522
Federal funds purchased and
   securities sold under
   agreements to repurchase                     26,587         629                   27,216            0                    27,216
Notes payable                                        0         700                      700            0       30,000       30,700
FHLB advances                                        0           0                        0       11,518                    11,518
Other liabilities                                3,950       1,310                    5,260        1,405                     6,665
                                              --------    --------                 --------    ---------                 ---------
   Total liabilities                           467,865     117,327            0     585,192      127,429       30,000      742,621

SHAREHOLDERS' EQUITY
Preferred stock                                      0           0                        0            0                         0
Common stock                                    16,714       1,963          875      19,552           12          (12)      19,552
Capital surplus                                 17,894       3,054         (875)     20,073       12,151      (12,151)      20,073
Retained earnings                               43,052      12,861                   55,913       18,211      (18,211)      55,913
Shares held in the treasury                     (3,193)       (112)                  (3,305)      (1,792)       1,792       (3,305)
Shares held by management                                                                           (232)         232            0
   retention plan                                    0           0                        0         (346)         346            0
Net unrealized (losses) gains on securities
   available for sale                             (320)        (62)                    (382)         253         (253)        (382)
                                              --------    --------                 --------    ---------    ---------    ---------
Total shareholders' equity                      74,147      17,704            0      91,851       28,257                    91,851
                                              --------    --------                 --------    ---------                 ---------
Total liabilities and shareholders' equity    $542,012    $135,031    $       0    $677,043    $ 155,686    $   1,743    $ 834,472
                                              ========    ========    =========    ========    =========    =========    =========


       SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                                 MARCH 31, 1995

                                                                                                 SECURITY AND CITNAT
                                                                                   PRO FORMA         PRO FORMA
ASSETS                                             SECURITY          CITNAT        ADJUSTMENTS       COMBINED
                                                   --------          ------        -----------       --------

Cash and due from banks                           $  19,338        $   6,628                         $  25,966
Federal funds sold                                   36,450            5,030                            41,480
Interest bearing deposits in other banks                  0              560                               560
Investment securities                               122,364           32,509                           154,873
Assets held for sale                                      0                0                                 0
Loans                                               317,985           81,861                           399,846
Less allowance for loan losses                       (3,715)          (1,591)                           (5,306)
                                                  ---------        ---------                         ---------
   Net loans                                        314,270           80,270                0          394,540
Premises and equipment, net                           5,234            2,537                             7,771
Goodwill                                                  0                0                                 0
Other assets                                         12,863            2,541                            15,404
                                                  ---------        ---------                         ---------
   Total assets                                     510,519          130,075                0          640,594
                                                  =========        =========        =========        =========

LIABILITIES
Noninterest bearing deposits                         74,296           21,012                           95,308
Interest-bearing deposits                           346,235           90,595                          436,830
                                                  ---------        ---------                        ---------
   Total deposits                                   420,531          111,607                0         532,138
Federal funds purchased and
   securities sold under
   agreements to repurchase                          20,592              370                           20,962
Notes payable                                             0               39                               39
FHLB advances                                             0            1,000                            1,000
Other liabilities                                     2,801            1,069                            3,870
                                                  ---------        ---------                        ---------
   Total liabilities                                443,924          114,085                0         558,009

SHAREHOLDERS' EQUITY
Preferred stock                                           0                0                                0
Common stock                                         16,697            1,926              912          19,535
Capital surplus                                      17,853            2,756             (912)         19,697
Retained earnings                                    35,527           11,538                           47,065
Shares held in the treasury                          (3,193)               0                           (3,193)
Shares held by management
   retention plan                                         0                0                                0
Net unrealized (losses) gains on securities
   available for sale                                  (289)            (230)                            (519)
                                                  ---------        ---------                        ---------
Total shareholders' equity                           66,595           15,990                0          82,585
                                                  ---------        ---------                        ---------
Total liabilities and shareholders' equity        $ 510,519        $ 130,075        $       0       $ 640,594
                                                  =========        =========        =========       =========


       SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
                                 MARCH 31, 1995
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 SECURITY AND
                                                                                                 CITNAT
                                                                                PRO FORMA        PRO FORMA
                                              SECURITY         CITNAT           ADJUSTMENTS      COMBINED
                                              --------         ------           -----------      --------
INTEREST INCOME:
Interest and fees on loans                    $    7,107       $    1,872                        $    8,979
Interest on deposits                                   5                9                                14
Interest on federal funds sold                        57               33                                90
Interest on investment securities                  2,217              499                             2,716
                                              ----------       ----------                        ----------
   Total interest income                           9,386            2,413                0           11,799

INTEREST EXPENSE:
Interest on deposits                               2,994              841                             3,835
Interest on borrowings                               295               20                               315
                                              ----------       ----------                        ----------
   Total interest expense                          3,289              861                0            4,150
                                              ----------       ----------                        ----------

NET INTEREST INCOME                                6,097            1,552                0            7,649
Provision for loan losses                            200               38                               238
                                              ----------       ----------                        ----------
Net interest income after provision for
   loan losses                                     5,897            1,514                0            7,411
Noninterest income                                 1,008              204                             1,212
Security Gains                                         0                0                                 0
Noninterest expense                                3,337            1,186                             4,523
                                              ----------       ----------                        ----------
Income before income taxes                         3,568              532                0            4,100
Income taxes                                         996              152                             1,148

NET INCOME                                    $    2,572       $      380       $        0       $    2,952
                                              ==========       ==========       ==========       ==========


Net income per common share                   $     0.51       $     0.95
Pro forma net income per common share                                                            $     0.49

AVERAGE SHARES OUTSTANDING                     5,102,071          398,927                         6,010,143

CONVERSION RATIO FOR COMMON STOCK                                                                      2.28

SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS


                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                                 MARCH 31, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                        SECURITY,
                                                                              SECURITY AND                              CITNAT AND
                                                                              CITNAT                                    THIRD
                                                                PRO FORMA     PRO FORMA                  PRO FORMA      PRO FORMA
                                            SECURITY   CITNAT   ADJUSTMENTS   COMBINED         THIRD     ADJUSTMENTS    COMBINED
                                            --------   ------   -----------   ---------        -----     -----------    --------
INTEREST INCOME:
Interest and fees on loans                $    7,104   $  1,846               $    8,950   $     2,805                  $   11,755
Interest on deposits                               0         36                       36            56                          92
Interest on federal funds sold                   468        114                      582             0        (151)            431
Interest on investment securities              2,216        502                    2,718           224                       2,942
                                          ----------   --------               ----------   -----------                  ----------
   Total interest income                       9,788      2,498        0          12,286         3,085        (151)         15,220

INTEREST EXPENSE:
Interest on deposits                           3,391        931                    4,322         1,186                       5,508
Interest on borrowings                           272         12                      284           219         600           1,103
                                          ----------   --------               ----------   -----------    --------      ----------
   Total interest expense                      3,663        943        0           4,606         1,405         600           6,611
                                          ----------   --------               ---------    -----------     --------     ----------

NET INTEREST INCOME                            6,125      1,555        0           7,680         1,680        (751)          8,609

Provision for loan losses                        200         38                      238             0                         238
                                          ----------   --------               ----------   -----------                  ----------
Net interest income after provision for
   loan losses                                 5,925      1,517        0           7,442         1,680        (751)          8,371
Noninterest income                             1,080        271                    1,351           173                       1,524
Security Gains                                   358          0                      358             0                         358
Noninterest expense                            3,360      1,186                    4,546         1,070         144           5,760
                                          ----------   --------               ----------   -----------    --------      ----------
Income before income taxes                     4,003        602        0           4,605           783        (895)          4,494
Income taxes                                   1,157        176                    1,333           267        (255)          1,345
                                          ----------   --------               ----------   -----------    --------      ----------

NET INCOME                                $    2,846   $    426   $    0      $    3,272   $       516    ($   639)     $    3,149
                                          ==========   ========   ======      ==========   ===========    ========      ==========

Net income per common share               $     0.56   $   1.07                            $      0.43
Pro forma net income per common share                                         $     0.54                                $     0.52

AVERAGE SHARES OUTSTANDING                 5,107,370    396,863                6,015,442     1,187,234                   6,015,442

CONVERSION RATIO FOR COMMON STOCK                                                   2.29


SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS

          NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

On April 22, 1996, Third entered into an Agreement and Plan of Merger with the Company. Under the terms of the Merger Agreement, Security has agreed to pay Merger Consideration of $33.23 per share or $40.05 million, subject to adjustment. All outstanding shares of Third Common Stock will be surrendered in consummation of the Merger.

The transaction will be accounted for by the purchase method of accounting. Accordingly, book values of Third will be adjusted to estimated fair values at the date the transaction is consummated. For purposes of preliminary valuation and the pro forma financial statements, the book value of Third's assets and liabilities are estimated to approximate fair market value. Final purchase accounting adjustments will be made on the basis of facts and circumstances as of the date of the consummation of the proposed transaction and therefore may differ from those reflected herein.

The adjustments in the pro forma condensed financial statements assume the following:

(a) The planned special dividend from Subsidiary Bank of $10,050,000. Security proposes to cause its Subsidiary Bank to declare a special cash dividend of $10,050,000 in the third quarter of 1996.

(b)      The planned borrowing of $30,000,000 by Security.

(c) Estimated purchase accounting adjustments and the payment of the cost of acquisition as follows:


                  Cost of acquisition                     $ 40,050,000
                  Net assets acquired                     $ 28,256,999
                                                          ------------
                                                          $ 11,793,001
                                                          ------------


         Fair value adjustments to record increases (decreases) to asset book values and decreases (increases) to liability book values:


                  Goodwill                                $  9,193,001
                  Core deposit intangible                 $  2,300,000
                  Mortgage servicing                      $    300,000
                                                          ------------
                                                          $ 11,793,001
                                                          ============


         The amortization period for the above-listed intangibles are as follows:


                  Goodwill                                25 years
                  Core deposit intangible                 14 years
                  Mortgage servicing                      7 years

(d) The amortization of purchase accounting intangibles as if the Merger has been in effect of January 1, 1995 and 1996.

(e) The net reduction in short-term investment securities that would have been forgone had the Merger been in effect as of January 1, 1995 and 1996 (using an effective rate of 6%).

(f) The interest expense on the planned $30,000,000 of borrowings as if the borrowings had occurred on January 1, 1995 and 1996 (using an effective rate of 8%).

(g) The applicable income tax effect of the Pro Forma Adjustments listed in notes (c) through (f) above.

               DESCRIPTION AND COMPARISON OF SECURITY COMMON STOCK
                             AND CITNAT COMMON STOCK


GENERAL

         Security is an Ohio corporation governed by and subject to the Ohio General Corporation Law ("OGCL"). CitNat is an Ohio corporation organized under and governed by the provisions of the OGCL. If the proposed Merger is consummated, stockholders of CitNat who receive Security Common Stock will become stockholders of Security and, as such, their rights as stockholders will be governed by the OGCL and by Security's Articles, Code of Regulations and other corporate documents. The rights of holders of shares of CitNat Common Stock differ in certain respects from the rights of holders of Security Common Stock. A summary of the material differences between the respective rights of CitNat from that of Security stockholders is set forth below.

         As of the date of the Agreement Security was authorized to issue 11,000,000 shares of $3.215 par value common stock ("Security Common Stock"). As of the date of the Agreement, Security had 5,106,384 shares of Security Common Stock issued and outstanding, which left 5,893,616 shares available for future issuance. Pursuant to the terms of the Merger Security will issue an aggregate of 908,072 shares of Security Common Stock to stockholders and option holders of CitNat.

         The authorized Common Stock of CitNat consists of 720,000 shares of Common Stock, $5 par value per share, of which 390,119 are issued and outstanding as of the Record Date.


         Security Common Stock is not traded on any exchange. Certain broker/dealers make a market in Security Common Stock and handle purchase and sale transactions. Trading volume in Security Common Stock for the twelve months ended December 31, 1995, was 150,846 shares.




         CitNat Common Stock is not traded on any exchange nor in the market. Management is aware of trades involving 5,108 shares of CitNat Common Stock during the twelve month period ended December 31, 1995.


         While there are a substantial number of similarities between the Security Common Stock and the CitNat Common Stock, the rights of stockholders of CitNat will be different after the Effective Date of the Merger. Stockholders will be affected by differences in the Articles of Incorporation and Code of Regulations of Security and CitNat. Listed below are the more important attributes of the Security Common Stock and the differences, if any, from the CitNat Common Stock.

DIVIDENDS

         Holders of Security Common Stock are entitled to dividends out of funds legally available therefor, as governed by the OGCL, and if declared by the Board of Directors. The amount and timing of dividends on Security Common Stock is subject to the earnings of its subsidiaries and the amounts available for payment of dividends by such subsidiaries under federal banking laws and regulations. Generally, dividends from Security's banking subsidiaries are restricted to net profits of the current year plus the preceding two years less dividends paid.

PREEMPTIVE RIGHTS

         Pursuant to the OGCL, stockholders of Security have the preemptive right to subscribe to additional shares of common stock when issued by Security. Stockholders of CitNat currently do not have preemptive rights pursuant to the CitNat's Articles of Incorporation. Preemptive rights permit a stockholder to purchase their pro rata share of any offering by the company, subject to certain exceptions and limitations as provided by law.

VOTING

         On all matters to properly come before stockholders, each share of stock of Security and CitNat entitles the holder thereof to one vote, except, with respect to the right to vote cumulatively in the election of Directors, and for the effect of certain "supermajority vote" requirements regarding business combinations contained in the Articles of Incorporation of Security and CitNat (see "Cumulative Voting" and "Antitakeover Provisions"). The affirmative vote of the holders of a majority of the outstanding Security Common Stock is required to amend the Articles of Incorporation of Security and CitNat, except the amendment of the provision contained in each company's Articles of Incorporation requiring a supermajority vote in certain business combination transactions, which amendment requires, in certain circumstances, the affirmative vote of the holders of eighty percent (80%) of the Security Common Stock.

CUMULATIVE VOTING

         Stockholders of CitNat have the right to vote cumulatively in the election of Directors. Stockholders of Security do not have the right to vote cumulatively in the election of directors pursuant to Security's Articles of Incorporation. In cumulative voting, a stockholder may cumulate a number of votes equal to the number of directors to be elected times the number of shares held by the stockholder and cast all of such votes for one nominee for director, or allocate such votes among the nominees as the stockholder sees fit. Cumulative voting rights afford stockholders controlling a minority stock position the opportunity to have representation on the Board of Directors.

LIQUIDATION

         Holders of Security and CitNat stock are entitled to a pro rata distribution of the corporation's assets upon liquidation.

LIABILITY OF DIRECTORS; INDEMNIFICATION

         Under their respective Articles of Incorporation Security and CitNat may indemnify present or past directors, officers, employees or agents to the full extent permitted by law.

         The Articles of Incorporation of Security and CitNat both provide as follows:

         The Corporation shall indemnify its present and past Directors, officers, employees and agents, and such other persons as it shall have powers to indemnify to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Additionally, and subject to the limitations set forth below, the Corporation shall indemnify its present and past Directors for personal liability for monetary damages resulting from breach of their fiduciary duty as Directors. Notwithstanding the above, no indemnification for personal liability shall be provided for: (i) any breach of the Directors' duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which the Director derived an improper personal benefit.

ANTITAKEOVER PROVISIONS

Ohio Law applicable to Security and CitNat

         Both CitNat and Security are Ohio-chartered corporations and are "issuing public corporations" under the laws of Ohio, and subject to the provisions of the Ohio Control Share Acquisition Statute (ORC Section 1701.831) and the Merger Moratorium Act (ORC Section 1704). Pursuant to the Ohio Control Share Acquisition Statute, the purchase of certain levels of voting power of acompany (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of at least a majority of the total voting power of such company and a separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of the company and Directors of the company who are also employees. This law has the potential effect of deterring certain potential acquisitions of the company which might be beneficial to shareholders. The Merger Moratorium Act, enacted in 1990, prohibits certain Ohio corporations from engaging in specified types of transactions with an "interested shareholder" for a period of three years after the shareholder becomes an "interested shareholder" unless the shareholder receives the approval of the corporation's board of directors prior to the acquisition of shares or the consummation of the specified type of transaction. The anticipated effect of the Merger Moratorium Act is to encourage a potential acquiror to negotiate with a target corporation's board of directors prior to obtaining a 10 percent or greater block of shares in the corporation.

Security's and CitNat's Articles of Incorporation

         Security's and CitNat's Articles of Incorporation contain two provisions which can be characterized as antitakeover in nature. These provisions are identical for each company and are summarized below:

                   Supermajority Vote and Fair Price Provision

         Security and CitNat have a provision in their respective Articles of Incorporation which provide that in certain business combination transactions, which are not approved by the incumbent board of directors, a supervote is required by shareholders in order to approve such a business combination. In the case of Security the vote of shareholders required under such circumstances is 80% and in the case of CitNat the vote required is 80%. In addition the Articles of Incorporation of each of Security and CitNat contain a "fair price" provision which requires an acquiror to pay the same level of consideration for all shares of the company acquired during the preceding two years. The supermajority and fair price provisions do not apply to transactions which are approved by the incumbent board of directors of the company nor to a transaction approved by a vote of at least 66 2/3% of the shares excluding those owned by the acquiror.

                           Classified Board Provision

         Security and CitNat currently have in operation, a classified election system for electing their Board of Directors. Directors are elected to a designated class and shall serve until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. Each of Security and CitNat have three (3) classes and each director is elected to a three (3) year term such that one-third of the Board is elected each year.

                                Authorized Shares

         The availability of authorized and unissued shares for future issuance by Security may be deemed to have an antitakeover effect. As of the date of the Agreement, Security had 5,106,384 authorized shares available for future issuance. The authorized and unissued shares are available for issuance, subject to stockholders' preemptive rights as provided by Ohio law, and thereby could be issued into "friendly hands" to dilute the ownership of an individual or corporation that has acquired shares of Security and intends to conduct an acquisition of Security that is deemed to be undesirable by the Board of Directors of Security.

         These provisions are not the result of management's knowledge of any effort to obtain control of Security by any means. Security's Articles of Incorporation and Code of Regulations currently contain no other provisions that were intended to be or could fairly be considered as antitakeover in nature or effect. Further, the Board of Directors has no intention to amend the Articles of Incorporation or Code of Regulations to add any additional antitakeover provisions.

                           INFORMATION ABOUT SECURITY


GENERAL

         Security, through its affiliate, Security Bank, conducts the business of a commercial banking organization. At March 31, 1996, Security and its subsidiaries had consolidated total assets of approximately $542 million, consolidated total deposits of approximately $432 million and consolidated total equity of approximately $74 million.

         Security, through its banking affiliate, offers a broad range of banking services to the commercial, industrial and consumer market segments which it serves. Services include commercial, real estate and personal loans; checking, savings and time deposits and other customer services such as safe deposit facilities. Security does not have any foreign operations, assets or investments.

         Security Bank is a national banking association. Security Bank is regulated by the Office of the Comptroller of the Currency ("OCC") and its deposits are insured by the Federal Deposit Insurance Corporation to the extent permitted by law and, as a subsidiary of Security, is regulated by the Federal Reserve Board.


         THIS PROXY STATEMENT-PROSPECTUS, AS MAILED TO STOCKHOLDERS OF CITNAT IS ACCOMPANIED BY SECURITY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1995 (THE "SECURITY 1995 ANNUAL REPORT"). ADDITIONAL INFORMATION CONCERNING SECURITY IS CONTAINED IN DOCUMENTS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. THESE DOCUMENTS, INCLUDING THE SECURITY 1995 ANNUAL REPORT AND SECURITY'S FIRST QUARTER REPORT FORM 10Q, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO J. WILLIAM STAPLETON, 40 S. LIMESTONE STREET, SPRINGFIELD, OHIO 45502. IN ORDER TO ASSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 12, 1996.


COMPETITION

         The commercial banking and trust business in the market areas served by Security Bank is very competitive. Security and Security Bank are all in competition with commercial banks located in their own service areas. Some competitors of Security and Security Bank are substantially larger than Security Bank. In addition to local bank competition, Security Bank competes with larger commercial banks located in metropolitan areas, savings banks, savings and loan associations, credit unions, finance companies and other financial institutions for loans and deposits.

CERTAIN REGULATORY CONSIDERATIONS

         The following is a summary of certain statutes and regulations affecting Security and its subsidiaries. This summary is qualified in its entirety by such statutes and regulations.

Security

         Security is a registered bank holding company under the Bank Holding Company Act as amended, ("BHC Act") and as such is subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board quarterly reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the Federal Reserve Board.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than five percent (5%) of the voting shares of such bank or bank holding company. Bank holding companies are also prohibited from acquiring shares of any bank located outside the state in which the operations of the bank holding company's banking subsidiaries are principally conducted unless such an acquisition is specifically authorized by a statute of the state in which the bank whose shares are to be acquired is located. However, the BHC Act does not place territorial restrictions on the activities of nonbank subsidiaries of a bank holding company.

         In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers whether the performance of any such activity by a subsidiary of the holding company reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as over concentration of resources, decrease of competition, conflicts of interest, or unsound banking practices.

         Bank holding companies are restricted in, and subject to, limitations regarding transactions with subsidiaries and other affiliates.

         In addition, bank holding companies and their subsidiaries are prohibited from engaging in certain "tie in" arrangements in connection with any extensions of credit, leases, sales of property, or furnishing of services.

Security Subsidiaries

         Security operates a single national bank, namely, Security Bank. As a national bank Security Bank is supervised and regulated by the OCC, and subject to laws and regulations applicable to national banks.

Capital

         The Federal Reserve Board, OCC, and FDIC require banks and holding companies to maintain minimum capital ratios.

         The Federal Reserve Board has adopted final "risk-adjusted" capital guidelines for bank holding companies. The new guidelines became fully implemented as of December 31, 1992. The OCC and FDIC have adopted substantially similar risk-based capital guidelines. These ratios involve a mathematical process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against Security's capital base. The rules set the minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) at 8%. At least half of the total capital is to be composed of common equity, retained earnings, and a limited amount of perpetual preferred stock less certain goodwill items ("Tier 1 Capital"). The remainder may consist of a limited amount of subordinated debt, other preferred stock, or a limited amount of loan loss reserves. At March 31, 1996 Security's consolidated risk-adjusted Tier 1 Capital and total capital, as defined by the regulatory agencies based on the fully phased in 1992 guidelines, were 21.54% and 22.65% of risk-weighted assets, respectively, well above the 4% and 8% minimum standards mandated by the regulatory agencies.

         In addition, the federal banking regulatory agencies have adopted leverage capital guidelines for banks and bank holding companies. Under these guidelines, banks and bank holding companies must maintain a minimum ratio of three percent (3%) Tier 1 Capital (as defined for purposes of the year-end 1992 risk-based capital guidelines) to total assets. The Federal Reserve Board has indicated, however, that banking organizations that are experiencing or anticipating significant growth, are expected to maintain capital ratios well in excess of the minimum levels. As of March 31, 1996, Security's core leverage ratio was 13.7%, well above the regulatory minimum.

         Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect Security and Security Banks, including their ability to pay dividends.

Additional Regulation

         Security Bank is also subject to federal regulation as to such matters as required reserves, limitation as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuance or retirement of their own securities, limitations upon the payment of dividends and other aspects of banking operations. In addition, the activities and operations of Security Bank are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Truth in Savings Act, the Community Reinvestment Act, anti-redlining legislation and antitrust laws.

Dividend Regulation

         The ability of Security to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by Security Bank. Generally, Security Bank may not declare a dividend, without the approval, if the total of dividends declared in a calendar year exceeds the total of its net profits for that year combined with its retained profits of the preceding two years.

Government Policies and Legislation

         The policies of regulatory authorities, including the OCC, Federal Reserve Board, FDIC and the Depository Institutions Deregulation Committee, have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. An important function of the Federal Reserve System is to regulate aggregate national credit and money supply through such means as open market dealings in securities, establishment of the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. Policies of these agencies may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

         The United States Congress has periodically considered and adopted legislation which has resulted in further deregulation of both banks and other financial institutions, including mutual funds, securities brokerage firms and investment banking firms. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of Security or Security Bank.

         In addition to the relaxation or elimination of geographic restrictions on banks and bank holding companies, a number of regulatory and legislative initiatives have the potential for eliminating many of the product line barriers presently separating the services offered by commercial banks from those offered by nonbanking institutions. For example, Congress recently has considered legislation which would expand the scope of permissible business activities for bank holding companies (and in some cases banks) to include securities underwriting, insurance services and various real estate related activities as well as allowing interstate branching.

Deposit Insurance

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted in 1991. Among other things, FDICIA, requires federal bank regulatory authorities to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

         The Federal Reserve Board, the OCC and the FDIC have adopted regulations to implement the prompt corrective action provisions of FDICIA, effective December 19, 1992. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier 1 risk-based capital ratio (Tier 1 Capital to risk-weighted assets) of 6% or greater, and a Tier 1 leverage capital ratio (Tier 1 Capital to total assets) of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital of 4% or greater, and (generally) a Tier 1 leverage capital ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. "Significantly undercapitalized" banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on their subordinated debt.

         Security and Security Bank currently exceed the regulatory definition of a "well capitalized" financial institution.

         On June 17, 1993, the FDIC issued regulations establishing a permanent risk-based assessment system. These regulations took effect October 1, 1993, and were first used to determine assessments for the assessment period commencing January 1, 1994. During 1994, Security Bank was assessed at the rate of .23% of deposits under the transitional assessment system. During 1995 the FDIC reduced the assessment payable on deposits insured by the Bank Insurance Fund ("BIF") to $2,000 per BIF insured institution. The FDIC has maintained the rate payable on deposits insured by the Saving Association Insurance Fund ("SAIF") at .23%. This created a significant disparity between the deposit insurance premiums paid by BIF and SAIF members. The deposits of Third are insured by the SAIF.

         The United States Congress and the federal banking agencies are actively considering several options to address this disparity, including a one-time assessment of up to 0.90% of insured deposits to be imposed on all SAIF members. While it is uncertain whether this or any proposal for addressing the insurance premium disparity will be adopted, assuming the Third Merger is consummated and based upon the deposits of Third at March 31, 1995 (as proposed), the proposed one-time assessment would be approximately $645,000 after taxes.

         Among other various proposals currently being considered by the FDIC and Congress, in connection with the recent premium disparity between BIF and SAIF insured depository institutions, is is a requirement that savings institutions convert to commercial banks. Under current federal income tax laws, a savings institution converting to commercial bank must "recapture" into taxable income the amount of its tax bad debt reserve that would not have been allowed if the savings institution had operated as a commercial bank. The tax associated with the recapture of all or part of its tax bad debt reserve would immediately reduce the capital of the savings institution, even though such tax would actually be paid out over the succeeding years. It is impossible to predict whether the foregoing proposal will be adopted in its current form or, if adopted, whether such proposed might be amended to remove some or all of the adverse financial and tax effect from the recapture.

         The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital. Management of Security is not aware of any activity or condition that could result in termination of the deposit insurance of the Security Bank.

Recent Legislation

         On September 29, 1994, the Reigle/Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was signed into law. This Interstate Act effectively permits nationwide banking. The Interstate Act provides that one year after enactment, adequately capitalized and adequately managed bank holding companies may acquire banks in any state, even in those jurisdictions that currently bar acquisitions by out-of-state institutions, subject to deposit concentration limits. The deposit concentration limits provide that regulatory approval by the Federal Reserve Board may not be granted for a proposed interstate acquisition if after the acquisition, the acquiror on a consolidated basis would control more than 10% of the total deposits nationwide or would control more than 30% of deposits in the state where the acquiring institution is located. The deposit concentration state limit does not apply for initial acquisitions in a state and in every case, may be waived by the state regulatory authority. Interstate acquisitions are subject to compliance with the Community Reinvestment Act ("CRA"). States are permitted to impose age requirements not to exceed five years on target banks for interstate acquisitions. States are not allowed to opt-out of interstate banking.

         Branching between states may be accomplished either by merging separate banks located in different states into one legal entity, or by establishing de novo branches in another state. Consolidation of banks is not permitted until June 1, 1997, provided that the state has not passed legislation "opting-out" of interstate branching. If a state opts-out prior to June 1, 1997, then banks located in that state may not participate in interstate branching. A state may opt-in to interstate branching by bank consolidation or by de novo branching by passing appropriate legislation earlier than June 1, 1997. Interstate branching is also subject to a 30% statewide deposit concentration limit on a consolidated basis, and a 10% nationwide deposit concentration limit. The laws of the host state regarding community reinvestment, fair lending, consumer protection (including usury limits) and establishment of branches shall apply to the interstate branches.

         De novo branching by an out-of-state bank is not permitted unless the host state expressly permits de novo branching by banks from out-of-state. The establishment of an initial de novo branch in a state is subject to the same conditions as apply to initial acquisition of a bank in the host state other than the deposit concentration limits.

         Effective one year after enactment, the Interstate Act permits bank subsidiaries of a bank holding company to act as agents for affiliated depository institutions in receiving deposits, renewing time deposits, closing loans, servicing loans and receiving payments on loans and other obligations. A bank acting as agent for an affiliate shall not be considered a branch of the affiliate. Any agency relationship between affiliates must be on terms that are consistent with safe and sound banking practices. The authority for an agency relationship for receiving deposits includes the taking of deposits for an existing account but is not meant to include the opening or origination of new deposit accounts. Subject to certain conditions, insured savings associations which were affiliated with banks as of June 1, 1994, may act as agents for such banks. An affiliate bank or savings association may not conduct any activity as an agent which such institution is prohibited from conducting as principal. If an interstate bank decides to close a branch located in a low or moderate-income area, it must comply with additional branch closing notice requirements. The appropriate regulatory agency is authorized to consult with community organizations to explore options to maintain banking services in the affected community where the branch is to be closed.

         To ensure that interstate branching does not result in taking deposits without regard to a community's credit needs, the regulatory agencies are directed to implement regulations prohibiting interstate branches from being used as "deposit production offices." The regulations to implement its provisions are due by June 1, 1997. The regulations must include a provision to the effect that if loans made by an interstate branch are less than fifty percent of the average of all depository institutions in the state, then the regulator must review the loan portfolio of the branch. If the regulator determines that the branch is not meeting the credit needs of the community, it has the authority to close the branch and to prohibit the bank from opening new branches in that state.

         When the interstate banking provisions become effective in one year, Security will have enhanced opportunities to acquire banks in any state subject to approval by the appropriate federal and state regulatory agencies. When the interstate branching provisions become effective in June 1997, Security will have the opportunity to consolidate affiliate banks located in different states to create one legal entity with branches in more than one state should management decide to do so, or to establish branches in different states, subject to any state opt-out provisions. The agency authority permitting Security affiliate banks to act as agents for each other in accepting deposits or servicing loans should make it more convenient for customers of one Security bank to transact their banking business at a Security affiliate in another state provided that operations are in place to facilitate these out of state transactions. Security does not presently own nor does it have any present plans or commitments to own any out of state affiliates.

         On November 18, 1993, the FDIC, together with the Federal Reserve, the OCC and the Office of Thrift Supervision (the "OTS"), published for comment proposed rules implementing the FDICIA requirement that the federal banking agencies establish operational and managerial standards to promote the safety and soundness of federally insured depository institutions. The proposal would establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general, the standards set forth in the proposal consist of the goals to be achieved in each area, and each institution would be responsible for establishing its own procedures to achieve those goals. Additionally, the proposal would establish a maximum permissible ratio of classified assets to capital and a minimum required earnings ratio. If an institution failed to comply with any of the standards set forth in the proposal, the institution would be required to submit to its primary federal regulator a plan for achieving and maintaining compliance. Failure to submit an acceptable plan, or failure to comply with a plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action. Based upon a review of the proposal, management of the Bank believes that the proposal, if adopted in substantially the form proposed, will not have a material adverse effect on the Bank

         On May 17, 1995, the FDIC, together with the Federal Reserve, the OCC and the OTS issued new regulations under the Community Reinvestment Act ("CRA"). Under the proposal, an institution's performance in meeting the credit needs of its entire community, including low and moderate income areas, as required by the CRA, would generally be evaluated under three tests: the "lending test," which would consider the extent to which the institution makes loans in the low and moderate income areas of its market; the "service test," which would consider the extent to which the institution makes branches accessible to low and moderate income areas of its market and provides other services that promote credit availability; and the "investment test," which would consider the extent to which the institution invests in community and economic development activities.

Proposed Legislation

         In addition to the above, there have been proposed a number of legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the U.S. banking system. It is impossible to predict whether or in what form these proposals may be adopted in the future, and if adopted, what their effect would be on Security.

PRINCIPAL HOLDER OF SECURITY COMMON STOCK

         The following table sets forth information concerning the number of shares of Security Common Stock held as of December 31, 1995, by each stockholder who is known to Security management to have been the beneficial owners of more than five percent of the outstanding shares of Security Common Stock as of that date:



Name and Address of                                 Shares Beneficially      Percent
Beneficial Owner(1)                                      Owned(2)          of Class(3)

Security National Bank and Trust Co.
         Trustee                                         904,125(1)             18%
         40 S. Limestone Street
         Springfield, OH  44502

Dwight W. Hollenbeck                                     428,384               8.4%
         c/o Cede & Co.
         Box 20
         Bowling Green Station, New York, NY 10004

Mr. and Mrs. Richard L. Kuss                             333,940               6.5%
         1130 Vester Avenue, Suite A
         Springfield, OH  45503


         (1) Held as trustee in a fiduciary capacity under various trust agreements. The trustee has advised Security that it has sole voting power for 794,895 of such shares and shared voting power with respect to 97,078 shares.


LEGAL PROCEEDINGS

Security and its subsidiary are from time to time subject to various pending and threatened lawsuits in which claims for monetary damages are asserted in the ordinary course of business. While any litigation involves an element of uncertainty, management of the Company does not anticipate that any currently pending or threatened litigation has the potential to materially affect the financial condition or results of operations of Security.

As of the date of this Proxy-Statement Prospectus management is aware of no pending litigation against Security or any of its subsidiaries.

PENDING ACQUISITION

         On April 22, 1996, Security executed a definitive Agreement and Plan of Reorganization with Third Financial Corp., Piqua, Ohio ("Third" and the "Third Agreement"). Pursuant to the terms of the Third Agreement stockholders of Third will exchange all of the outstanding shares of Third Common Stock on the effective date of the acquisition of Third by Security (the "Third Merger") for $40,050,000, in cash, in the aggregate, subject to adjustment. Third is a Delaware corporation and is a savings and loan holding company which owns as its principal asset all of the outstanding capital stock of Third Savings and Loan Association, Piqua, Ohio. The Third Merger will be accounted for as a purchase under the provisions of Accounting Principles Bulletin 16 and is expected to be completed in the fourth quarter of 1996.

         Third's audited financial statements as of September 30, 1995 and 1994 and for the three years ended September 30, 1995 are presented at page F-32. Third's interim financial statements as of and for the six-months ended March 31, 1996 and March 31, 1995 are presented at page F-60.

                            INFORMATION ABOUT CITNAT

GENERAL

         CitNat is an Ohio general business corporation and a registered bank holding company with its main office located in Urbana, Ohio. Citizens Bank is a national banking association and a wholly owned subsidiary of CitNat. Citizens Bank operates its main office at 1 Monument Square, Urbana, Ohio. Citizens Bank operates 5 branches.

         The principal business of Citizens Bank consists of attracting retail deposits from the general public and investing those funds in one to four family residential mortgage loans, consumer loans, commercial real estate, construction and commercial business loans primarily in its market area. Citizens Bank also purchases mortgage-backed securities and loan participations, and invests in U.S. Government and agency obligations and other permissible investments.

         Citizens Bank's revenues are derived primarily from interest on loans, investments, income from service charges and loan originations, and loan servicing fee income.

PROPERTIES

         CitNat owns no real or personal property of a material nature other than its main office, branch locations, and the furniture, fixtures and equipment used in its banking business. The main office of CitNat is located at 1 Monument Square, Urbana, Ohio and its branch offices are located at the following addresses.


                 Address                                        County
                 -------                                        ------

     2 S. Main St., Mechanicsburg, OH, 43044                Champaign, Ohio
     8 W. Maple St., N. Lewisburg, OH 43060                 Champaign,Ohio
     105 West Main St., Plain City, OH 43064                Madison, Ohio
     1 Monument Square, Urbana, OH 43078                    Champaign, Ohio
     828 Scioto St., Urbana, OH 43078                       Champaign, Ohio

         CitNat owns the land and buildings on which its main office and branch offices are located, free and clear of any major encumbrances.

LITIGATION

         There is no pending litigation of a material nature in which CitNat is a party or to which any of its property is subject. Further, there is no material legal proceeding in which any director, executive officer, principal stockholder or affiliate of CitNat, or any associate of any such director, executive officer, principal stockholder or affiliate, is a party or has a material interest adverse to CitNat. None of the ordinary routine litigation in which CitNat is involved is expected to have a material adverse effect on the financial condition, results of operations or business of CitNat.

VOTING, PRINCIPAL STOCKHOLDERS AND MANAGEMENT INFORMATION


         Holders of record of CitNat Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting of stockholders on August 21, 1996. On the Record Date there were 390,119 shares of
CitNat Common Stock issued and outstanding. Each share of CitNat Common Stock is entitled to one vote on each matter presented for stockholder action.

         The following table sets forth information concerning the number of shares of CitNat Common Stock held as of, March 31, 1996, by each stockholder who is known to CitNat management to have been the beneficial owner of more than five percent of the outstanding shares of CitNat Common Stock as of that date:

- --------------------------------------------------------------------------------

                                                           Shares Beneficially
                                                                 owned at                  Percent
          Beneficial Owners                                  March 31,,1996                of Class

Robert B. McConnell                                              23,158                     5.94%

Trustees of Mercy Memorial Hospital Association                  39,433                    10.11

- --------------------------------------------------------------------------------


         The following table shows certain information concerning the number of shares of CitNat Common Stock held as of March 31, 1996, by each director of CitNat and by all of CitNat's directors and executive officers as a group:

- --------------------------------------------------------------------------------

                                                                Shares of
                                                               Common Stock
                                                           Beneficially owned at          Percent
         Name                                                  March 31, 1996             of Class
         ----                                                  --------------             --------

 Leroy Blazer                                                       15,428                  3.95
 Dr. Walter Bumgarner                                                  654                   .17
 Grover C. Foulk                                                       381                   .10
 Henry Houston                                                         472                   .12
 John G. Kagamas                                                     3,120                   .80
 Robert B. McConnell                                                23,158                  5.94
 Charles R. Saxbe                                                      660                   .17
 Charles Stradler                                                    3,774                   .97
 Ronald L. Welch                                                     7,487                  1.92
 James R. Wilson                                                     5,680                  1.46
 John C. Wing                                                          654                   .17
 Richard Anderson                                                      987                   .25
 Tim Bunnell                                                           182                   .05
 Steven A. Glock                                                       154                   .04
 Judy Markin                                                           331                   .08
                                                                    ------
 All officers and directors (15 persons) as a group                 63,122                 16.16

- --------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors and executive officers of CitNat and their associates are customers of and have had transactions with CitNat from time to time in the ordinary course of business. Such transactions have been made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not and will not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.

COMPETITION

         The principal markets in which CitNat competes is Champaign, Union Madison, Logan and Clark Counties in Ohio. For deposits and loans CitNat competes with other banks, savings institutions, credit unions, finance companies, factoring companies, insurance companies, governmental agencies and other financial institutions.

EMPLOYEES

         At March 31, 1996, CitNat had 69 full time equivalent employees. CitNat is not a party to any collective bargaining agreement and employee relations are considered to be excellent by CitNat management.

CITNAT'S FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         This discussion is intended to focus on certain financial information regarding CitNat Bancorp, Inc. ("Company") and its wholly owned subsidiary, The Citizens National Bank of Urbana ("Bank"). This discussion should be read in conjunction with the consolidated financial statements and accompanying notes approving elsewhere herein.

         The Company is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations, except as discussed herein. The Company is also not aware of any current recommendations by its regulatory authorities that would have such impact if implemented.

RESULTS OF OPERATIONS - DECEMBER 31, 1995, 1994 AND 1993

         Net income in 1995 of $1,625,000 represents a 9 percent increase over the net income of $1,472,000 in 1994 which in turn increased by 12 percent over the net income of $1,300,000 reported in 1993. The primary factors which have influenced these positive operating results are discussed below.

         Net interest income is the primary source of earnings for the Company and consists of the difference between the interest income earned on loans and investments and the interest expense incurred on deposits and short-term borrowings. Changes in the mix and volume of interest-earnings assets and interest-bearing liabilities and their related yields have a major impact on earnings. Management attempts to manage the repricing of assets and liabilities so as to achieve a stable level of net interest income and minimize the effect of significant changes in the market level of interest rates. This is accomplished through the pricing and promotion of loan and deposit products.

         Net interest income computed on a fully taxable equivalent basis increased by $276,000 in 1995 over 1994. The source of this increase can be attributed to an increase in the average volume of earnings assets, particularly commercial and real estate loans. A portion of the increase in loans represents a shift of funds from lower yielding U.S. Government and Agency securities which also contributed to the increased net interest income.

         Net interest income computed on a fully taxable equivalent basis increased by $490,000 in 1994 compared to 1993. This increase is due largely to a change in the mix of earning assets as the proceeds from maturing investment securities were used to fund new loans. Investment securities declined by $9,274,000 from December 31, 1993 to 1994, while loans, primarily real estate and commercial loans, increased by slightly over $11,000,000 during the same period. Since the average yield earned on the loan portfolio has exceeded the average yield earned on the investment portfolio by 200 to 300 basis points over the last several years, this shift in asset mix increased net interest income.

         The provision for loan losses for years ended December 31, 1995, 1994 and 1993 were $150,000, $44,000 and $150,000, respectively. The reduced provision in 1994 is a result of net recoveries, experienced in that year, of previously charged-off loans.

         Other operating income includes service charges and fees on loan and deposit accounts, safe deposit box rental income and other miscellaneous fee income. This has been a relatively stable source of revenue for the Company with no significant fluctuations experienced from 1993 through 1995. The Company has historically held its portfolio of investment securities to maturity so gains or losses from the sale of securities have not had any significant impact on earnings. While management has classified the majority of the investment portfolio as available for sale under the provisions of Statement of Financial Accounting Standards No. 115, this was done for liquidity purposes and management has no current plans for significant sales of securities.

         Total other operating expenses have also been relatively stable for the Company over the last three years reflecting an increase of approximately 8.5 percent for 1994 over 1993 and a decline of approximately 1 percent for 1995 compared to 1994. Individual components of other operating expenses which fluctuated during the period were salaries and employee benefits which increased by 10.6 percent in 1994 over 1993 and federal deposit insurance expense which declined by 51.2 percent in 1995. This increase in salaries and benefits was a result of additional staff from the Farmers National Bank of Plain City, purchased in May of 1993 being employed for a full year in 1994 and general merit increases. The reduction in federal deposit insurance expense occurred in mid-1995 when the FDIC reduced insurance assessments from $.23 per $100 of deposits to $.04 per $100 of deposits.

         The Company's effective federal income tax rate has been approximately 28 percent for 1995, 1994 and 1993. This is less than the stated corporate tax rate of 34 percent due to the Company's investment in nontaxable securities of states and municipal governments.

FINANCIAL CONDITION

         Total assets of the Company increased from $126,731,000 at December 31, 1994 to $140,131,000 at December 31, 1995, an increase of 10.6 percent. This growth was primarily in the area of cash and cash equivalents which increased from $6,299,000 at the end of 1994 to $20,300,000 at the end of 1995.
Contributing to this unusual increase in cash and cash equivalents were unexpected increases in deposits from commercial business customers received at the end of 1995. A portion of these deposits were subsequently withdrawn and, as reflected elsewhere herein, total assets of the Company at March 31, 1996 were $135,031,000.

         Total investment securities declined by $1,900,000 from 1994 to 1995 as maturities of securities were used to fund increased loan demand.

         The distribution of the investment portfolio consists of U.S. Treasury Securities representing 25 percent, U.S. Government Agency Securities representing 47 percent, Corporate bonds and equity securities representing 12 percent and securities of States and Political Subdivisions representing 16 percent. The Company holds no mortgage-backed securities or other types of derivative securities.

         Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 and accordingly classified securities as either held to maturity or available for sale. All municipal securities have been classified as held to maturity because they are purchased for the benefit of the tax-free yield. These securities are carried at amortized cost on the Company's balance sheet. All remaining securities are classified as available for sale and are carried at fair value. While securities classified as available for sale could be sold to meet liquidity needs, management has historically not sold significant amounts of securities prior to maturity.

         The Company's loan portfolio consisted of the following loan types at December 31, 1995 and 1994 (in thousands):


                                                                        1995        1994
                                                                        ----        ----
          Loans secured by real estate:
               Construction and land development                     $  1,200     $  1,242
               Secured by farmland                                      5,100        5,807
               Secured by residential properties                       32,269       31,548
               Secured by nonfarm, nonresidential properties            3,951        4,112
          Loans to finance agricultural production                     12,379       12,481
          Commercial and industrial loans                              10,197        7,183
          Loans to individuals for household, family, and other        16,312       18,063
          Tax exempt obligations                                          587          510
                                                                     --------      -------

          Total loans                                                $ 81,995      $80,946
                                                                     ========      =======

         At December 31, 1995 and 1994, the loan portfolio included approximately $17,479,000 and $18,288,000 of loans for agricultural purposes. No other concentrations of loans are known to exist for a single industry or group of related borrowers which exceeds 10 percent of the loan portfolio. The Company also has no foreign loans outstanding.

         Using salaried loan officers, the Company originates loans from customers located principally in Champaign County and portions of surrounding counties. The Company has not purchased significant participations in loans originated by others and it has not sold significant participations in loans to others.

         Nonaccrual, past due and restructured loans at December 31, 1995 and 1994 are summarized below (in thousands). The policy for placing loans on nonaccrual status is to cease accruing interest on loans when management believes that the collection of interest is doubtful, or when loans are past due as to principal and interest ninety days or more, except that in certain circumstances interest accruals are continued on loans deemed by management to be fully collectible. In such cases, the loans are individually evaluated to determine whether to continue income recognition after ninety days beyond the due dates. When loans are charged off, any accrued interest recorded in the fiscal year is charged against interest income. The remaining balance is treated as a loan charge-off.

                                                                                 1995              1994
                                                                                 ----              ----
                                                                                 (000)              (000)

          Loans accounted for on a nonaccrual basis                             $  256           $     6

          Accruing loans which are contractually past due 90
               days or more                                                         98               -0-

          Troubled debt restructurings                                             -0-               -0-

          Impaired loans                                                           -0-               N/A


         The amount of interest income foregone on nonaccrual and restructured loans is not material for either period. At December 31, 1995 and 1994, the Bank had other loans totalling approximately $520,000 and $314,000, respectively, that do not meet criteria for disclosure above, but for which management has doubt about the ability of the borrowers to comply with loan repayment terms. Such loans have been considered by management in evaluating the adequacy of the allowance for loan losses.

         The allowance for loan losses is maintained by management at a level considered adequate to cover loan losses that are currently anticipated based on past loss experience, general economic conditions, changes in the mix and size of the loan portfolio, information about specific borrower situations and other factors and estimates which are subject to change over time. Management periodically reviews and grades selected large loans, delinquent and other problem loans and loans which have been adversely rated by regulatory agencies. The collectibility of these loans is evaluated by considering the current financial position and performance of the borrower, the estimated value of collateral, the Company's collateral position in relationship to other creditors, guarantees and other sources of repayment. Management forms judgements which are subjective as to the probability of loss and the amount of loss on these loans as well as other loans in the aggregate.

         The allowance for loan losses totalled $1,595,000 at December 31, 1995 and $1,555,000 at December 31, 1994, representing 1.95 percent and 1.92 percent of total loans, respectively.

A summary of loan charge-offs and recoveries by loan type is as follows for 1995 and 1994 (in thousands):

                                                                                 1995              1994
                                                                                 ----              ----
                                                                                 (000)            (000)

           Allowance for loan losses at beginning of year                        $1,555           $1,202

           Charge-offs -     Commercial and agricultural                             26               18
                             Real estate                                              0                0
                             Consumer                                               183              106
                                                                                 ------           ------
                                      Total                                         209              124

           Recoveries -      Commercial and agricultural                             35              385
                             Real estate                                              0                0
                             Consumer                                                64               48
                                                                                 ------           ------
                                      Total                                          99              433

           Provision for loan losses                                                150               44
                                                                                 ------           ------

           Allowance for loan losses at end of year                              $1,595           $1,555
                                                                                 ======           ======
           Ratio of net charge-offs (recoveries) to average loans
               outstanding for period                                               .13%            (.40)%


         At December 31, 1995, total deposits were $119,588,000 compared to $109,131,000 at December 31, 1994 for an increase of 9.6 percent. The significant deposit growth which was realized in 1995 is higher than the growth experienced in the previous several years and is not attributable to any special promotional activities by the Company. The composition of deposits by account type is summarized as follows at December 31, 1995 and 1994 (in thousands):


                                                         1995           1994
                                                         ----           ----
                                                         (000)          (000)

          Noninterest-bearing demand                  $ 25,320        $ 22,427
          Interest-bearing demand                       21,002          19,878
          Savings                                       28,840          30,393
          Time deposits of $100,000 and over            14,032           9,771
          Other time deposits                           30,394          26,662
                                                        ------          ------

                           Total                      $119,588        $109,131
                                                      ========        ========


         Total shareholders' equity increased from $15,306,000 at December 31, 1994 to $17,451,000 at December 31, 1995 for an increase of 14 percent. Contributing to this increase were earnings of $1,625,000 in 1995 and a change in the unrealized gain/loss on securities available for sale of $627,000. For both 1995 and 1994, the Company has paid semiannual stock dividends of 1 percent to shareholders, in lieu of cash dividends.

         Banking regulations have established minimum capital requirements for banks and bank holding companies including risk-based capital ratios and leverage ratios. As of December 31, 1995, risk-based capital regulations require a minimum total risk-based capital ratio of 8 percent, with half of the capital composed of core capital. Minimum leverage ratios range from 3 percent to 5 percent of total assets. Conceptually, risk-based capital requirements assess the riskiness of a financial institution's balance sheet and off-balance sheet commitments in relation to its capital. Core capital, or Tier 1 capital, includes common equity, perpetual preferred stock and minority interests that are held by others in consolidated subsidiaries minus intangible assets. Supplementary capital, or Tier 2 capital, includes core capital and such items as mandatory convertible securities, subordinated debt and the allowance for loans and lease losses, subject to certain limitations. Qualified Tier 2 capital can equal up to

100 percent of an institution's Tier 1 capital with certain limitations in meeting the total risk-based capital requirements. During 1994, the regulatory authorities determined that the adjustment to shareholders' equity resulting from the adoption of SFAS No. 115 would not be considered in the determination of regulatory capital.

At December 31, 1995, the Company's total risk-based capital ratio and leverage ratio were 27.17 percent and 12.40 percent, respectively, thus significantly exceeding the minimum regulatory requirements. At December 31, 1994, the respective ratios were 21.24 percent and 12.42 percent.

LIQUIDITY

Liquidity management for the Company centers around the assurance that funds are available to meet the loan and deposit needs of its customers and the Bank's other financial commitments.

Cash and noninterest-bearing deposits with banks and federal funds sold totalled $20,300,000 at December 31, 1995 and $6,299,000 at December 31, 1994. These
assets provide the primary source of liquidity for the Company. In addition, the Company has designated a substantial portion of its investment portfolio as available for sale to provide an additional source of liquidity.

A standard measure of liquidity is the relationship of loans to deposits. Lower ratios indicate greater liquidity. At December 31, 1995 and 1994, the ratio of loans to deposits was 68.6 percent and 74.2 percent, respectively, considered an acceptable level of liquidity by management.


IMPACT OF INFLATION

The financial data included herein has been prepared in accordance with generally accepted accounting principles which generally do not recognize changes in the relative value of money due to inflation or deflation.

In management's opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not change at the same rate or in the same magnitude as the inflation ratio. Rather, interest rate volatility is based on changes in monetary and fiscal policy. A financial institution's ability to be relatively unaffected by changes in interest rates is a good indicator of its capability to perform in today's volatile economic environment. The Company seeks to insulate itself from interest rate volatility by ensuring that rate-sensitive assets and rate-sensitive liabilities respond to changes in interest rates in a similar time frame and to a similar degree.


RESULTS OF OPERATIONS - MARCH 31, 1996 AND 1995

Net income for the three months ended March 31, 1996 was $426,000, an increase of $46,000 or 12.1 percent over the $380,000 recorded for the three months ended March 31, 1995. The primary cause of this increase was an increase in other income related to greater fee revenue earned from the sale of credit life and accident and health insurance policies to loan customers.

As reflected in the accompanying financial statements, the Company's net interest income was virtually unchanged at $1,555,000 for the first quarter of 1996 compared to $1,552,000 for the first quarter of 1995.

The provision for loan losses was $38,000 for both the first quarter of 1996 and 1995 as the Company continued to experience modest loan charge-offs and the level of nonperforming loans continued to be low.

Total other operating expenses were $1,186,000 for both the three months ended March 31, 1996 and 1995. Within this category, an increase in other miscellaneous expense attributed primarily to advertising and postage was offset by a reduction in federal deposit insurance expense. The FDIC eliminated deposit insurance assessments beginning in 1996 for well-capitalized banks as the Bank Insurance Fund reached its required level of reserves.

FINANCIAL CONDITION - MARCH 31, 1996

         Total assets declined to $135,031,000 at March 31, 1996, compared to $140,131,000 at December 31, 1995. This decline is consistent with the change in total deposits which were $114,688,000 at March 31, 1996 compared to $119,588,000 as of December 31, 1995. As previously indicated, the Company experienced an unexpected inflow of deposits near the end of 1995. Also, year-end deposit balances are typically higher than other periods of the year as agricultural customers build deposit balances from the sale of farm products.

         Cash and cash equivalents declined from $20,300,000 at year-end 1995 to $11,935,000 at March 31, 1996. This change related to the funding of deposit withdrawals and an increase in interest-bearing balances with other banks.

         Investment securities available for sale increased from $28,523,000 at the end of 1995 to $31,507,000 at March 31, 1996. Maturities of U.S. Government Agencies and Corporate securities were invested in U.S. Treasury securities. As noted below, loan demand was soft for the first quarter of 1996 and funds received from net loan repayments contributed to the increase in securities.

         Total loans were $80,285,000 at March 31, 1996 compared to $81,995,000 at December 31, 1995. The composition of the loan portfolio at March 31, 1996, is reflected below (in thousands):


               Loans secured by real estate
                    Construction and land development                                     $ 1,163
                    Secured by farmland                                                     5,078
                    Secured by residential properties                                      31,651
                    Secured by nonfarm, nonresidential properties                           4,024
               Loans to finance agricultural production                                    11,675
               Commercial and industrial loans                                             10,597
               Loans to individuals for household, family and other                        15,532
               Tax exempt obligations                                                         565
                                                                                          -------
                    Total loans                                                           $80,285
                                                                                          -------
                                                                                          -------


Most loan categories declined for the quarter with the largest change occurring in consumer loans which declined by $780,000 or 5 percent. Competition for loans in the Company's primary lending area has become more intense, particularly competition for agricultural loans from government-sponsored lenders and insurance funds. Also, the Company generally does not aggressively pursue indirect automobile loans which comprise a significant portion of the local consumer loan market. At March 31, 1996, the loan portfolio included approximately $16,753,000 of loans for agricultural purposes. Nonaccrual, past due and restructured loans at March 31, 1996 are summarized below (in thousands):


               Loans accounted for on a nonaccrual basis                                     $154

               Accruing loans which are contractually past due 90 days or more                 50

               Troubled debt restructurings                                                   -0-

               Impaired loans                                                                 -0-


The amount of interest income foregone on nonaccrual and restructured loans is not material for the three months ended March 31, 1996.

The allowance for loan losses totalled $1,663,000 at March 31, 1996 compared to $1,595,000 at December 31, 1995 representing 2.07 percent and 1.95 percent of total loans, respectively. Loans charged-off in the first quarter of 1996 totalled $28,000 while recoveries of previously charged-off loans totalled $58,000.

Total shareholders' equity increased to $17,704,000 at March 31, 1996 from $17,451,000 at December 31, 1995. The change results from earnings for the quarter of $426,000, a decline in the estimated fair value of securities available for sale, net of tax effect, of $155,000 and treasury stock repurchases of $18,000. The Company's total risk-based capital and leverage ratio were 23.50 percent and 13.15 percent at March 31, 1996, continuing to be well-above the minimum regulatory requirements.

                                 LEGAL OPINIONS

         Certain legal matters in connection with the Merger will be passed upon for Security by Werner & Blank Co., L.P.A., Toledo, Ohio and by Vorys, Sater, Seymour and Pease, Columbus, Ohio, for CitNat.

                                     EXPERTS

         The consolidated financial statements of Security as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference into this Proxy Statement-Prospectus have been audited by Ernst & Young, LLP independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon reports of such firms given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of CitNat as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in this Proxy Statement-Prospectus have been audited by Crowe, Chizek & Company LLP independent auditors, as stated in their report which is contained herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Third as of September 30, 1995 and 1994, and for each of the three years in the period ended September 30, 1995, included in this Proxy Statement-Prospectus have been audited by KPMG Peat Marwick LLP independent auditors, as stated in their report which is contained herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
CitNat Bancorp, Inc.
Urbana, Ohio



We have audited the accompanying consolidated balance sheets of CitNat Bancorp, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CitNat Bancorp, Inc. as of December 31, 1995 and 1994, and the results of its operations and cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for impaired loans in 1995 and certain investment securities in 1994 to comply with new accounting guidance.




                                            Crowe, Chizek and Company LLP




Columbus, Ohio
January 5, 1996

                              CITNAT BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994

- --------------------------------------------------------------------------------

(In Thousands)                                                                    1995              1994
                                                                                  ----              ----
ASSETS
Cash and due from banks (Note 11)                                            $  11,600         $   6,299
Federal funds sold                                                               8,700
                                                                             ---------         ---------
     Cash and cash equivalents                                                  20,300             6,299
Interest-bearing deposits in other banks                                           582               547
Investment securities available for sale (Note 2)                               28,523            29,906
Investment securities held to maturity (Fair values of $5,513 in 1995
  and $5,644 in 1994) (Note 2)                                                   5,325             5,842
Total loans (Notes 3 and 14)                                                    81,995            80,946
Less allowance for loan losses (Note 4)                                         (1,595)           (1,555)
                                                                             ---------         ---------
     Loans, net                                                                 80,400            79,391
Premises and equipment - net (Note 5)                                            2,478             2,538
Cash surrender value (Note 8)                                                      704               377
Accrued income and other assets                                                  1,819             1,831
                                                                             ---------         ---------

         Total assets                                                        $ 140,131         $ 126,731
                                                                             =========         =========
LIABILITIES
Noninterest-bearing deposits                                                 $  25,320         $  22,427
Interest-bearing deposits (Note 6)                                              94,268            86,704
                                                                             ---------         ---------
     Total deposits                                                            119,588           109,131
Short-term borrowings (Notes 2 and 7)                                            1,891             1,340
Accrued expense and other liabilities                                            1,201               954
                                                                             ---------         ---------

     Total liabilities                                                         122,680           111,425
                                                                             ---------         ---------

Commitments and contingencies (Note 11)



SHAREHOLDERS' EQUITY
Common stock, $5 par value - 720,000 shares authorized, 392,601 and
  385,162 shares issued in 1995 and 1994 (Note 1)                                1,963             1,926
Surplus                                                                          3,054             2,756
Retained earnings (Note 12)                                                     12,435            11,158
Treasury stock, 2,082 shares at cost                                               (94)
Unrealized gain/(loss) on securities available for sale                             93              (534)
                                                                             ---------         ---------
     Total shareholders' equity                                                 17,451            15,306
                                                                             ---------         ---------

         Total liabilities and shareholders' equity                          $ 140,131         $ 126,731
                                                                             =========         =========

- --------------------------------------------------------------------------------
                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 1995, 1994 and 1993

- --------------------------------------------------------------------------------

(In thousands except for per share data)                        1995            1994            1993
                                                                ----            ----            ----
INTEREST INCOME
Interest and fees on loans                                   $ 7,670         $ 6,640         $ 5,884
Interest on investment securities
     Taxable                                                   1,688           1,756           2,192
     Tax exempt                                                  329             347             318
Interest on deposits in other banks                               37              29              65
Interest on federal funds sold                                   237              97             148
                                                             -------         -------         -------
     Total interest income                                     9,961           8,869           8,607
                                                             -------         -------         -------

INTEREST EXPENSE
Interest on deposits $100 and over                               582             398             451
Interest on other deposits                                     3,124           2,572           2,752
Interest on short-term borrowings                                103              33              13
                                                             -------         -------         -------
     Total interest expense                                    3,809           3,003           3,216
                                                             -------         -------         -------

NET INTEREST INCOME                                            6,152           5,866           5,391

Provision for loan losses (Note 4)                              (150)            (44)           (150)
                                                             -------         -------         -------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            6,002           5,822           5,241
                                                             -------         -------         -------

OTHER OPERATING INCOME
Service charges                                                  472             483             483
Other income                                                     400             395             369
                                                             -------         -------         -------
     Total other operating income                                872             878             852
                                                             -------         -------         -------

OTHER OPERATING EXPENSES
Salaries and employee benefits (Note 8)                        2,418           2,369           2,142
Occupancy and equipment                                          767             755             716
Federal deposit insurance                                        126             246             238
State franchise taxes                                            185             184             180
Data processing                                                  232             222             200
Other expenses                                                   863             870             806
                                                             -------         -------         -------
     Total other operating expenses                            4,591           4,646           4,282
                                                             -------         -------         -------

Income before federal income taxes                             2,283           2,054           1,811

Federal income taxes (Note 10)                                   658             582             511
                                                             -------         -------         -------

NET INCOME                                                   $ 1,625         $ 1,472         $ 1,300
                                                             =======         =======         =======

Earnings per common share and common share equivalent
  (Note 1)                                                   $  4.08         $  3.73         $  3.38
                                                             =======         =======         =======
Fully diluted earnings per common share (Note 1)             $  4.08         $  3.71         $  3.38
                                                             =======         =======         =======

- --------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended December 31, 1995, 1994 and 1993

(In thousands)                                                                     Unrealized loss
                                                                                    on Securities
                                   Common                 Retained     Treasury       Available
                                    Stock     Surplus     Earnings       Stock       for Sale          Total
                                    -----     -------     --------       -----       --------          -----

Balance, January 1, 1993          $  1,800    $  1,804    $  9,712    $   (375)                      $ 12,941
Net income                                                   1,300                                      1,300
Purchase of 95 treasury
  shares                                                                    (4)                            (4)
Sale of 10,819 treasury shares                      54                     379                            433
Cash dividends ( $.73 per
  share)                                                      (284)                                      (284)
Stock dividends                         90         625        (715)
Cash paid in lieu of
  fractional shares                                             (5)                                        (5)
                                  --------    --------    --------    --------     --------           --------

Balance, December 31,
  1993                               1,890       2,483      10,008                                     14,381
Effect of adopting new
  method of accounting
  for investment
  securities (Note 1)                                                              $    775               775
Net income                                                   1,472                                      1,472
Purchase of 4,657
  treasury shares                                                     $   (186)                          (186)
Sale of 4,657 treasury shares                                              186                            186
Stock dividends                         36         273        (309)
Cash paid in lieu of
  fractional shares                                            (13)                                       (13)
Change in unrealized loss
  on securities available
  for sale                                                                           (1,309)           (1,309)
                                  --------    --------    --------    --------     --------           --------

Balance, December 31,
  1994                               1,926       2,756      11,158         -0-         (534)           15,306
Net income                                                   1,625                                      1,625
Purchase of 6,231
  treasury shares                                                         (280)                          (280)
Sale of 4,149 treasury shares                                              186                            186
Stock dividends                         37         298        (335)
Cash paid in lieu of
  fractional shares                                            (13)                                       (13)
Change in unrealized loss on
  securities available for sale                                                         627               627
                                  --------    --------    --------    --------     --------           --------
Balance, December 31,
  1995                            $  1,963    $  3,054    $ 12,435    $   (94)    $      93          $ 17,451
                                  ========    ========    ========    ========    =========          ========



- --------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

(In thousands)                                                          1995             1994             1993
                                                                        ----             ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                     $  1,625         $  1,472         $  1,300
     Adjustments to reconcile net income to net cash from
       operating activities
         Depreciation                                                    339              344              344
         Provision for loan losses                                       150               44              150
         Amortization/(accretion)                                       (217)            (212)             (41)
         Deferred income taxes                                           (56)             (19)            (113)
         FHLB stock dividends received                                   (25)             (10)
         Changes in
              Income taxes payable                                        43              (38)              41
              Interest receivable                                       (137)               4              128
              Interest payable                                            92               41             (143)
              Other assets and liabilities, net                           (6)             180             (160)
                                                                    --------         --------         --------
         Net cash from operating activities                            1,808            1,806            1,506
                                                                    --------         --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
     Maturities of investment securities held to maturity                822              362           26,661
     Sale of investment securities                                                                       1,011
     Purchases of investment securities held to maturity                (326)            (713)         (25,097)
     Maturities of investments securities available for sale          22,200           26,729
     Purchases of investment securities available for sale           (19,605)         (17,706)
     Purchases of interest-bearing deposits                           (1,146)          (1,081)          (2,836)
     Maturities of interest-bearing deposits                           1,111            1,110            3,565
     Net increase in loans                                            (1,158)         (10,778)          (7,179)
     Property and equipment expenditures                                (279)            (403)             (96)
     Purchase life insurance policies                                   (326)            (325)
     Cash and cash equivalents received in excess
       of cash paid for acquisition                                                                      2,893
                                                                    --------         --------         --------
         Net cash from investing activities                            1,293           (2,805)          (1,078)
                                                                    --------         --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase/(decrease) in deposits                              10,457           (4,327)          (2,137)
     Net change in short term borrowings                                 551              640
     Cash dividends paid                                                 (14)             (17)            (284)
     Purchase of treasury stock                                         (281)            (186)              (4)
     Sale of treasury stock                                              187              186              433
                                                                    --------         --------         --------
         Net cash from financing activities                           10,900           (3,704)          (1,992)
                                                                    --------         --------         --------

Net change in cash and cash equivalents                               14,001           (4,703)          (1,564)
Cash and cash equivalents at beginning of year                         6,299           11,002           12,566
                                                                    --------         --------         --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $ 20,300         $  6,299         $ 11,002
                                                                    ========         ========         ========

- --------------------------------------------------------------------------------


                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of the accompanying consolidated financial statements.

Basis of Presentation: The consolidated financial statements include the accounts of CitNat Bancorp, Inc. (Company) and its wholly owned subsidiary, The Citizens National Bank of Urbana (Bank). All material intercompany transactions and balances have been eliminated.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash, short-term interest-bearing deposits with financial institutions and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan transactions, deposits transactions and short-term borrowings. For the years ended December 31, 1995, 1994 and 1993, the Company paid interest of $3,717,000, $2,962,000 and $3,360,000 and income taxes of $672,000, $629,000 and $583,000, respectively.

Investment Securities: Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires corporations to classify debt securities as held to maturity, trading or available for sale. The effect of adjusting securities available for sale to fair value, net of applicable income tax effects is reported as a separate component of shareholders' equity in the balance sheet. The effect of adopting SFAS No. 115 on January 1, 1994 was to increase shareholders' equity by $775,000.

Securities classified as held to maturity are those that management has the positive intent and ability to hold to maturity. Securities classified as available for sale are those that management intends to sell or that would be sold for liquidity, investment management, or similar reasons, even if management does not presently intend such a sale.

Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available for sale are carried at fair value using the specific identification method. Unrealized gains and losses are recorded as a net amount in a separate component of shareholders' equity, net of tax effects. Gains or losses on dispositions are based on net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

- --------------------------------------------------------------------------------
                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Income on Loans: Interest income on loans is accrued over the term of the loans based on the principal balance outstanding. When substantial doubt exists as to the collectibility of a loan, the interest accrual is discontinued. Loan origination fees, net of direct loan origination costs, are deferred and recognized over the life of the loan as a yield adjustment. The net amount deferred is reported in the Balance Sheet as a reduction of loans.

The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as part of the provision for loan losses.

Allowance for Possible Loan Losses: The allowance for possible loan loss, which is reported as a deduction from loans, is available for loan charge-offs. This allowance is increased by provisions charged to earnings and is reduced by loan charge-offs, net of recoveries. The adequacy of the allowance is based on management's evaluation of several key factors including information about specific borrower situations, their financial position and collateral values, current economic conditions, changes in the mix and levels of the various types of loans, past charge-off experience, and other pertinent information. The allowance for possible loan losses is based on estimates using currently available information, and ultimate losses may vary from current estimates due to changes in circumstances. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Charge-offs are made against the allowance for possible loan loss when management concludes that loan amounts are likely to be uncollectible.

On January 1, 1995, the Company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS 114 specifies that allowances for loan losses on impaired loans should be determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate, or the fair value of the collateral. A loan is impaired when all principal and interest amounts will not likely be collected according to the loan contract. The impact of adoption of SFAS 114 and SFAS 118 on the financial position or results of operations of the Company was not significant.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Premises and equipment are depreciated on the straight-line and declining-balance methods over the estimated useful lives of the assets. Maintenance and repairs are expensed and major improvements are capitalized.

- --------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Real Estate: Real estate acquired through foreclosure is initially recorded at the lower of the recorded loan amount or the fair market value of the asset received. If management later determines that the total capitalized cost of the property cannot be recovered through sale or use, the loss is recognized in the current period by a charge to income with a corresponding writedown of the asset.

Per Share Amounts: The Company declared 1% stock dividends payable to shareholders of record as of June 20, 1995 and November 21, 1995, and 1% stock dividends payable to shareholders as of June 21, 1994 and December 1, 1994. The Company also paid a 5% stock dividend payable to shareholders of record as of December 31, 1993. Fractional shares were paid in cash. These stock dividends resulted in the issuance of 3,704, 3,735, 3,609, 3,670 and 17,883 shares of common stock, respectively. Dividends per share and earnings per share amounts have been computed as though the additional shares had always been outstanding.

In addition, earnings per share amounts take into consideration the dilutive effects of the stock option plan adopted by the Board of Directors on April 6, 1994. Earnings per common share and common share equivalent has been computed assuming the exercise of dilutive stock options, less the treasury shares assumed to be purchased from the proceeds using the average market price of the Company's stock for the period options were outstanding. Fully diluted earnings per common share represents the additional dilution related to the stock options due to the use of the market price as of the end of the year if it exceeds the average price for the year.

The weighted average common and common equivalent shares and fully diluted shares outstanding as of December 31, 1995 was 398,704 for both calculations. The weighted average common and common equivalent shares and fully diluted shares outstanding as of December 31, 1994 were 394,206 and 396,764, respectively. The weighted average common and common equivalent shares outstanding at December 31, 1993 was 384,404 for both calculations.






- --------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- -------------------------------------------------------------------------------


NOTE 2 - INVESTMENT SECURITIES

A comparison of the amortized cost and estimated fair value of investment securities at December 31, 1995 and 1994 follows (in thousands):


                                                 ----------------------1995-------------------------
                                                               Gross        Gross          Estimated
                                                 Amortized  Unrealized    Unrealized       Fair
                                                    Cost       Gains       Losses          Value
                                                    ----       -----       ------          -----

INVESTMENT SECURITIES
  AVAILABLE FOR SALE
     U.S. Treasury                                $  8,434    $   41                    $  8,475
     U.S. Government agencies                       15,794        85        $ 34          15,845
     Corporate bonds                                 2,203        39           3           2,239
                                                  --------    ------        ----        --------
     Total debt securities                          26,431       165          37          26,559

     Equity investments                              1,952        12                       1,964
                                                  --------    ------        ----        --------
     Total investment securities
       available for sale                         $ 28,383    $  177        $ 37        $ 28,523
                                                  ========    ======        ====        ========
INVESTMENT SECURITIES
  HELD TO MATURITY
      States and political
       subdivision                                $  5,325    $  190        $  2        $  5,513
                                                  ========    ======        ====        ========

                                                   ---------------------1994-----------------------
                                                              Gross          Gross        Estimated
                                                   Amortized  Unrealized     Unrealized   Fair
                                                   Cost       Gains          Losses       Value
                                                   ----       -----          ------       -----
INVESTMENT SECURITIES
  AVAILABLE FOR SALE
     U.S. Treasury                                $  8,743    $  1          $   6       $  8,739
     U.S. Government agencies                       18,191       4            756         17,438
     Corporate bonds                                 1,955                     48          1,907
                                                  --------    ----          -----       --------
     Total debt securities                          28,889       5            810         28,084

     Equity investments                              1,827                      5          1,822
                                                  --------    ----          -----       --------
     Total investment securities
       available for sale                         $ 30,716    $  5          $ 815       $ 29,906
                                                  ========    ====          =====       ========
INVESTMENT SECURITIES
  HELD TO MATURITY
      States and political
       subdivision                                $  5,842    $ 24           $ 222      $  5,644
                                                  ========    ====           =====      ========

- -------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

NOTE 2 - INVESTMENT SECURITIES (Continued)

The amortized cost and estimated market value of investments in debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                Estimated
                                                                  Amortized       Fair
(In thousands)                                                       Cost         Value
                                                                     ----         -----
Debt securities available for sale
      Due in one year or less                                     $ 12,633      $ 12,652
      Due after one year through five years                         13,798        13,907
                                                                  --------      --------
         Total debt securities                                    $ 26,431      $ 26,559
                                                                  ========      ========

Debt securities held to maturity
      Due in one year or less                                     $    639      $    651
      Due after one year through five years                          3,076         3,174
      Due after five years through ten years                         1,413         1,479
      Due after ten years                                              197           209
                                                                  --------      --------
         Total debt securities                                    $  5,325      $  5,513
                                                                  ========      ========


No investment securities were sold during 1995 or 1994. Proceeds from sales of investment securities during 1993 were $1,001,000. A gross gain of $3,000 was realized.

Investment securities with an amortized cost of approximately $13,197,000 and $12,493,000 at December 31, 1995 and 1994 were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.


NOTE 3 - LOANS

Loans as presented on the consolidated balance sheet are comprised of the following as of December 31 (in thousands):


                                                              1995        1994
                                                              ----        ----
Loans secured by real estate:
     Construction and land development                    $  1,200    $  1,242
     Secured by farmland                                     5,100       5,807
     Secured by residential properties                      32,269      31,548
     Secured by nonfarm, nonresidential properties           3,951       4,112
Loans to finance agricultural production                    12,379      12,481
Commercial and industrial loans                             10,197       7,183
Loans to individuals for household, family and other        16,312      18,063
Tax exempt obligations                                         587         510
                                                          --------    --------

         Total loans                                      $ 81,995    $ 80,946
                                                          ========    ========


- --------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

The following table presents the aggregate amount of loans outstanding to directors and executive officers (including their related interests) and an analysis of activity in such loans for the 12 months ended December 31, 1995 (in thousands):


Balance, December 31, 1994                           $ 743
     New loans                                         147
     Repayments                                       (247)
                                                     -----

Balance, December 31, 1995                           $ 643
                                                     =====


The Bank grants residential, consumer and commercial loans to customers located primarily in Champaign County, Ohio.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows (in thousands):


                                                  1995        1994       1993
                                                  ----        ----       ----

         Balance - January 1                   $ 1,555     $ 1,202    $ 1,300
         Provision charged to expense              150          44        150
         Loans charged off                        (209)       (124)      (371)
         Recoveries                                 99         433        118
         Change incident to acquisition                                     5
                                               -------     -------    -------

         Balance December 31                   $ 1,595     $ 1,555    $ 1,202
                                               =======     =======    =======


As of and for the year ending December 31, 1995, no impaired loans were within the scope of SFAS No. 114.

- --------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

NOTE 5 - PREMISES AND EQUIPMENT

A summary of premises and equipment by major category follows (in thousands):


                                                    1995        1994
                                                    ----        ----

         Land                                    $   194     $   194
         Buildings and improvements                3,178       3,045
         Furniture and equipment                   2,889       2,804
                                                 -------     -------

              Total cost                           6,261       6,043

         Accumulated depreciation                  3,783       3,505
                                                 -------     -------

              Total, net                         $ 2,478     $ 2,538
                                                 =======     =======


NOTE 6 - INTEREST-BEARING DEPOSITS

Interest-bearing deposits as presented on the consolidated balance sheet are comprised of the following as of December 31 (in thousands):

                                                     1995        1994
                                                     ----        ----

Interest-bearing demand deposits                 $ 21,002    $ 19,878
Savings deposits                                   28,840      30,393
Time deposits, $100,000 and over                   14,032       9,771
Other time deposits                                30,394      26,662
                                                 --------    --------

         Total interest-bearing deposits         $ 94,268    $ 86,704
                                                 ========    ========


NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings consist of the following (in thousands):

                                                               1995        1994
                                                               ----        ----

         Interest-bearing account with U.S. Treasury        $   379     $   315
         Securities sold under agreement to repurchase        1,512
         Federal funds purchased                                          1,025
                                                            -------     -------

              Total                                         $ 1,891     $ 1,340
                                                            =======     =======


- --------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------

NOTE 8 - PROFIT SHARING RETIREMENT PLAN

During 1994, the Company amended and restated the Salary Reduction 401(k) Profit Sharing Retirement Plan to add features permitting employees to invest a portion of their account balances in common stock of the Company. The new Employee Stock Ownership Plan with 401(k) provisions (KSOP), which covers substantially all employees, permits employee voluntary contributions and provides for discretionary Company matching, basic and optional contributions. Employee voluntary contributions, Company basic contributions and 50% of Company matching contributions are fully vested at all times. Company optional contributions and the remaining matching contributions vest over a seven-year period. The expense associated with the plan amounted to $99,000 in 1995, $100,000 in 1994 and $84,000 in 1993.

Also during 1994, the Company adopted nonqualified salary deferral and executive supplemental income plans for certain officers and directors. The liability for benefits to be provided under these plans is being accrued over the expected period of service of the covered officers and directors. Plan expense totaled $115,000 and $57,000 in 1995 and 1994, respectively. As an informal means of funding these plans and to provide earnings to offset expected plan costs, the Bank purchased life insurance policies on the lives of the covered officers and directors. The Bank is both the owner and beneficiary of the life insurance policies. The cash surrender value of these and other policies totaled $704,000 and $377,000 at December 31, 1995 and 1994, respectively.

NOTE 9 - STOCK OPTION PLAN

On April 6, 1994, the Board of Directors adopted a stock option plan authorizing the grant of incentive stock options to key employees and nonstatutory stock options to members of the Board. The maximum number of shares subject to option is 71,820. The option exercise price is not less than the estimated fair market value of the Company's stock at the date of grant. As of December 31, 1995, a total of 71,820 options at an exercise price of $40 per share were outstanding. No options were exercised in 1995 or 1994. The options expire if they have not been exercised within a ten-year period.

NOTE 10 - FEDERAL INCOME TAXES

Federal income taxes consist of the following components (in thousands):

                                             1995          1994          1993
                                             ----          ----          ----
Current expense                             $ 714         $ 600         $ 624
Deferred expense                              (56)          (18)         (113)
                                            -----         -----         -----

    Total federal income tax expense        $ 658         $ 582         $ 511
                                            =====         =====         =====


- --------------------------------------------------------------------------------

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993

NOTE 10 - FEDERAL INCOME TAXES (Continued)

The difference between the financial statement tax provision and amounts computed by applying the statutory federal income tax rate is due principally to the benefit of nontaxable interest on state and municipal obligations.

At December 31, 1995 and 1994, net deferred taxes included in accrued interest receivable and other assets in the accompanying consolidated balance sheets consisted of the following (in thousands):

                                             1995            1994
                                             ----            ----

         Deferred tax assets            $        480     $        660
         Deferred tax liabilities               (158)             (72)
                                        ------------     ------------

              Net                       $        322        $     588
                                        ============        =========


Deferred taxes arise primarily from differences in the recording, for financial statement and tax reporting purposes, of bad debt deductions with respect to deferred tax assets and depreciation expense with respect to deferred tax liabilities. The Company has sufficient taxes paid in prior years to support recognition of the net deferred tax asset.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it uses for on-balance-sheet items.

As of December 31, 1995, outstanding loan commitments, customers' unused lines of credit and standby letters of credit totaled approximately $13,667,000.

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets, deposits and other items.

At December 31, 1995, federal regulations required the Bank to have $1,052,000 cash on hand or on deposit with the Federal Reserve.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993



NOTE 12 - DIVIDENDS

The Company's primary source of funds with which to pay dividends is The Citizens National Bank of Urbana. The Bank is restricted by national banking laws from paying dividends in any calendar year which exceed retained net profits (as defined) for that year and the two preceding years, without prior approval of the Comptroller of the Currency. This limitation does not currently restrict the Company's ability to pay customary dividends.

NOTE 13 - ACQUISITION

Effective May 1, 1993, the Bank paid $1,750,000 to acquire the Farmers National Bank of Plain City and Plain City Home and Savings Company, thereby assuming all assets and liabilities of the acquired financial institutions. The acquisitions have been accounted for using the purchase method of accounting and accordingly, the acquired assets and liabilities have been recorded based on their estimated fair value. The assets and liabilities acquired totaled approximately $9,450,000. The effect of these acquisitions are included in the results of operations, prospectively from May 1, 1993.

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

On December 31, 1995, the Company was required to adopt SFAS No. 107, "Disclosure about Fair Values of Financial Instruments." This standard prescribes that the Company disclose the estimated fair values of its financial instruments.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which estimating that value is practicable.

Cash and Short-term Investments: For short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities: For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

Loans: The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Carrying value is considered to approximate fair value for loans that contractually reprice at intervals less than one year. The fair market value of commitments is not material at December 31, 1995.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
(Continued)

Cash Surrender Value: The amount which would be received by the Company upon cancellation of the insurance policies has been used as an estimate of fair value.

Deposit Liabilities: The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Securities Sold Under Agreements to Repurchase and Other Borrowed Funds: Because of the short-term nature of these obligations, the carrying amount is a reasonable estimate of fair value.

Accrued Interest Receivable and Payable: For accrued interest receivable and payable, the carrying amount is a reasonable estimate of fair value.

The estimated fair values of the Bank's financial instruments at December 31, 1995 are as follows: (In thousands)

                                                                             Estimated
                                                         Carrying              Fair
                                                           Value               Value
                                                           -----               -----
      Financial assets:
           Cash and short-term investments              $      20,300       $      20,300
           Investment securities available for sale            28,523              28,523
           Investment securities held to maturity               5,325               5,513
           Loans                                               81,995              81,071
           Cash surrender value                                   704                 704
           Accrued interest receivable                          1,292               1,292

      Financial liabilities
           Deposits                                          (119,588)           (120,351)
           Short-term borrowings                               (1,891)             (1,891)
           Accrued interest payable                              (506)               (506)


                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
(Continued)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                              CITNAT BANCORP, INC.
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 1996
                                   (Unaudited)

                                                               March 31,
(In thousands)                                                   1996
                                                                 ----
ASSETS
Cash and due from banks (Note 11)                           $      5,690
Federal funds sold                                                 6,245
                                                            ------------
     Cash and cash equivalents                                    11,935
Interest-bearing deposits in other banks                           2,482
Investment securities available for sale (Note 2)                 31,507
Investment securities held to maturity  (Fair value
  of $5,473) (Note 2)                                              5,319
Total loans (Notes 3 and 13)                                      80,285
Less allowance for loan losses (Note 4)                            1,663
                                                            ------------
     Loans, net                                                   78,622
Premises and equipment, net (Note 5)                               2,412
Cash surrender value (Note 8)                                        697
Accrued income and other assets                                    2,057
                                                            ------------

              Total assets                                  $    135,031
                                                            ============


LIABILITIES
Noninterest-bearing deposits                                $     21,912
Interest-bearing deposits (Note 6)                                92,776
                                                            ------------
     Total deposits                                              114,688
Short-term borrowings (Notes 2 and 7)                              1,329
Accrued expense and other liabilities                              1,310
                                                            ------------

     Total liabilities                                           117,327
                                                            ------------
Commitments and contingencies (Note 11)

SHAREHOLDERS' EQUITY
Common stock, $5 par value - 720,000 shares authorized,
  392,601 shares issued in 1996 (Note 1)                           1,963
Surplus                                                            3,054
Retained earnings (Note 12)                                       12,861
Treasury stock, 2,482 shares at cost                                (112)
Unrealized gain/(loss) on securities available for sale              (62)
                                                            ------------
     Total shareholders' equity                                   17,704
                                                            ------------
              Total liabilities and shareholders' equity    $    135,031
                                                            ============

                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   Three months ended March 31, 1996 and 1995
                                   (Unaudited)

(In thousands except per share data)                                  1996          1995
                                                                      ----          ----

INTEREST INCOME
Interest and fees on loans                                        $    1,846     $    1,872
Interest on investment securities
     Taxable                                                             427            417
     Tax exempt                                                           75             82
Interest on deposits in other banks                                       36              9
Interest on federal funds sold                                           114             33
                                                                  ----------     ----------
     Total interest income                                             2,498          2,413
                                                                  ----------     ----------

INTEREST EXPENSE
Interest on deposits $100,000 and over                                   173            129
Interest on other deposits                                               758            712
Interest on short-term borrowings                                         12             20
                                                                  ----------     ----------
     Total interest expense                                              943            861
                                                                  ----------     ----------

NET INTEREST INCOME                                                    1,555          1,552

Provision for loan losses (Note 4)                                        38             38
                                                                  ----------     ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                    1,517          1,514
                                                                  ----------     ----------

OTHER OPERATING INCOME
Service charges                                                          118            110
Other income                                                             153             94
                                                                  ----------     ----------
     Total other operating income                                        271            204
                                                                  ----------     ----------

OTHER OPERATING EXPENSES
Salaries and employee benefits (Note 8)                                  644            655
Occupancy and equipment                                                  201            182
Federal deposit insurance                                                  1             61
State franchise taxes                                                     48             43
Data processing                                                           51             45
Other expenses                                                           241            200
                                                                  ----------     ----------
     Total other operating expenses                                    1,186          1,186
                                                                  ----------     ----------

Income before federal income taxes                                       602            532

Federal income taxes (Note 10)                                           176            152
                                                                  ----------     ----------

NET INCOME                                                        $      426     $      380
                                                                  ==========     ==========

Earnings per common share and common share equivalent (Note 1)    $     1.07     $     .95
                                                                  ==========     =========
Fully diluted earnings per common share (Note 1)                  $     1.07     $     .95
                                                                  ==========     =========

                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                        Three months ended March 31, 1996
                                   (Unaudited)

                                                                                        Unrealized loss
                                                                                         on Securities
                              Common                        Retained        Treasury       Available
(In thousands)                 Stock          Surplus       Earnings          Stock        for Sale         Total
                               -----          -------       --------          -----        --------         -----

Balance, January 1,
  1996                     $     1,963    $     3,054     $    12,435    $       (94)   $        93     $    17,451

Net income                                                        426                                           426

Purchase of 400
  treasury shares                                                                (18)                           (18)

Change in unrealized
  loss on securities
  available for sale                                                                           (155)           (155)
                           -----------    -----------     -----------    -----------    -----------     -----------

Balance March 31,
  1996                     $     1,963    $     3,054     $    12,861    $      (112)   $       (62)    $    17,704
                           ===========    ===========     ===========    ===========    ===========     ===========

                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Three months ended March 31, 1996 and 1995
                                   (Unaudited)

(In thousands)                                                                              1996           1995
                                                                                            ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                         $       426     $       380
     Adjustments to reconcile net income to net cash from operating activities
         Depreciation                                                                            85              94
         Provision for loan losses                                                               38              38
         Accretion                                                                              (86)            (64)
         FHLB stock dividends received                                                           (7)             (6)
         Changes in
              Income taxes payable                                                              150             145
              Interest receivable                                                               (22)           (179)
              Interest payable                                                                  (13)            (16)
              Other assets and liabilities, net                                                (164)           (333)
                                                                                        -----------     -----------
         Net cash from operating activities                                                     407              59
                                                                                        -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Maturities of investment securities held to maturity                                                       225
     Purchases of investment securities held to maturity                                                       (326)
     Sales of investment securities available for sale                                        2,500
     Maturities of investment securities available for sale                                   7,600           9,000
     Purchases of investment securities available for sale                                  (13,213)         (5,120)
     Purchases of interest-bearing deposits                                                  (1,900)
     Net (increase) decrease in loans                                                         1,740            (916)
     Property and equipment expenditures                                                        (19)            (94)
                                                                                        -----------     -----------
         Net cash from investing activities                                                  (3,292)          2,769
                                                                                        -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase/(decrease) in deposits                                                     (4,900)          2,476
     Net change in short-term borrowings                                                       (562)             69
     Purchase of treasury stock                                                                 (18)            (67)
     Sale of treasury stock                                                                                      67
                                                                                        -----------     -----------
         Net cash from financing activities                                                  (5,480)          2,545
                                                                                        -----------     -----------

Net change in cash and cash equivalents                                                      (8,365)          5,373
Cash and cash equivalents at beginning of period                                             20,300           6,299
                                                                                        -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                              $    11,935     $    11,672
                                                                                        ===========     ===========

                See accompanying notes to financial statements.

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of the accompanying consolidated financial statements.

Basis of Presentation: The consolidated financial statements include the accounts of CitNat Bancorp, Inc. (Company) and its wholly owned subsidiary, The Citizens National Bank of Urbana (Bank). All material intercompany transactions and balances have been eliminated. All information included in these interim period financial statements is unaudited.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash, short-term interest-bearing deposits with financial institutions and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan transactions, deposit transactions and short-term borrowings. For the three months ended March 31, 1996 and 1995, the Company paid interest of $957 and $846 and income taxes of $24 and $0, respectively.

Investment Securities: Securities classified as held to maturity are those that management has the positive intent and ability to hold to maturity. Securities classified as available for sale are those that management intends to sell or that would be sold for liquidity, investment management, or similar reasons, even if management does not presently intend such a sale.

Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available for sale are carried at fair value using the specific identification method. Unrealized gains and losses are recorded as a net amount in a separate component of shareholders' equity, net of tax effects. Gains or losses on dispositions are based on net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

Interest Income on Loans: Interest income on loans is accrued over the term of the loans based on the principal balance outstanding. When substantial doubt exists as to the collectibility of a loan, the interest accrual is discontinued. Loan origination fees, net of direct loan origination costs, are deferred and recognized over the life of the loan as a yield adjustment. The net amount deferred is reported in the balance sheet as a reduction of loans.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as part of the provision for loan losses.

Allowance for Possible Loan Losses: The allowance for possible loan losses, which is reported as a deduction from loans, is available for loan charge-offs. This allowance is increased by provisions charged to earnings and is reduced by loan charge-offs, net of recoveries. The adequacy of the allowance is based on management's evaluation of several key factors including information about specific borrower situations, their financial position and collateral values, current economic conditions, changes in the mix and levels of the various types of loans, past charge-off experience, and other pertinent information. The allowance for possible loan losses is based on estimates using currently available information and ultimate losses may vary from current estimates due to changes in circumstances. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Charge-offs are made against the allowance for possible loan losses when management concludes that loan amounts are likely to be uncollectible.

On January 1, 1995, the Company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS 114 specifies that allowances for loan losses on impaired loans should be determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate, or the fair value of the collateral. A loan is impaired when all principal and interest amounts will not likely be collected according to the loan contract. The impact of adoption of SFAS 114 and SFAS 118 on the financial position or results of operations of the Company was not significant.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Premises and equipment are depreciated on the straight-line and declining-balance methods over the estimated useful lives of the assets. Maintenance and repairs are expensed and major improvements are capitalized.

Other Real Estate: Real estate acquired through foreclosure is initially recorded at the lower of the recorded loan amount or the fair market value of the asset received. If management later determines that the total capitalized cost of the property cannot be recovered through sale or use, the loss is recognized in the current period by a charge to income with a corresponding writedown of the asset.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Per Share Amounts: The Company declared 1% stock dividends payable to shareholders of record as of June 20, 1995 and November 21, 1995. Fractional shares were paid in cash. These stock dividends resulted in the issuance of 3,704 and 3,735 shares of common stock, respectively. Dividends per share and earnings per share amounts have been computed as though the additional shares had always been outstanding.

In addition, earnings per share amounts take into consideration the dilutive effects of the stock option plan adopted by the Board of Directors on April 6, 1994. Earnings per common share and common share equivalent has been computed assuming the exercise of dilutive stock options, less the treasury shares assumed to be purchased from the proceeds using the average market price of the Company's stock for the period options were outstanding. Fully diluted earnings per common share represents the additional dilution related to the stock options due to the use of the market price as of the end of the year if it exceeds the average price for the year.

The weighted average common and common equivalent shares and fully diluted shares outstanding as of March 31, 1996 and 1995 were 396,863 and 398,927, respectively.

NOTE 2 - INVESTMENT SECURITIES

A comparison of the amortized cost and estimated fair value of investment securities at March 31, 1996 are as follows:

(In thousands)                                 ----------------------------March 31, 1996--------------------------
                                                                        Gross           Gross          Estimated
                                                   Amortized         Unrealized      Unrealized          Fair
                                                     Cost               Gains          Losses            Value
                                                     ----               -----          ------            -----
INVESTMENT SECURITIES AVAILABLE
  FOR SALE
     U.S. Treasury                             $        14,239    $         20     $         70    $         14,189
     U.S. Government agencies                           13,194              28              104              13,118
     Corporate bonds                                     1,703              26                1               1,728
                                               ---------------    ------------     ------------    ----------------
     Total debt securities                              29,136              74              175              29,035
     Equity investments                                  2,468               4               --               2,472
                                               ---------------    ------------     ------------    ----------------
     Total investment securities
       available for sale                      $        31,604    $         78     $        175    $         31,507
                                               ===============    ============     ============    ================

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996


NOTE 2 - INVESTMENT SECURITIES (Continued)

(In thousands)                                 ----------------------------March 31, 1996--------------------------
                                                                        Gross           Gross          Estimated
                                                   Amortized         Unrealized      Unrealized          Fair
                                                     Cost               Gains          Losses            Value
                                                     ----               -----          ------            -----
INVESTMENT SECURITIES HELD
  TO MATURITY
     Obligations of states and
      political subdivisions                   $         5,319    $        163     $          9    $          5,473
                                               ===============    ============     ============    ================

The amortized cost and estimated market value of investments in debt securities at March 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                              Estimated
                                                                          Amortized             Fair
                                                                            Cost                Value
                                                                            ----                -----

         Debt securities available for sale
              Due in one year or less                                  $        14,723    $         14,729
              Due after one year through five years                             12,918              12,806
              Due after five years through ten years                             1,495               1,500
                                                                       ---------------    ----------------
                  Total debt securities                                $        29,136    $         29,035
                                                                       ===============    ================

         Debt securities held to maturity
              Due in one year or less                                  $           703    $            711
              Due after one year through five years                              3,005               3,084
              Due after five years through ten years                             1,413               1,465
              Due after ten years                                                  198                 213
                                                                       ---------------    ----------------
                  Total debt securities                                $         5,319    $          5,473
                                                                       ===============    ================

Proceeds from the sale of investment securities during the three months ended March 31, 1996 were $2,500,000. No gain or loss was realized. No investment securities were sold during the three months ended March 31, 1995.

Investment securities with an amortized cost of approximately $14,602,000 at March 31, 1996 were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996


NOTE 3 - LOANS

The Bank grants residential, consumer and commercial loans to customers located primarily in Champaign County, Ohio. Loans as presented on the consolidated balance sheet are comprised of the following as of March 31, 1996 (in thousands):


         Loans secured by real estate:
              Construction and land development                    $     1,163
              Secured by farmland                                        5,078
              Secured by residential properties                         31,651
              Secured by nonfarm, nonresidential properties              4,024
         Loans to finance agricultural production                       11,675
         Commercial and industrial loans                                10,597
         Loans to individuals for household, family and
           other                                                        15,532
         Tax exempt obligations                                            565
                                                                   -----------
              Total loans                                          $    80,285
                                                                   ===========

The following table presents the aggregate amount of loans outstanding to directors and executive officers (including their related interests) and an analysis of activity in such loans for the three months ended March 31, 1996 (in thousands):


         Balance, January 1, 1996                                  $       643
              New loans                                                     42
              Repayments                                                   (22)
                                                                   -----------
         Balance, March 31, 1996                                   $       663
                                                                   ===========



NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows for the three months ended March 31 (in thousands):

                                                   1996              1995
                                                   ----              ----
         Balance, January 1                  $        1,595     $        1,555
         Provision charged to expense                    38                 38
         Loans charged off                              (28)               (21)
         Recoveries                                      58                 19
                                             --------------     --------------
         Balance, March 31                   $        1,663     $        1,591
                                             ==============     ==============

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996


NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

As of and for the periods ending March 31, 1996 and 1995, the Bank classified no loans as impaired within the scope of SFAS 114.

NOTE 5 - PREMISES AND EQUIPMENT

A summary of premises and equipment by major category follows as of March 31, 1996 (in thousands):


           Land                                       $          194
           Buildings and improvements                          3,178
           Furniture and equipment                             2,903
                                                      --------------
               Total cost                                      6,275
           Accumulated depreciation                            3,863
                                                      --------------
               Total, net                             $        2,412
                                                      ==============


NOTE 6 - INTEREST-BEARING DEPOSITS

Interest-bearing deposits as presented on the consolidated balance sheet are comprised of the following as of March 31, 1996 (in thousands):

         Interest-bearing demand deposits            $         19,762
         Savings deposits                                      28,598
         Time deposits, $100,000 and over                      14,160
         Other time deposits                                   30,256
                                                     ----------------

              Total interest-bearing deposits        $         92,776
                                                     ================

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996


NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings consist of the following as of March 31, 1996 (in thousands):


     Interest-bearing account with U.S. Treasury            $          700
     Securities sold under agreement to repurchase                     629
                                                            --------------

          Total                                             $        1,329
                                                            ==============


NOTE 8 - PROFIT SHARING RETIREMENT PLAN

During 1994, the Company amended and restated the Salary Reduction 401(k) Profit Sharing Retirement Plan to add features permitting employees to invest a portion of their account balances in common stock of the Company. The new Employee Stock Ownership Plan with 401(k) provisions (KSOP), which covers substantially all employees, permits employee voluntary contributions and provides for discretionary Company matching, basic and optional contributions. Employee voluntary contributions, Company basic contributions and 50% of Company matching contributions are fully vested at all times. Company optional contributions and the remaining matching contributions vest over a seven-year period. The expense associated with the plan amounted to $26,000 and $27,000 for the three months ended March 31, 1996 and 1995, respectively.

Also during 1994, the Company adopted nonqualified salary deferral and executive supplemental income plans for certain officers and directors. The liability for benefits to be provided under these plans is being accrued over the expected period of service of the covered officers and directors. Plan expense totaled $35,000 and $27,000 for the three months ended March 31, 1996 and 1995, respectively. As an informal means of funding these plans and to provide earnings to offset expected plan costs, the Bank purchased life insurance policies on the lives of the covered officers and directors. The Bank is both the owner and beneficiary of the life insurance policies. The cash surrender value of these and other policies totaled $697,000 at March 31, 1996.

NOTE 9 - STOCK OPTION PLAN

On April 6, 1994, the Board of Directors adopted a stock option plan authorizing the grant of incentive stock options to key employees and nonstatutory stock options to members of the Board. The maximum number of shares subject to option is 71,820. The option exercise price is not less than the estimated fair market value of the Company's stock at the date of grant. As of March 31, 1996, a total of 71,820 options at an exercise price of $40 per share were outstanding. No options were exercised during the three months ended March 31, 1996. The options expire if they have not been exercised within a ten-year period.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996

NOTE 10 - FEDERAL INCOME TAXES

The Company files a consolidated federal income tax return. The Bank pays to the Company its tax liability computed on a separate return basis. Taxes are provided for in these interim period financial statements based upon the effective tax rates expected to be incurred.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it uses for on-balance-sheet items.

As of March 31, 1996, outstanding loan commitments, customers' unused lines of credit and standby letters of credit totaled approximately $13,358,000.

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets, deposits and other items.

At March 31, 1996, federal regulations required the Bank to have $1,067,000 cash on hand or on deposit with the Federal Reserve.

NOTE 12 - DIVIDENDS

The Company's primary source of funds with which to pay dividends is The Citizens National Bank of Urbana. The Bank is restricted by national banking laws from paying dividends in any calendar year which exceed retained net profits (as defined) for that year and the two preceding years, without prior approval of the Comptroller of the Currency. This limitation does not currently restrict the Company's ability to pay customary dividends.

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which estimating that value is practicable.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
(Continued)

Cash and Short-term Investments: For short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities: For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

Loans: The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Carrying value is considered to approximate fair value for loans that contractually reprice at intervals of less than one year. The fair market value of commitments is not material at December 31, 1995.

Cash Surrender Value: The amount which would be received by the Company upon cancellation of the insurance policies has been used as an estimate of fair value.

Deposit Liabilities: The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Securities Sold Under Agreements to Repurchase and Other Borrowed Funds: Because of the short-term nature of these obligations, the carrying amount is a reasonable estimate of fair value.

Accrued Interest Receivable and Payable: For accrued interest receivable and payable, the carrying amount is a reasonable estimate of fair value.

                                  (Continued)

                              CITNAT BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  March 31,1996

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
(Continued)

The estimated fair values of the Bank's financial instruments at March 31, 1996 are as follows:

                                                                                              Estimated
                                                                          Carrying              Fair
                                                                            Value               Value
                                                                            -----               -----
         Financial assets
              Cash and short-term investments                         $         11,935    $         11,935
              Investment securities available for sale                          31,507              31,507
              Investment securities held to maturity                             5,319               5,473
              Loans                                                             80,285              79,667
              Cash surrender value                                                 697                 697
              Accrued interest receivable                                        1,313               1,313

         Financial liabilities
              Deposits                                                        (114,688)           (114,886)
              Short-term borrowings                                             (1,329)             (1,329)
              Accrued interest payable                                            (492)               (492)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 14 - PROPOSED ACQUISITION

The Company has entered into a merger agreement dated March 14, 1996 providing for the merger of the Company with and into Security Banc Corporation, Springfield, Ohio (Security). Upon consummation of the merger, each of the outstanding shares of the Company will be converted to 2.1842437 shares of Security common stock and all of the outstanding stock options of the Company will be converted into the right to receive .7791283 shares of Security common stock. The merger is subject to approval by the Company's shareholders and various regulatory agencies.

                          INDEPENDENT AUDITORS' REPORT

[KPMG PEAT MARWICK LLP LOGO]

The Board of Directors
Third Financial Corporation:

We have audited the accompanying consolidated balance sheets of Third
Financial Corporation and Subsidiary (the Company) as of September 30, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Third Financial Corporation and Subsidiary as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1995 in conformity with generally accepted accounting principles.

As discussed in notes 1(d) and 2 of the consolidated financial statements, in 1995 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

As discussed in note 11 of the consolidated financial statements, in 1995 the Company adopted the provisions of the American Institute of Certified Public Accountants' Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans.

As discussed in notes 1(k) and 10 to the consolidated financial statements, in 1994 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                                        /s/ KPMG Peat Marwick LLP
                                        -----------------------------------

Columbus, Ohio
November 10, 1995

[LOGO]

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1995 AND 1994

                                   Assets                                                 1995                   1994
                                   ------                                                 ----                   ----

Cash and amounts due from depository institutions                                    $   1,323,015           $   1,595,653
Interest-bearing deposits in other banks                                                 1,720,117               1,364,266
Certificates of deposit                                                                    299,000               1,073,000
Securities available for sale (amortized cost of  $4,010,429 in 1995)                    4,420,381                      --
Securities held to maturity (market value of $14,341,339 in 1995 and
    $15,985,483 in 1994)                                                                14,402,052              16,317,323
Stock in Federal Home Loan Bank (FHLB) of Cincinnati, at cost                            1,007,800                 943,700
Assets held for sale, at lower of amortized cost or market                                 900,078               1,101,866
Loans receivable, net                                                                  125,268,342             116,935,269
Office properties and equipment                                                          1,719,472               1,835,751
Real estate owned, net of allowance of $164,244 in 1994                                         --               1,011,347
Accrued interest receivable                                                              1,000,400                 854,765
Federal income taxes receivable                                                             69,772                 171,390
Deferred federal income taxes                                                                   --                 313,737
Other assets                                                                               950,059                 421,877
                                                                                     -------------             -----------
           Total assets                                                              $ 153,080,488           $ 143,939,944
                                                                                     =============             ===========

                     Liabilities and Shareholders' Equity
                     ------------------------------------
Liabilities:
    Deposits                                                                         $ 110,510,286           $ 106,054,013
    Federal Home Loan Bank advances                                                     13,752,653              11,271,478
    Accrued expenses and other liabilities                                               1,143,007                 720,097
    Deferred  federal income taxes                                                          65,917                      --
    Advance payments by borrowers for taxes and insurance                                  343,152                 267,256
                                                                                     -------------             -----------
           Total liabilities                                                           125,815,015             118,312,844
                                                                                     -------------             -----------
Shareholders' equity:
    Serial preferred stock, $.01 par value, 500,000 shares authorized; none
       outstanding                                                                              --                      --
    Common stock, $.01 par value, 2,000,000 shares authorized; 1,235,000
       shares issued                                                                        12,350                  12,350
    Additional paid-in capital                                                          11,997,848              11,827,650
    Retained earnings, substantially restricted                                         17,568,355              16,149,741
    Unrealized gains on securities available for sale, net                                 276,174                      --
    Treasury stock, at cost                                                             (1,896,908)             (1,413,464)
    Employee stock ownership plan                                                         (432,250)               (605,150)
    Management recognition and retention plan                                             (260,096)               (344,027)
                                                                                      -------------            -----------
          Net shareholders' equity                                                      27,265,473              25,627,100
                                                                                      -------------            -----------
Commitments and contingencies                                                        -------------             -----------
          Total liabilities and shareholders' equity                                 $ 153,080,488           $ 143,939,944
                                                                                     =============             ===========

See accompanying notes to consolidated financial statements.

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                                             1995                  1994                  1993
                                                                             ----                  ----                  ----
Interest income:
    Loans receivable                                                    $ 10,226,572             9,045,290             9,379,367
    Mortgage-backed securities                                               518,013               505,906               678,368
    Investment securities                                                    608,250               634,073               546,380
    Other                                                                    113,928               160,571               175,822
                                                                        ------------           -----------           -----------
          Total interest income                                           11,466,763            10,345,840            10,779,937
                                                                        ------------           -----------           -----------
Interest expense:
    Deposits                                                               4,434,578             3,728,467             4,453,501
    Federal Home Loan Bank advances                                          774,643               340,296               225,515
                                                                        ------------           -----------           -----------
          Total interest expense                                           5,209,221             4,068,763             4,679,016
                                                                        ------------           -----------           -----------
          Net interest income                                              6,257,542             6,277,077             6,100,921
Provision for loan losses                                                    (75,309)             (308,503)              179,092
                                                                        ------------           -----------           -----------
          Net interest income after provision for loan losses              6,332,851             6,585,580             5,921,829
                                                                        ------------           -----------           -----------
Noninterest income:
    Service charges and other fees                                           235,353               238,183               241,215
    Gain on sale of securities available for sale, net                       150,313                    --                    --
    Gain on sale of assets held for sale, net                                 65,750               188,730               271,980
    Lower of cost or market adjustment on assets held for sale                    --                (2,897)              (81,702)
    Other                                                                      9,589                12,548                30,315
                                                                        ------------           -----------           -----------
                                                                             461,005               436,564               461,808
                                                                        ------------           -----------           -----------
Noninterest expense:
    Compensation and benefits                                              2,197,198             2,085,807             1,866,937
    Occupancy expense                                                        416,523               433,016               462,058
    Other real estate expense (income), net                                 (163,284)               26,277                82,485
    Data processing                                                          248,840               245,888               229,566
    Federal insurance premiums                                               288,353               291,984               254,122
    State of Ohio franchise taxes                                            332,091               301,744               181,058
    Other                                                                    404,931               346,050               383,244
                                                                        ------------           -----------           -----------
                                                                           3,724,652             3,730,766             3,459,470
                                                                        ------------           -----------           -----------
          Income before federal income taxes and cumulative effect
              of change in accounting for income taxes                     3,069,204             3,291,378             2,924,167
                                                                        ------------           -----------           -----------
Federal income taxes:
    Current                                                                  799,000               673,000               890,000
    Deferred                                                                 245,000               446,000                60,000
                                                                        ------------           -----------           -----------
                                                                           1,044,000             1,119,000               950,000
          Income before cumulative effect of change in accounting
              for income taxes                                             2,025,204             2,172,378             1,974,167
Cumulative effect of change in accounting for income taxes                        --               600,000                    --
                                                                        ------------           -----------           -----------

          Net income                                                    $  2,025,204             2,772,378             1,974,167
                                                                        ============           ===========           ===========
Earnings per share before cumulative effect of change in accounting
    for income taxes                                                    $       1.71                  1.73                   .88
Cumulative effect of change in accounting for income taxes                        --                   .48                    --
                                                                        ------------          ------------           -----------
          Earnings per share                                            $       1.71                  2.21                   .88
                                                                        ============           ===========           ===========

          Dividends per share                                           $       .515                   .39                  .075
                                                                        ============           ===========           ===========

See accompanying notes to consolidated financial statements.

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  Years ended September 30, 1995, 1994 and 1993


                                                   Additional
                                         Common     paid-in       Retained
                                         stock      capital       earnings
                                         -----      -------       --------

   BALANCE AT SEPTEMBER 30, 1992            -           -        11,957,884
   Net Income                               -           -         1,974,167
   Issuance of common stock, net of
        conversion costs                 12,350    11,827,650         -
   Dividends on common stock at $.075
        per share                           -           -           (92,625)
   Obligation under employee stock
        ownership plan                      -           -             -
   Amortization of employee stock
        ownership plan                      -           -             -
   Management recognition and
        retention plan                      -           -             -
   Amortization of management
        recognition and retention plan      -           -             -
                                       --------    ----------    ----------

   BALANCE AT SEPTEMBER 30, 1993       $ 12,350    11,827,650    13,839,426

   Net income                               -           -         2,772,378
   Dividends on common stock at $.39
        per share                           -           -          (472,293)
   Purchase of common stock                 -           -             -
   Amortization of employee stock
        ownership plan                      -           -             -
   Tax benefit on dividends paid to
        the employee stock ownership        -           -            10,230
        plan
   Amortization of management
        recognition and retention plan      -           -             -
                                       --------    ----------    ----------
   BALANCE AT SEPTEMBER 30, 1994       $ 12,350    11,827,650    16,149,741

   Net income                               -           -         2,025,204
   Dividends on common stock at $.515
        per share                           -           -          (587,776)
   Purchase of common stock                 -           -             -
   Common shares issued on exercise
        of stock options                    -           -           (18,814)
   Unrealized gains on securities
        available for sale                  -           -             -
   Amortization of employee stock
        ownership plan                      -           -             -
   Recognition of expense on employee
        stock ownership plan                -         170,198         -
   Amortization of management
        recognition and retention plan      -           -             -
                                       --------    ----------    ----------
   BALANCE AT SEPTEMBER 30, 1995       $ 12,350    11,997,848    17,568,355
                                       ========    ==========    ==========

                                                                              Management
                                                                  Employee    recognition
                                                                    stock         and           Net
                                        Unrealized   Treasury     ownership   retention    shareholders'
                                          gains        stock        plan         plan         equity
                                          -----        -----        ----         ----         ------

   BALANCE AT SEPTEMBER 30, 1992             -           -            -                       11,957,884
   Net Income                                -           -            -            -           1,974,167
   Issuance of common stock, net of
        conversion costs                     -           -            -            -          11,840,000
   Dividends on common stock at $.075
        per share                            -           -            -            -             (92,625)
   Obligation under employee stock
        ownership plan                       -           -        (864,500)        -            (864,500)
   Amortization of employee stock
        ownership plan                       -           -          86,450         -              86,450
   Management recognition and
        retention plan                       -           -            -          (642,184)      (642,184)
   Amortization of management
        recognition and retention plan       -           -            -           117,444        117,444
                                          -------  ----------     --------       --------     ----------
   BALANCE AT SEPTEMBER 30, 1993             -           -        (778,050)      (524,740)    24,376,636
   Net income                                -           -            -            -           2,772,378
   Dividends on common stock at $.39
        per share                            -           -            -            -            (472,293)
   Purchase of common stock                  -    (1,413,464)         -            -          (1,413,464)
   Amortization of employee stock
        ownership plan                       -           -         172,900         -             172,900
   Tax benefit on dividends paid to
        the employee stock ownership         -           -            -            -              10,230
        plan
   Amortization of management
        recognition and retention plan       -           -            -           180,713        180,713
                                          -------  ----------     --------       --------     ----------
   BALANCE AT SEPTEMBER 30, 1994             -     (1,413,464)    (605,150)      (344,027)    25,627,100
   Net income                                -           -            -            -           2,025,204
   Dividends on common stock at $.515
        per share                            -           -            -            -            (587,776)
   Purchase of common stock                  -       (525,719)        -            -            (525,719)
   Common shares issued on exercise
        of stock options                     -         42,275         -            -              23,461
   Unrealized gains on securities
        available for sale                276,174        -            -            -             276,174
   Amortization of employee stock
        ownership plan                       -           -         172,900         -             172,900
   Recognition of expense on employee
        stock ownership plan                 -           -            -            -             170,198
   Amortization of management
        recognition and retention plan       -           -            -            83,931         83,931
                                          -------  ----------     --------       --------     ----------
   BALANCE AT SEPTEMBER 30, 1995          276,174  (1,896,908)    (432,250)      (260,096)    27,265,473
                                          =======   =========     =========      =========    ==========

See accompanying notes to consolidated financial statements.

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended September 30, 1995, 1994 and 1993

                                                                                 1995                 1994                1993
                                                                                 -----                ----                ----
Cash flows from operating activities:

    Net income                                                                $ 2,025,204           2,772,378           1,974,167
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation of office properties and equipment                         165,711             179,228             174,369
          Depreciation of real estate owned                                            --              34,800               6,000
          Amortization of premiums and accretion of discounts, net                110,134             170,686              53,739
          FHLB stock dividends                                                    (64,100)            (47,800)            (38,900)
          Provision for loan losses                                               (75,309)           (308,503)            179,092
          Provision for loss on real estate owned                                      --              10,000             164,244
          Gain on sale of real estate owned                                      (116,851)            (91,215)            (95,032)
          Gain on sale of securities available for sale                          (150,313)                 --                  --
          Lower of cost or market adjustment on assets held for sale                   --               2,897              81,702
          Amortization of employee stock ownership plan                           172,900             172,900              86,450
          Recognition of expense on employee stock ownership
               plan                                                               170,198                  --                  --
          Amortization of management recognition and retention plan                83,931             180,713             117,444
          Purchase of investment securities held for sale                              --          (6,011,923)         (3,048,671)
          Proceeds from sale or maturity of investment securities held
              for sale                                                                 --           6,182,159              66,218
          Gain on sale of investment securities held for sale                          --            (153,788)            (65,790)
          Net originations of loans held for sale                              (5,794,017)        (13,602,561)        (18,032,970)
          Proceeds from sale of loans held for sale                             6,058,370          16,853,618          18,689,303
          Gain on sale of loans                                                   (65,750)            (34,942)           (206,190)
          Loan fees deferred on loans held for sale, net                              107             (23,736)            (21,053)

          Amortization of deferred loan fee income                                (67,631)           (213,016)           (375,953)

          Deferred federal income tax expense                                     245,000             446,000              60,000
          Cumulative effect of change in accounting for income taxes                   --            (600,000)                 --
          Other, net                                                              (70,563)             (7,104)            357,681
                                                                              -----------         -----------         -----------

                  Net cash provided by operating activities                   $ 2,627,021           5,910,791             125,850
                                                                              -----------         -----------         -----------
Cash flows from investing activities:
    Net loan originations                                                      (8,262,454)        (16,276,176)         (5,381,141)
    Recoveries of loans previously charged off                                     95,246             111,420              36,413
    Loan fees deferred, net of direct origination costs                           (22,925)           (132,198)            189,065

    Purchase of securities available for sale                                  (5,508,602)                 --                  --
    Proceeds from sale or maturity of securities available for sale             1,646,776                  --                  --
    Purchase of securities held to maturity                                    (1,973,442)         (2,904,275)        (11,766,891)

    Proceeds from maturity of securities held to maturity                       3,783,367           7,885,771           9,370,062
    (Increase) decrease in certificates of deposit                                774,000           1,299,000            (704,000)
    Proceeds from sales of real estate owned                                    1,128,198             581,169             326,216
    Purchase of office properties and equipment, net                              (49,432)            (63,813)           (189,498)
                                                                              -----------         -----------         -----------

                  Net cash used by investing activities                       $(8,389,268)         (9,499,102)         (8,119,774)
                                                                              -----------         -----------         -----------

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOW, CONTINUED
                  Years Ended September 30, 1995, 1994 and 1993

                                                                                     1995             1994            1993
                                                                                     ----             ----            ----
Cash flows from financing activities:
    Net proceeds from issuance of common stock                                    $        --              --      11,840,000
    Net proceeds from exercise of stock options                                        23,461              --              --
    Purchase of common stock for treasury                                            (525,719)     (1,413,464)             --
    Dividends paid                                                                   (587,776)       (472,293)        (92,625)
    Loan to employee stock ownership plan                                                  --              --        (864,500)
    Tax benefit on dividends paid to the employee stock ownership plan                     --          10,230              --
    Contribution to management recognition and retention plan for
       purchase of common stock                                                            --              --        (642,184)

    Net increase (decrease) in deposits                                             4,454,319      (1,751,516)     (4,158,660)
    Advances from the FHLB of Cincinnati                                            9,100,000      20,100,000       1,261,000
    Repayment of advances from the FHLB of Cincinnati                              (6,618,825)    (12,327,496)       (291,991)
                                                                                  -----------     -----------     -----------

                  Net cash provided by financing activities                         5,845,460       4,145,461       7,051,040
                                                                                  -----------     -----------     -----------


Net increase (decrease) in cash and cash equivalents                                   83,213         557,150        (942,884)
Cash and cash equivalents at beginning of year                                      2,959,919       2,402,769       3,345,653
                                                                                  -----------     -----------     -----------
Cash and cash equivalents at end of year                                          $ 3,043,132       2,959,919       2,402,769
                                                                                  ===========     ===========     ===========

Noncash activity:
    Additions to real estate owned                                                         --              --       1,670,413
    Loans originated to finance the sale of real estate owned                              --              --         116,000
    Loan losses charged against allowance                                         $    50,503         239,628         595,856
    Transfer from held for sale portfolio to held for investment portfolio, at lower of amortized cost or market:
          Mortgage-backed securities                                                       --              --       6,040,188
          Investment securities                                                            --              --         495,000
          Loans receivable                                                                 --       2,699,541              --
                                                                                  -----------     -----------     -----------
Supplemental disclosures:
    Interest paid on savings deposits                                             $ 4,432,624       3,729,404       4,440,299
    Interest paid on FHLB advances                                                    824,019         310,462         213,170
    Income taxes paid                                                                 705,000         900,000         858,000
                                                                                  ===========     ===========     ===========


See accompanying notes to consolidated financial statements.

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Third Financial Corporation (the Company) conform to generally accepted accounting principles and to general practice within the savings and loan industry. The following is a description of the more significant policies the Company follows in preparing and presenting its financial statements.

(A) PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and Third Savings, its wholly owned subsidiary. All significant intercompany transactions and balances are eliminated in consolidation.

(B) CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits in other banks. Interest-bearing deposits in other banks include certificates of deposit with original maturities of three months or less.

(C) CERTIFICATES OF DEPOSIT

    Certificates of deposit include certificates with original maturities of greater than three months.

(D) MORTGAGE-BACKED AND OTHER INVESTMENT SECURITIES

    The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities (Statement 115) effective October 1, 1994. Under Statement 115, the Company classifies its marketable debt and equity securities in one of three categories: trading, available for sale, or held to maturity.

    Securities are classified as securities held to maturity based on management's intent and the Company's ability to hold them to maturity. Such securities are stated at cost, adjusted for unamortized purchase premiums and discounts. Purchase premiums and discounts are amortized over the life of the related security using a method which approximates the level yield method.

    Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading account securities, which are carried at market value. Realized gains and losses and gains and losses from marking the portfolio to market value are included in trading revenue. The Company holds no trading assets at September 30, 1995.

    Securities not classified as securities held to maturity or trading account securities are classified as securities available for sale, and are stated at fair value. Unrealized gains and losses are excluded from earnings, and are reported as a separate component of shareholders' equity, net of taxes. Such securities include those that may be sold in response to changes in interest rates, changes in prepayment risk or other factors.

    Gains or losses on the sale of securities are credited or charged to earnings when realized based on the specific identification method.

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued


    Federal Home Loan Bank stock is valued at cost. This investment is maintained in accordance with Federal Home Loan Bank regulations.

(E) PROVISIONS FOR LOSSES

    Management provides for and determines the adequacy of the allowance for loan losses based on the Company's past loan loss experience, review of individual problem loans, inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral and current economic conditions.

    In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of the examination. In the opinion of management, the allowance, when taken as a whole, is adequate to absorb reasonably foreseeable losses.

    In May, 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, Accounting by Creditors for Impairment of Loans (Statement
         114). Statement 114 is applicable to all creditors and to all types of lending except for loans that are measured at fair value or at the lower of cost or fair value in accordance with specialized industry practice. The statement applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. It requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

    Statement 114 applies to financial statements for fiscal years beginning after December 15, 1994. Statement 114 was amended in October of 1994 by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. This amendment allows for interest income to be recognized by existing methods and deletes those income recognition provisions described in Statement 114. Management does not believe that the implementation of these statements will have a materially adverse effect on the operations of the Company.

    Accrual of interest on potential problem loans is excluded from income by an offsetting increase in a specific allowance for loss when, in the opinion of management, this is warranted.

(F) UNEARNED LOAN DISCOUNTS AND LOAN ORIGINATION FEES

    In accordance with the provisions of SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, the Company defers loan origination fees and initial direct origination costs of loans. Such fees and costs are accreted into interest income using the level yield method over the contractual lives of the loans. This accretion is suspended on nonperforming loans.

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued


(g)     LOANS HELD FOR SALE

        Mortgage loans originated and intended for the secondary market are carried at the lower of cost or estimated market value in the aggregate.

(h)     LOAN SERVICING

        The Company services for investors mortgage loans that are not included in the consolidated balance sheet. Fees earned for servicing loans owned by investors are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

        In May 1995, the FASB issued SFAS No. 122, Accounting for Mortgage
            Servicing Rights (Statement 122). This statement amends SFAS No. 65, Accounting for Certain Mortgage Banking Activities, to require a mortgage banking enterprise to recognize as separate assets the rights to service mortgage loans for others regardless how those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and subsequently sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans between the mortgage servicing rights and the loans themselves, based on their relative fair values.

        This statement requires a mortgage banking enterprise to assess its capitalized mortgage servicing rights for impairment based on the fair value of such rights. A mortgage banking enterprise should stratify its capitalized mortgage servicing rights upon adoption of this statement based on one or more of the primary risk characteristics of the underlying loans. Impairment should be recognized through a valuation allowance for each category of loans.

        This statement is to be applied prospectively in fiscal years beginning after December 15, 1995, to transactions in which an entity sells or securitizes mortgage loans with servicing rights retained and to impairment evaluations of all amounts capitalized as mortgage servicing rights, including those purchased before the adoption of this statement. Earlier application is encouraged. Retroactive capitalization of mortgage servicing rights retained in transactions incurred before the adoption of this statement is prohibited. The Company will adopt the provisions of Statement 122 in fiscal 1997 and does not anticipate the impact of the adoption to be material.


(i)     DEPRECIATION

        Depreciation of office properties and equipment is computed on a straight-line basis over the estimated useful lives of the related assets.

                                  (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued

(J) REAL ESTATE OWNED

    Property acquired by foreclosure or deed in lieu of foreclosure (REO) is stated at the lower of cost or fair value at the date of acquisition. Subsequent to the acquisition date, charges to income are made if it is determined that the carrying value exceeds the fair value less estimated costs to sell. Costs to develop or improve the property are capitalized; costs of holding the property are charged to expense. The specific-identification method is used to determine gain or loss on the sale of REO.

    Loans secured by property, for which there is an indication that the borrower no longer has the ability to repay the loan and it is doubtful that equity will be rebuilt in the foreseeable future, are classified as in-substance foreclosures and accounted for as REO.

(K) FEDERAL INCOME TAXES

    In February 1992, the FASB issued SFAS No. 109, Accounting for Income Taxes (Statement 109). Statement 109 requires a change from the deferred method of accounting for income taxes under Accounting Principles Bulletin (APB) Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Effective October 1, 1993, the Company adopted Statement 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1994 consolidated statement of income.

    Pursuant to the deferred method under APB Opinion 11, which was applied in 1993 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

(L) EARNINGS PER SHARE

    Earnings per share have been computed using the "if-converted" method by dividing net income applicable to common stock by the average number of shares of common stock and common stock equivalents outstanding, net of shares assumed to be repurchased using the treasury stock method. Common stock equivalents arise from the assumed conversion of outstanding stock options. The average number of shares of common stock and common stock equivalents outstanding was 1,184,243, 1,252,776 and 1,271,028 in 1995, 1994 and 1993, respectively. For the year ended September 30, 1993, earnings per share are based on historical earnings from the date of conversion, March 25, 1993 through September 30, 1993.

                                      F-41
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued

(M)    RECLASSIFICATIONS

               Certain amounts in the 1994 and 1993 consolidated financial statements have been reclassified to conform with the 1995 presentation.

(2)     SECURITIES AVAILABLE FOR SALE

        As discussed in note 1(d), the Company adopted Statement 115 as of October 1, 1994. Upon adoption, the Company recorded $230,800 in unrealized gains on securities available for sale, net of federal income taxes, as a component of shareholders' equity.

        The amortized cost and approximate market value of securities available for sale at September 30, 1995 are summarized as follows:

                                                                         GROSS           GROSS
                                                     AMORTIZED        UNREALIZED      UNREALIZED       APPROXIMATE
                        Description                     COST             GAINS          LOSSES        MARKET VALUE
                        -----------                     ----             -----          ------        ------------

         Marketable equity securities --
             Student Loan Marketing Association
                (SLMA) stock                         $       1,935       362,060          -                363,995
         United States government and   agency
             obligations                                 3,002,515        36,685          -              3,039,200

         Corporate bonds                                 1,005,979        11,207          -              1,017,186
                                                         ---------      --------     -----------         ---------
                                                        $4,010,429       409,952          -              4,420,381
                                                         =========       =======     ===========         =========

    Proceeds from sales of securities available for sale for the year ended
         September 30, 1995 totaled $646,776 resulting in gross realized gains of $150,313.

    The following table shows the contractual maturity distribution of securities available for sale at September 30, 1995. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                  MATURITY DISTRIBUTION
                                                    -----------------------------------------------------------------------------
                                                        WITHIN       ONE TO FIVE     SIX TO TEN       OVER
                                                       ONE YEAR         YEARS          YEARS        10 YEARS         TOTAL
                                                       --------         -----          -----        --------         -----

                  Amortized cost                        $ 504,179      3,504,315            -            1,935      4,010,429
                                                         ========      =========       ======       ==========      =========
                  Market values                         $ 513,075      3,543,311            -          363,995      4,420,381
                                                         ========      =========       ======       ==========      =========

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued


(3) SECURITIES HELD TO MATURITY

    The amortized cost and approximate market value of securities held to maturity at September 30 are summarized as follows:

                                                                                1995
                                                ---------------------------------------------------------------------
                                                                       GROSS          GROSS
                                                    AMORTIZED       UNREALIZED      UNREALIZED       APPROXIMATE
                      Description                      COST            GAINS          LOSSES        MARKET VALUE
                      -----------                      ----            -----          ------        ------------

         United States government and agency
             obligations                              $1,499,927         9,874         (12,286)         1,497,515
         Corporate bonds                               4,500,563        27,525         (14,798)         4,513,290
         Federal Home Loan Mortgage
             Corporation (FHLMC) pass-through
             certificates                              2,407,142        25,588         (28,740)         2,403,990
         Federal National Mortgage Association
             (FNMA) pass-through certificates          1,804,626         -             (40,676)         1,763,950
         Collateralized Mortgage Obligations
             (CMOs)                                    4,189,794         7,092         (34,292)         4,162,594
                                                     -----------       -------       ----------       -----------
                                                     $14,402,052        70,079        (130,792)        14,341,339
                                                      ==========        ======        =========        ==========

                                                                               1994
                                                --------------------------------------------------------------------
                                                                       Gross           Gross
                                                    Amortized        unrealized     unrealized       Approximate
                      Description                      cost            gains          losses        market value
                      -----------                      ----            -----          ------        ------------

         United States government and agency
             obligations                             $ 1,004,222         6,265       (38,142)             972,345
         Corporate bonds                               5,707,258         2,062       (57,629)           5,651,691
         FHLMC pass-through certificates               1,544,936           176       (50,849)           1,494,263
         FNMA pass-through certificates                1,956,217             -       (73,160)           1,883,057
         CMOs                                          6,104,690         6,106      (126,669)           5,984,127
                                                     -----------       -------       -------          -----------
                                                    $ 16,317,323        14,609      (346,449)          15,985,483
                                                      ==========        ======      =========          ==========

    Mortgage-backed securities with an amortized cost of $1,621,445 at September
         30, 1995 were pledged to secure public deposits.

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued

    The following table shows the contractual final maturity distribution of securities held to maturity at September 30, 1995. Expected maturities may differ from contractual final maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties and scheduled principal paydowns.

                                                                               MATURITY DISTRIBUTION
                                                    ----------------------------------------------------------------------------
                                                        WITHIN       ONE TO FIVE     SIX TO TEN       OVER
                                                       ONE YEAR         YEARS          YEARS        10 YEARS         TOTAL
                                                       --------         -----          -----        --------         -----

                  Amortized cost                      $ 4,009,191      4,411,279      1,497,380      4,484,202     14,402,052
                                                       ==========      =========     =========      ==========     ==========
                  Market values                       $ 4,011,640      4,438,954      1,496,820      4,393,925     14,341,339
                                                       ==========      =========      =========      =========     ==========


(4)     ASSETS HELD FOR SALE

    The amortized cost and approximate market value of assets held for sale at September 30 are summarized as follows:

                                                                               1995
                                                --------------------------------------------------------------------
                                                                       GROSS            GROSS
                                                   AMORTIZED        UNREALIZED       UNREALIZED      APPROXIMATE
                      Description                     COST             GAINS           LOSSES        MARKET VALUE
                      -----------                     ----             -----           ------        ------------

      Loans                                        $901,083           10,807           (1,387)         910,503
                                                   ========           ======           =======         =======



                                                                                1994
                                                ---------------------------------------------------------------------
                                                                      Gross            Gross
                                                   Amortized        unrealized       unrealized      Approximate
                      Description                    cost             gains           losses        market value
                      -----------                    ----             -----           ------        ------------

         Marketable equity securities --
             Student Loan Marketing
                Association (SLMA) stock            $    3,078        449,346              -             452,424
                                                    ==========        =======            ======        =========
         Loans                                      $1,101,685          2,759            (5,656)       1,098,788
                                                    ==========        =======             =====        =========

    Proceeds from the sales of marketable debt securities held for sale for the year ended September 30, 1994 totaled $5,929,042. This resulted in gross realized gains of $1,192 and gross realized losses of $98,806 for the year ended September 30, 1994. There were no sales of marketable debt securities held for sale for the year ended September 30, 1993.

    Additionally, gross realized gains on sales of marketable equity securities in 1994 and 1993 amounted to $251,402 and $65,790, respectively.

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued


(5)     LOANS RECEIVABLE

    Loans receivable at September 30 are summarized as follows:

                                                                      1995                     1994
                                                                      ----                     ----
              Mortgage loans on existing real estate:
                  Residential single family units                 $74,414,832               76,687,229
                  Other residential and commercial                 17,603,768               14,146,255
                                                                   ----------               ----------
                      Total real estate loans                      92,018,600               90,833,484
              Real estate construction                              7,777,882               12,075,848
              Commercial                                           15,217,518                8,096,645
              Mobile home                                           2,973,093                3,656,009
              Consumer and other                                   12,543,094               10,352,561
                                                                  -----------             ------------
                                                                  130,530,187              125,014,547
              Less:
                  Unearned discounts                                  246,567                  341,611
                  Loans in process                                  3,336,246                5,937,513
                  Deferred loan fees                                  482,482                  573,038
                  Allowance for loan losses                         1,196,550                1,227,116
                                                                  -----------              -----------
                                                                 $125,268,342              116,935,269
                                                                  ===========              ===========






    Changes in the allowance for loan losses are as follows:

                                                         1995                 1994                1993
                                                         ----                 ----                ----

              Allowance at beginning of the year      $1,227,116           1,663,827           2,044,178
              Provision charged to income                (75,309)           (308,503)            179,092
              Recoveries of amounts previously
                  charged off                             95,246             111,420              36,413
              Losses charged to allowance                (50,503)           (239,628)           (595,856)
                                                      ----------          ----------          ----------
              Allowance at end of the year            $1,196,550           1,227,116           1,663,827
                                                       =========           =========           =========

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued

    The negative provision for loan losses for the years ended September 30, 1995 and 1994 and the corresponding decrease in the allowance for loan losses at September 30, 1995 and 1994 is due to the successful disposition of several loans specifically reserved for at September 30, 1994 and 1993 as well as an overall improvements in delinquency rates for the underlying loan portfolios.

                                                               1995                 1994                1993
                                                               ----                 ----                ----

              Loans on non-accrual status                    $ 23,000               53,000             652,000
                                                              =======               ======             =======
              Foregone interest on non-accrual
                   loans                                        1,300                4,800              52,000
                                                                =====                =====              ======
              Interest income on non-accrual loans
                    included in net income                      2,500                4,400              64,000
                                                                =====                =====              ======


    At September 30, 1995, 1994 and 1993, the Company serviced approximately $38,659,000, $36,085,000 and $24,296,000, respectively, in loans for the benefit of others.

(6) OFFICE PROPERTIES AND EQUIPMENT

    Office properties and equipment, valued at cost less accumulated depreciation, at September 30 are summarized as follows:

                                                                               1995                 1994
                                                                               ----                 ----
              Land                                                          $   308,895              308,895
              Buildings                                                       1,966,746            1,966,746
              Furniture, fixtures and equipment                                 615,807              566,375
                                                                            -----------           ----------
                                                                              2,891,448            2,842,016
              Less accumulated depreciation                                   1,171,976            1,006,265
                                                                             ----------            ---------
                                                                            $ 1,719,472            1,835,751
                                                                             ==========            =========







(7) ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable at September 30 is summarized as follows:

                                                                               1995                1994
                                                                               ----                ----

              Loans receivable                                               $  792,947            687,661
              Mortgage-backed securities                                         45,586             40,227
              Investment securities                                             161,867            126,877
                                                                             ----------            -------
                                                                             $1,000,400            854,765
                                                                              =========            =======

    Accrued interest on loans receivable is net of an allowance for uncollectible interest of $24,781 and $23,477 at September 30, 1995 and 1994, respectively.

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued


(8) DEPOSITS

    Savings deposit balances at September 30 are summarized as follows:

                                            WEIGHTED AVERAGE
                                                YIELD AT
                                             SEPTEMBER 30,
                                                 1995                        1995                      1994
                                                 ----              ------------------------  ------------------------

                                                                     Amount          %            Amount          %
                                                                     ------          -            ------          -

            Passbook savings                         2.63%          $29,996,277     27.2%         33,979,759     32.0%
            NOW accounts                             1.11            11,507,759     10.4          10,137,580      9.6
            Christmas Club                           2.63               568,620      0.5             619,185      0.6
            Money market accounts                    3.44             5,829,625      5.3           6,067,885      5.7
                                                                    -----------     ----         -----------    -----
                                                                     47,902,281     43.4          50,804,409     47.9
                                                                    -----------     ----         -----------    -----

            Certificate accounts maturing within:
                   3 months                          5.55            13,825,029     12.5           9,727,084      9.2
                   3 to 6 months                     5.59             9,551,927      8.7           8,854,196      8.3
                   6 to 12 months                    6.30            17,827,498     16.1          20,696,108     19.5
                   1 to 2 years                      5.78            15,484,987     14.0          12,377,153     11.7
                   Over 2 years                      6.67             5,902,963      5.3           3,581,416      3.4
                                                                    -----------      ---         -----------    -----
                                                                     62,592,404     56.6          55,235,957     52.1
                                                                     ----------     ----         -----------    -----
            Accrued interest                                             15,601      -                13,647       -
                                                                    -----------    -----        -----------     -----
                                                                   $110,510,286    100.0%      $106,054,013     100.0
                                                                    ===========    =====        ===========     =====


    At September 30, 1995, there were 78 deposit accounts totaling approximately $10,914,000 with balances of $100,000 or more.

        Interest expense on deposits is summarized as follows:

                                                                    1995               1994              1993
                                                                    ----               ----              ----

              Passbook savings                                   $  824,177            999,258        1,160,725
              NOW accounts                                          125,304            136,982          182,764
              Christmas Club                                          8,044              8,817           13,413
              Money market accounts                                 177,016            174,496          205,549
              Certificates of deposit                             3,300,037          2,408,914        2,891,050
                                                                  ---------          ---------        ---------
                                                                 $4,434,578          3,728,467        4,453,501
                                                                  =========          =========        =========

                                                                     (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued


(9) FEDERAL HOME LOAN BANK ADVANCES

    Advances from the FHLB of Cincinnati at September 30, are summarized as follows:

                  Maturity date                               Interest rate           1995                1994
                  -------------                               -------------           ----                ----

              October 11, 1994                                    6.50%                   -              1,000,000
              August 3, 1995                                      5.70%                   -              2,100,000
              October 12, 1995                                    6.90%             $1,000,000                -
              October 24, 1995                                    6.90%              1,000,000                -
              March 1, 1996                                       6.00%              2,100,000                -
              December 27, 1996                                   6.55%              2,500,000           2,500,000
              September 26, 1997                                  6.80%              2,000,000           2,000,000
              September 29, 1997                                  6.80%              1,000,000           1,000,000
              January 1, 2000                                     7.40%                813,142                -
              June 1, 2000                                        7.40%                827,023                -
              September 1, 2004                                   5.60%                461,611             500,000
              September 1, 2004                                   5.65%                461,706             500,000
              May 1, 2007                                         6.95%                601,214             633,557
              February 1, 2008                                    6.55%                987,957           1,037,921
                                                                                   -----------          ----------
                                                                                   $13,752,653          11,271,478
                                                                                   ===========          ==========

    The advances maturing in September 2004, May 2007 and February 2008 were obtained under the Mortgage Matched Advances Program. In addition to monthly interest and principal payments, the Company has the option of making one annual partial prepayment of principal on each advance without a prepayment fee. The prepayable amount is determined based on mortgage prepayment speeds.

    The advances maturing in October 1995 were obtained at variable interest rates.

    The Company is required to pledge all stock in the FHLB of Cincinnati and all eligible mortgages as collateral in an amount equal to 150% of the unpaid principal balance in accordance with its Blanket Agreement for Advances and Security Agreement with the FHLB.


                                      F-48
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

(10) FEDERAL INCOME TAXES

  As discussed in note 1(k), the Company adopted Statement 109 as of October 1, 1993. The cumulative effect of this change in accounting for income taxes of $600,000 was determined as of October 1, 1993 and was reported separately in the consolidated statement of earnings for the year ended September 30, 1994. Prior years' financial statements were not restated to apply the provisions of Statement 109.

  The actual income tax expense for 1995, 1994 and 1993 differs from the "expected" amounts for those years (computed by applying the statutory U.S. federal corporate tax rate of 34% to income before federal income taxes) as follows:

                                                     1995                     1994                    1993
                                           ------------------------   ---------------------    -------------------
                                                           % of                     % of                   % of
                                                          pretax                   pretax                 pretax
                                                AMOUNT    income        Amount     income      Amount     income
                                            ----------    ------     ----------    ------      -------    ------
Computed "expected" tax expense             $1,043,529    34.0%       1,119,069     34.0       994,217     34.0
Increase (decrease) in income taxes
  resulting from:
   Difference between statutory tax
     bad debt deduction and book
     loan losses and losses on real
     estate owned                                -          -            -            -        (25,476)    (0.9)
      Other                                        471     0.0              (69)    (0.0)      (18,741)    (0.6)
                                            ----------    -----       ----------    -----      --------    -----
                                             $1,044,00    34.0%        1,119,00     34.0       950,000     32.5
                                            ==========    =====       ==========    =====      ========    =====

  In addition to income taxes applicable to income before taxes, a deferred tax liability of $133,778 has been recorded to reflect the tax effects of unrealized gains on securities available for sale for the year ended September 30, 1995.

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1995 are presented below:

                                                                                   1995              1994
                                                                                   ----              ----
     Deferred tax assets:
       Allowance for loan losses                                                 $ 381,327           395,799
       Deferred loan fees                                                          164,386           197,638
       Management retention/recognition expense                                     47,295           100,803
       Accrued pension liability                                                    68,673            74,037
       Other                                                                         8,426            37,623
                                                                                  --------           -------
                  Total gross deferred tax assets                                  670,107           805,900

     Deferred tax liabilities:
       Basis difference in FHLB stock                                              197,126           175,316
       Basis difference in office properties and equipment                          74,647            74,647
       Tax bad debt reserves                                                       289,797           198,142
       Unamortized penalty interest                                                 40,676            44,058
       Unrealized gains on securities available for sale                           133,778                 -
                                                                                  --------           -------
                  Total gross deferred tax liabilities                             736,024           492,163
                                                                                  --------           -------
                  Net deferred tax asset (liability)                             $ (65,917)          313,737
                                                                                  ========           =======

                                      F-49
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

  The Company has not established a valuation allowance at September 30, 1995 and 1994 as it believes that all deferred tax assets are fully realizable. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities and tax planning strategies in making the assessment.

  The components of deferred federal income tax expense (benefit) for the year ended September 30, 1993 is as follows:

                                                                  1993
                                                                  ----
Deferred loan fees                                              $79,076
Lower of cost or market adjustment on assets held for
    sale                                                              -
Other                                                           (19,076)
                                                                 ------
                                                                $60,000
                                                                =======

  The Company and its subsidiary file a consolidated federal income tax return on a calendar year basis. The Company is permitted under the Internal Revenue Code (the Code) to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. Bad debt deductions for income tax purposes are included in taxable income of later years only if the bad debt reserve is used subsequently for purposes other than to absorb bad debt losses. Because the Company does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided prior to 1987. Retained earnings at September 30, 1995 includes approximately $5,200,000 representing such bad debt deductions for which no deferred income taxes have been provided.


(11) EMPLOYEE BENEFIT PLANS

     PENSION PLAN

  The Company maintains a defined benefit pension plan for substantially all of its employees. Pension expense for 1995, 1994 and 1993 is $81,915, $105,174, and $74,715, respectively. The plan benefits are funded through a trust. The Company's policy is to fund pension costs in accordance with Internal Revenue Service requirements.

                                      F-50
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

  Information regarding the defined benefit plan's funded status at September
    30, 1995 and 1994 and net periodic pension cost for each of the years in the three-year period ended September 30, 1995 follows:

                                                                           1995                1994
                                                                           ----                ----
Accumulated Benefit Obligation:
    Vested                                                                 $(396,560)        (381,949)
    Nonvested                                                                (21,450)         (27,770)
                                                                           ---------         --------
                                                                            (418,010)        (409,719)
                                                                           =========        =========
Projected Benefit Obligation (PBO) for service rendered to date             (578,662)        (823,093)
Fair value of plan assets                                                    495,504          435,493
                                                                            --------        ---------
Excess PBO over assets                                                       (83,158)        (387,600)
Unrecognized net (gain) loss                                                (110,895)         177,086
Unrecognized net transition asset                                             (7,925)          (8,544)
                                                                          ----------        ---------
Accrued pension costs                                                      $(201,978)        (219,058)
                                                                           =========        =========

Net periodic pension cost is comprised of the following:


                                                       1995               1994            1993
                                                       ----               ----            ----
Service cost (benefits earned during the period)     $ 79,244            94,984          70,225
Interest cost on PBO                                   37,472            40,098          30,290
Actual return on plan assets                          (48,517)            3,243         (49,962)
Other                                                  13,716           (33,151)         24,162
                                                       ------           ------           ------
Net periodic pension cost                            $ 81,915           105,174          74,715
                                                       ======           =======          ======

  In 1995, the discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of projected obligations were 6.50% and 4.0%, respectively. The expected long-term rate of return on investments was 7.5%. In 1994, the discount rate and the rate of increase in future compensation levels were 6.25 % and 5.0%, respectively. The assumed long-term rate of return on investments was 7.5% in 1994. During 1995, ammendments were made to the Company's pension plan in accordance with Internal Revenue Service requirements.

                                      F-51
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

EMPLOYEE STOCK OWNERSHIP PLAN

  Effective October 1992, the Company established the Employee Stock Ownership
    Plan (ESOP) which purchased 86,450 shares of common stock of the Company in March 1993. The ESOP was capitalized with a loan from the Company for $864,500.

  Third Savings intends to make contributions to the ESOP in an amount to be determined by the Board of Directors, but not less than the amount needed to pay any currently maturing obligations under the loan made to the ESOP. The loan requires semiannual payments and has a term of five years. Benefits under the ESOP become 100% vested after five years of service and prior service is includable. During 1995 and 1994 and 1993, Third Savings made a contribution to the ESOP in the amount of $206,616, $217,183 and $113,250, respectively, and recognized compensation expense of $142,608, $142,801 and $86,450, respectively. Compensation expense for 1995 and 1994 differs from the required principal payment of $172,900 due to dividends on unallocated ESOP shares which were applied to the outstanding principal balance. Interest payments are eliminated in consolidation.

  The Company adopted the provisions of The American Institute of Certified
    Public Accountant's Statement of Position 93-6, Employers Accounting for Employee Stock Ownership Plans, as of October 1, 1994. This statement requires that the company recognize compensation expense related to shares allocated in the current year to the extent current market value of the shares exceeds the cost of those shares to the ESOP. During 1995, the Company recognized $170,198 in compensation expense related to this change in accounting for the ESOP.

  At September 30, 1995, 40,399 unallocated shares remain in the ESOP and will be allocated to participants over the next 2 1/2 years.

MANAGEMENT RECOGNITION AND RETENTION PLAN

  The Company's Board of Directors established Management Recognition and
    Retention Plan and Trusts (MRRPs) as a method of providing key employees and directors with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. The awards for outside directors and employees vest at the annual rate of 33 1/3% and 20%, respectively, of the restricted stock granted. The unearned compensation under the MRRPs is recorded as a reduction of shareholders' equity and is amortized to operations as the shares are earned. During 1995 and 1994, the Company recognized $83,931 and $180,713, respectively, in compensation expense related to the MRRPs.

  In accordance with approval from the Office of Thrift Supervision, Third
    Savings contributed $642,184 to the MRRPs for the purpose of purchasing common stock. On March 26, 1993, the MRRP trusts purchased 40,867 shares of common stock. At September 30, 1995, 29,115 shares have been awarded to directors and employees and 11,752 shares remain reserved in the trusts. At September 30, 1994, 29,831 shares had been awarded to directors and employees and 11,036 shares remained reserved in the trusts.

STOCK OPTION AND INCENTIVE PLAN

  In connection with the conversion to a stock savings and loan association, the Company's Board of Directors adopted a stock option and incentive plan (the
    Plan). Under the Plan, options to purchase a total of 123,500 shares of common stock may be granted to the Company's directors and officers.

                                      F-52
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

  All of the options are nontransferable stock options and have a term of 10 years. Options granted to outside directors and employees vest at the annual rate of 33 1/3% and 20% per year, respectively, except options granted for 11,115 shares which vested immediately upon shareholder approval in August 1993.

Information regarding shares under option plans is as follows:

                                               1995                1994               1993
                                               ----                ----               ----
EMPLOYEE
Outstanding at beginning of year              65,343              58,743                  -
Awarded                                        9,500               8,000              58,743
Exercised                                     (2,346)               (140)                  -
Expired                                       (9,386)             (1,260)                  -
                                              ------              ------              ------
Outstanding at end of year                    63,111              65,343              58,743
                                              ======              ======              ======
Exercisable at end of year                    19,844              11,469                   -
                                             =======              ======              ======
Average option price at end of year          $ 12.36               10.93               10.00
                                             =======              ======              ======
DIRECTORS
Outstanding at beginning of year              48,165              48,165                   -
Awarded                                            -                   -              48,165
Exercised                                          -                   -                   -
Expired                                            -                   -                   -
                                             -------              ------              ------
Outstanding at end of year                    48,165              48,165              48,165
                                              ======              ======              ======
Exercisable at end of year                    35,815              23,465              11,115
                                              ======              ======              ======
Average option price at end of year          $ 10.00               10.00               10.00
                                              ======              ======              ======

(12) FINANCIAL INSTRUMENTS

OFF-BALANCE SHEET RISK

  The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments involve, to varying degrees, elements of credit risk that are not recognized in the balance sheet.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and recourse agreements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making these commitments and obligations as it does for on-balance sheet instruments. In extending commitments, the Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty.

                                      F-53
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses, and may require payment of a fee. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  The Company uses forward commitments to sell residential first mortgage loans which are entered into for the purpose of reducing the market risk associated with originating loans for sale. The types of risk that may arise are from the possible inability of the Company to fulfill the contracts or adverse movement of market rates.

  Financial instruments with off-balance sheet risk as of September 30, 1995 were approximately as follows:

                                                                              Contract or
                                                                            notional amount
                                                                            ---------------
Financial instruments whose contract amounts represent credit risk:
       Unadvanced lines of credit                                           $ 10,186,750
       Mortgage loans sold and serviced with recourse                          1,065,762
       Commercial loan commitments                                             6,225,000
       Mortgage loan commitments:
          Variable (7.50% to 8.25%)                                              362,800
          Fixed (7.50% to 8.50%)                                                 322,000
                                                                            ============
Financial instruments whose contract amounts do not represent credit risk --
       Forward contracts to sell loans                                      $    325,000
                                                                            ============

CONCENTRATION OF CREDIT RISK

  The Company considers its primary market area for lending and savings activities to be the immediate geographic area of Miami County, Ohio and surrounding counties. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contractual obligation is reliant upon the economic stability of the region.

LEGAL CONTINGENCIES

  At September 30, 1995, the Company was party, both as plaintiff and defendant, to legal actions and claims arising out of the normal conduct of its business. It is the best judgment of management that the financial position of the Company will not be materially affected by the final outcome of these legal proceedings.

                                      F-54
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

(13) STOCK CONVERSION

  On March 25, 1993, Third Savings completed a conversion from a mutual to stock form of ownership whereby Third Savings converted from an Ohio mutual savings and loan association to an Ohio stock savings and loan association with the concurrent formation of a holding company. Pursuant to the conversion, shares of capital stock of the holding company were offered to eligible account holders and such other persons as defined by the plan. The price was determined by an independent appraisal of Third Savings and reflected its estimated pro forma market value, as converted. As part of the conversion, nontransferable subscription rights to purchase stock were offered first to the Company's tax-qualified employee plans; then to eligible savings account holders; then, to the extent the stock was available, to other Company members; and then to the directors, officers, and employees.

  Savings account holders and borrowers do not have voting rights in the Company. Voting rights are vested exclusively with the stockholders of the Company. Savings deposits continue to be insured by the Savings Association Insurance Fund (SAIF) of the Federal Deposit Insurance Corporation.

  All costs associated with the conversion were deferred and deducted from the proceeds of the sale of stock. The Company issued 1,235,000 shares of $.01 par value common stock for proceeds totaling $12,350,000. Costs of $510,000 related to the conversion were deducted from additional paid-in capital, resulting in net proceeds of $11,840,000.

  At the time of conversion, Third Savings established a "Liquidation Account" in an amount equal to Third Savings' net worth as of September 30, 1992. The Liquidation Account is maintained for the benefit of depositors who continue to maintain their deposits in Third Savings after conversion. In the event of a complete liquidation (and only in such an event), each eligible depositor will be entitled to receive a liquidation distribution from the Liquidation Account, in the proportionate amount of the then-current adjusted balance for deposits then held, before any liquidation distribution may be made with respect to the stockholders. Except for the purchase of stock and payment of dividends by the Company, the existence of the liquidation account will not restrict use or application of net worth.

  Third Savings may not declare or pay a cash dividend to the Company if the effect would cause the net worth of Third Savings to be reduced below either the amount required for the Liquidation Account or the net worth requirement imposed by the Office of Thrift Supervision (OTS), and, if all fully phased-in capital requirements continue to be met, may not declare or pay a cash dividend in an amount in excess of Third Savings' net earnings for the fiscal year in which the dividend is declared plus one-half of the surplus over the fully phased-in capital requirements, without prior approval of the OTS. OTS approval is required for Third Savings to pay dividends in excess of these limitations.

                                      F-55
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

(14) THIRD FINANCIAL CORPORATION (PARENT CORPORATION)

  Condensed financial statements for Third Financial Corporation at and for the period ended September 30, 1995 are as follows:

                             CONDENSED BALANCE SHEET


Assets:
    Cash and amounts due from depository institutions                            $    868,921
    Securities available for sale                                                   1,547,375
    Securities held to maturity                                                     3,651,938
    Investment in subsidiary                                                       17,095,336
    Loans receivable                                                                3,887,552
    Accrued interest receivable                                                        55,151
    Other assets                                                                      164,936
                                                                                 ------------
                   Total assets                                                  $ 27,271,209
                                                                                 ============
Liabilities and shareholders' equity:

    Accrued expenses and other liabilities                                       $    165,164
    Common stock                                                                       12,350
    Additional paid-in capital                                                     11,827,650
    Retained earnings                                                              17,568,355
    Unrealized gains on securities available for sale                                  26,848
    Treasury stock                                                                 (1,896,908)
    Employee stock ownership plan loan                                               (432,250)
                                                                                 ------------
                   Total liabilities and shareholders' equity                    $ 27,271,209
                                                                                 ============

               CONDENSED STATEMENT OF INCOME AND RETAINED EARNINGS

Interest income:
    Loans receivable                                                             $    351,530
    Mortgage-backed securities                                                         90,287
    Investment securities                                                             152,964
                                                                                 ------------
                   Total interest income                                              594,781

    Noninterest income -- equity in earnings of subsidiary                          1,725,589
    Gain on sale of investments available for sale                                        461
    Noninterest expenses                                                             (158,627)
                                                                                 ------------
                   Income before federal income tax expense                         2,162,204

Federal income tax expense                                                            137,000
                                                                                 ------------
                   Net income                                                       2,025,204
                   Retained earnings at beginning of period                        16,149,741
                                                                                 ------------
                   Common shares issued on stock options                              (18,814)
                   Dividends paid                                                    (587,776)
                                                                                 ------------
                   Retained earnings at end of period                            $ 17,568,355
                                                                                 ============

                                                                   (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued


                                 CONDENSED STATEMENT OF CASH FLOWS

Cash flows from operating activities:
    Net income                                                                         $  2,025,204
    Adjustments to reconcile net income to net cash provided by operating activities:
          Income from subsidiary                                                         (1,725,589)
          Amortization of premiums and accretion of discounts, net                           28,565
          Amortization of employee stock ownership plan                                     172,900
          Gain on sale of securities available for sale                                        (461)
          Cash dividend from subsidiary                                                     151,509
          Other, net                                                                         12,331
                                                                                        -----------
                   Net cash provided by operating activities                                639,797
                                                                                        -----------

 Cash flows from investing activities:
    Loan repayments                                                                         329,709
    Purchase of securities available for sale                                            (2,006,172)
    Proceeds from sale of securities available for sale                                     495,781
    Purchase of securities held to maturity                                                (482,504)
    Principal collected on securities held to maturity                                      324,627
    Proceeds from maturity of securities held to maturity                                 1,500,000
                                                                                        -----------
                   Net cash provided by investing activities                                161,441
                                                                                        -----------
Cash flows from financing activities:
    Net proceeds from exercise of stock options                                              23,461
    Purchase of common stock for treasury                                                  (525,719)
    Dividends paid                                                                         (587,776)
                                                                                        -----------
                   Net cash used in financing activities                                 (1,090,034)
                                                                                        -----------
Net decrease in cash and cash equivalents                                                  (288,796)

Cash and cash equivalents at beginning of period                                          1,157,717
                                                                                        -----------
Cash and cash equivalents at end of period                                             $    868,921
                                                                                        ===========
Noncash activity:
    Dividend paid by the subsidiary to the parent corporation in the form of
       loans receivable and securities held to maturity                                $ 2,009,741
                                                                                        ==========

                                                                  (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

(15) REGULATORY REQUIREMENTS

  Regulations currently require thrift institutions to have a minimum 1.5% tangible capital ratio, a 3% core capital ratio, and an 8% risk-based capital ratio. Third Savings currently meets its minimum regulatory capital requirements and management believes it will continue to meet them in the future.

  On December 19, 1992, the prompt corrective action regulations of the Federal
    Deposit Insurance Corporation (FDIC) Improvement Act became effective. These regulations define specific capital categories based on an institution's capital ratios. The capital categories are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with the Office of Thrift Supervision
    (OTS), prohibitions on the payment of dividends and management fees, restrictions on executive compensation and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by the OTS or the FDIC, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes "critically undercapitalized" it is generally placed in receivership or conservatorship within 90 days.

  To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%.

                                      F-58
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
             Notes to Consolidated Financial Statements, Continued

  Third Savings' compliance with the fully phased-in capital requirements in effect at September 30, 1995 is as follows (unaudited):

                                                                             Tier 1             Tier 1              Total
                                 Tangible              Leverage             leverage          risk-based          risk-based
                                 capital               capital              capital             capital            capital
                                 -------               -------              -------             -------            -------
Capital
    determined
    under generally
    accepted                  $ 17,514,860           17,514,860           17,514,860          17,514,860           17,514,860
    accounting
    principles

Adjustments:
    Unrealized
       gains on
       securities
       available
       for sale,                   (249,325)            (249,325)            (249,325)          (249,325)           (249,325)
       net

    General
       valuation                          -                    -                    -                  -           1,121,000
       reserves                 -----------            -----------          -----------         ----------         ----------
Regulatory capital               17,265,535             17,265,535           17,265,535          17,265,535        18,386,535
Minimum capital
  requirement                     2,160,723              4,321,447            7,202,411           5,966,460         7,955,280
                                -----------            -----------          -----------          ----------        ----------
Excess regulatory
  capital                     $  15,104,812             12,944,088           10,063,124          11,299,075        10,431,255
                                ===========            ===========          ===========          ==========        ==========

Adjusted or risk-
    weighted assets
    applicable  to
    calculation               $ 144,048,222            144,048,222          144,048,222          99,441,000        99,441,000
                                ===========            ===========          ===========          ==========        ==========

Capital ratio                     12.0%                   12.0%                12.0%               17.4%               18.5%
                                  ====                    ====                 ====                ====                ====
Required minimum
    regulatory                     1.5%                    3.0%                                                         8.0%
    capital                        ====                    ====                                                         ====


Ratio required
    to meet the
    well capitalized                                                           5.0%                6.0%               10.0%
    definition                                                                 ====                ====                ====

                                      F-59
                                                                (Continued)

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets




                                                                                                3/31/96             9/30/95
                                                                                                -------             -------
                           Assets                                                            (Unaudited)
                                                                                              ---------
Cash and amounts due from depository institutions                                          $    1,275,313           1,323,015
Interest-bearing deposits in other banks                                                        8,165,245           1,720,117
Certificates of deposit                                                                                 0             299,000
Securities available for sale ( amortized cost of $8,518,810 and $4,010,429
        at March 31, 1996, and September 30, 1995, respectively)                                8,901,961           4,420,381
Securities held to maturity (market value of $3,800,714 and $14,341,339 at
        March 31, 1996,  and September 30, 1995, respectively)                                  3,801,684          14,402,052
Stock in Federal Home Loan Bank (FHLB) of Cincinnati, at cost                                   1,043,300           1,007,800
Assets held for sale, at lower of amortized cost or market                                      2,696,988             900,078
Loans receivable, net                                                                         126,192,385         125,268,342
Office properties and equipment, net                                                            1,661,388           1,719,472
Real estate owned, net                                                                                 --                  --
Accrued interest receivable                                                                     1,020,491           1,000,400
Federal income taxes receivable                                                                    69,772              69,772
Other assets                                                                                      858,003             950,059
                                                                                             -------------        ------------

                        Total assets                                                       $  155,686,530         153,080,488
                                                                                             =============        ============

                           Liabilities

Deposits                                                                                   $  114,506,435         110,510,286
Federal Home Loan Bank advances                                                                11,517,772          13,752,653
Accrued expenses and other liabilities                                                          1,026,021           1,143,007
Deferred federal income taxes                                                                      89,275              65,917
Accrued federal income taxes                                                                       10,641                  --
Advance payments by borrowers for taxes and insurance                                             279,387             343,152
                                                                                             -------------        ------------
                        Total liabilities                                                     127,429,531         125,815,015
                                                                                             -------------        ------------

                           Shareholders' Equity

Serial preferred stock:  $.01 par value;  500,000 shares authorized;
        none outstanding
Common stock:  $.01 par value;  2,000,000 shares authorized;
        1,235,000 shares issued                                                                    12,350              12,350
Additional paid-in capital                                                                     12,151,298          11,997,848
Retained earnings                                                                              18,210,858          17,568,355
Unrealized gains on securities available for sale, net                                            252,881             276,174
Treasury stock, at cost                                                                        (1,791,986)         (1,896,908)
Employee stock ownership plan                                                                    (345,800)           (432,250)
Management recognition and retention plan                                                        (232,602)           (260,096)
                                                                                             -------------        ------------
                        Total shareholders' equity                                             28,256,999          27,265,473
                                                                                             -------------        ------------

                        Total liabilities and shareholders' equity                         $  155,686,530         153,080,488
                                                                                             =============        ============

See accompanying notes to consolidated financial statements.

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Operations
                                  (Unaudited)

                                                               Three Months Ended                  Six Months Ended
                                                                    March 31                           March 31
                                                                    --------                          --------
                                                             1996             1995           1996                 1995
                                                             ----             ----           ----                 ----
Interest income:
   Loans receivable                                      $2,805,005        2,450,196      5,555,886            4,892,089
   Mortgage-backed securities                               101,712          126,983        220,512              264,031
   Investment securities                                    122,868          144,329        293,892              271,804
   Other                                                     55,541           21,824         86,338               57,195
                                                         ----------        ---------      ---------            ---------
      Total interest income                               3,085,126        2,743,332      6,156,628            5,485,119
                                                         ----------        ---------      ---------            ---------
Interest expense:
   Deposits                                               1,185,878        1,085,058      2,370,963            2,109,851
   Federal Home Loan Bank advances                          218,924          182,807        450,277              353,059
                                                         ----------        ---------      ---------            ---------
      Total interest expense                              1,404,802        1,267,865      2,821,240            2,462,910
                                                         ----------        ---------      ---------            ---------
      Net interest income                                 1,680,324        1,475,467      3,335,388            3,022,209

Provision for loan losses, net of recoveries                      -          (14,627)             -              (39,018)
                                                         ----------        ---------      ---------            ---------
      Net interest income after provision
         for loan losses                                  1,680,324        1,490,094      3,335,388            3,061,227
                                                         ----------        ---------      ---------            ---------
Non-interest income:
   Service charges and other fees                            68,789           65,347        126,594              117,725
   Gain on sale of securities, net                           90,595           36,252        152,738               85,521
   Gain (loss) on sale of loans, net                         32,878            3,255         66,332               10,675
   Adjustment of assets held for sale to
      the lower of cost or market                           (21,125)               -        (21,125)                   -
   Other                                                      1,972            1,413          3,608                3,082
                                                         ----------        ---------      ---------            ---------
                                                            173,109          106,267        328,147              217,003
                                                         ----------        ---------      ---------            ---------
Non-interest expense:
   Compensation and benefits                                605,941          575,643      1,190,360            1,149,758
   Occupancy expense                                        116,131          100,237        214,340              205,738
   Other real estate expense, net                                 -         (148,827)             -             (165,568)
   Data processing                                           69,647           61,996        144,058              122,203
   Federal insurance premiums                                74,202           71,850        148,527              143,739
   Franchise taxes                                           72,986           83,322         99,094              177,114
   Other                                                    131,780          129,052        219,095              230,912
                                                         ----------        ---------      ---------            ---------
                                                          1,070,687          873,273      2,015,474            1,863,896
                                                         ----------        ---------      ---------            ---------
      Income before federal income taxes                    782,746          723,088      1,648,061            1,414,334

Federal income tax expense                                  266,500          240,000        596,000              481,000
                                                         ----------        ---------      ---------            ---------
      Net income                                         $  516,246          483,088      1,052,061              933,334
                                                         ==========        =========      =========            =========
Earnings per share                                       $     0.43             0.41           0.88                 0.79
                                                         ==========        =========      =========            =========
Dividends per share                                      $     0.17            0.125           0.32                 0.24
                                                         ==========        =========      =========            =========


See accompanying notes to consolidated financial statements.

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                Consolidated Statements of Shareholders' Equity
                                  (Unaudited)

                                                      Additional
                                         Common        paid-in           Retained            Treasury
                                         stock         capital           earnings             stock
                                        -------       ----------        ----------        -----------
BALANCE AT SEPTEMBER 30, 1993           $12,350       11,827,650        13,839,426              --

Net income                                 --               --           2,772,378              --
Dividends on common stock at
   $.39 per share                          --               --            (472,293)             --
Purchase of common stock                   --               --                --          (1,413,464)
Amortization of employee stock
   ownership plan                          --               --                --                --
Tax benefit on dividends paid
   to the ESOP                             --               --              10,230              --
Amortization of management
   recognition and retention plan          --               --                --                --
                                        -------       ----------        ----------        ----------

BALANCE AT SEPTEMBER 30, 1994           $12,350       11,827,650        16,149,741        (1,413,464)

Net income                                 --               --           2,025,204              --
Dividends on common stock at
   $.515 per share                         --               --            (587,776)             --
Purchase of common stock                   --               --                --            (525,719)
Common shares issued on
   exercise of stock options               --               --             (18,814)           42,275
Unrealized gains on securities
   available for sale                      --               --                --                --
Amortization of employee stock
   ownership plan                          --               --                --                --
Recognition of expense on
   employee stock ownership plan           --            170,198              --                --
Amortization of management
   recognition and retention plan          --               --                --                --
                                        -------       ----------       -----------        ----------

BALANCE AT SEPTEMBER 30, 1995           $12,350       11,997,848        17,568,355        (1,896,908)

Net income                                 --               --           1,052,061              --
Dividends on common stock at
   $.32 per share                          --               --            (362,636)             --
Purchase of common stock                   --               --                --                --
Common shares issued on
   exercise of stock options               --               --             (46,922)          104,922
Unrealized gains on securities
   available for sale                      --               --                --                --
Amortization of employee stock
   ownership plan                          --               --                --                --
Recognition of expense on
   employee stock ownership plan           --            153,450              --                --
Amortization of management
   recognition and retention plan          --               --                --                --
                                        -------       ----------       -----------        ----------

BALANCE AT MARCH 31, 1996                12,350       12,151,298        18,210,858        (1,791,986)
                                        =======       ==========       ===========        ==========




                                                                           Management           Net
                                           Unrealized    Employee stock   recognition and   shareholders'
                                              Gains      ownership plan   retention plan       equity
                                           ----------    --------------   --------------   --------------
BALANCE AT SEPTEMBER 30, 1993                  --          (778,050)       (524,740)        24,376,636

Net income                                     --              --              --            2,772,378
Dividends on common stock at
   $.39 per share                              --              --              --             (472,293)
Purchase of common stock                       --              --              --           (1,413,464)
Amortization of employee stock
   ownership plan                              --           172,900            --              172,900
Tax benefit on dividends paid
   to the ESOP                                 --              --              --               10,230
Amortization of management
   recognition and retention plan              --              --           180,713            180,713
                                           ---------       --------        --------         ----------

BALANCE AT SEPTEMBER 30, 1994                  --          (605,150)       (344,027)        25,627,100

Net income                                     --              --              --            2,025,204
Dividends on common stock at
   $.515 per share                             --              --              --             (587,776)
Purchase of common stock                       --              --              --             (525,719)
Common shares issued on
   exercise of stock options                   --              --              --               23,461
Unrealized gains on securities
   available for sale                       276,174            --              --              276,174
Amortization of employee stock
   ownership plan                              --           172,900            --              172,900
Recognition of expense on
   employee stock ownership plan               --              --              --              170,198
Amortization of management
   recognition and retention plan              --              --            83,931             83,931
                                           --------        --------        --------        -----------

BALANCE AT SEPTEMBER 30, 1995               276,174        (432,250)       (260,096)        27,265,473

Net income                                     --              --              --            1,052,061
Dividends on common stock at
   $.32 per share                              --              --              --             (362,636)
Purchase of common stock                       --              --              --                    0
Common shares issued on
   exercise of stock options                   --              --              --               58,000
Unrealized gains on securities
   available for sale                       (23,293)           --              --              (23,293)
Amortization of employee stock
   ownership plan                              --            86,450            --               86,450
Recognition of expense on
   employee stock ownership plan               --              --              --              153,450
Amortization of management
   recognition and retention plan              --              --            27,494             27,494
                                           --------        --------        --------        -----------

BALANCE AT MARCH 31, 1996                   252,881        (345,800)       (232,602)        28,256,999
                                           ========        ========        ========        ===========

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                Consolidated Statements of Cash Flows, Continued
                                  (Unaudited)

                                                                                Three Months Ended           Six Months Ended
                                                                                     March 31                     March 31
                                                                                     --------                     --------
                                                                                1996           1995          1996          1995
                                                                                ----           ----          ----          ----
Cash flows from operating activities:
   Net income                                                            $    516,246       483,088     1,052,061        933,334
   Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation of office properties and equipment                        39,401        41,254        79,317         83,034
        Amortization of premiums and accretion of discounts, net               25,132          (359)       70,908         34,435
        FHLB stock dividends                                                  (17,800)      (15,600)      (35,500)       (30,700)
        Provision for loan losses, net of recoveries                                -       (14,627)            -        (39,018)
        Gain on sale of real estate owned                                           -      (116,851)            -        (116,851)
        Gain on sale of securities available for sale                         (90,595)      (36,252)     (152,738)       (85,521)
        Amortization of management recognition and retention plan              13,747        17,711        27,494         48,507
        Amortization of employee stock ownership plan                          43,245       171,763        86,450        257,076
        Recognition of expense on employee stock ownership plan                83,208             0       153,450              0
        Net originations of loans held for sale                            (5,074,889)     (276,650)   (8,316,002)      (739,650)
        Proceeds from sale of loans held for sale                           4,055,494       286,942     6,524,226        704,075
        Gain on sale of loans                                                 (32,878)       (3,255)      (66,332)       (10,675)
        Lower of cost or market adjustment on assets held for sale             21,125             -        21,125              -
        Loan fees deferred on loans held for sale, net                            847        (1,270)        8,889         (5,054)
        Amortization of deferred loan fee income                              (12,773)      (16,490)      (27,348)       (34,212)
        Deferred federal income tax expense (benefit)                               -         6,250             -         12,500
        Other, net                                                            (81,556)     (487,263)      537,353        684,335
                                                                         -------------  -----------     ---------   ------------

                   Net cash provided (used) by operating activities          (512,046)       38,391       (36,647)     1,695,615
                                                                         -------------  -----------     ---------   ------------

Cash flows from investing activities:
   Net loan (originations) repayments                                       1,366,685    (2,196,224)     (855,156)    (5,066,850)
   Recoveries of loans previously charged off                                   3,180         5,803        24,070         23,126
   Loan fees deferred, net of direct origination costs                        (20,508)       11,845       (34,904)        23,734
   Purchase of securities available for sale                                        -    (1,505,711)            -     (3,505,711)
   Proceeds from sale or maturity of securities available for sale          2,590,938     1,041,026     3,652,809      1,090,723
   Purchase of securities held to maturity                                          -             -             -     (1,000,000)
   Proceeds from maturity of securities held to maturity                      127,636       105,583     1,917,934      2,249,777
   (Increase) decrease in certificates of deposit                             299,000       500,000       299,000        475,000
   Proceeds from sales of real estate owned                                         -     1,128,198             -      1,128,198
   Purchase of office properties and equipment, net                            (4,899)      (19,585)      (21,233)       (34,747)
                                                                         -------------  -----------     ---------   ------------

                   Net cash provided (used) by investing activities         4,362,032      (929,065)    4,982,520     (4,616,750)
                                                                         -------------  -----------     ---------   ------------

                   THIRD FINANCIAL CORPORATION AND SUBSIDIARY
                Consolidated Statements of Cash FLows, Continued
                                  (Unaudited)


                                                                                        Three Months Ended
                                                                                               March 31
                                                                                               --------
                                                                                       1996              1995
                                                                                       ----              ----
Cash flows from financing activities:
   Net proceeds from exercise of stock options                                     $      --              23,460
   Purchase of common stock for treasury                                                  --            (360,436)
   Dividends paid                                                                     (193,112)         (143,256)
   Net increase (decrease) in deposits                                               3,261,093         1,074,700
   Advances from the FHLB of Cincinnati                                                   --                --
   Repayment of advances from the FHLB of Cincinnati                                (3,158,433)       (1,061,915)
                                                                                   -----------        ----------

                   Net cash provided (used) by financing activities                    (90,452)         (467,447)
                                                                                   -----------        ----------

Net increase (decrease) in cash and cash equivalents                                 3,759,534        (1,358,121)

Cash and cash equivalents at beginning of period                                     5,681,024         3,027,667
                                                                                   -----------        ----------

Cash and cash equivalents at end of period                                         $ 9,440,558         1,669,546
                                                                                   ===========        ==========

Noncash activity:

   Additions to real estate owned                                                  $      --                --
   Loans originated to finance the sale of real estate owned                              --                --
   Loan losses charged against allowance                                                28,619             9,525
   Transfer from held for sale portfolio to held for investment portfolio at lower of amortized cost or market:
        Mortgage-backed securities                                                        --                --
        Investment securities                                                             --                --
        Loans receivable                                                                  --                --
                                                                                   ===========        ==========

Supplemental disclosures:
   Interest paid on savings deposits                                               $ 1,185,545         1,085,085
   Interest paid on FHLB advances                                                      218,924           182,807
   Income taxes paid                                                                   550,000           275,000
                                                                                   ===========        ==========


See accompanying notes to consolidated financial statements.




                                                                                         Six Months Ended
                                                                                              March 31
                                                                                              --------
                                                                                      1996              1995
                                                                                      ----              ----
Cash flows from financing activities:
   Net proceeds from exercise of stock options                                        58,000            23,460
   Purchase of common stock for treasury                                                --            (500,577)
   Dividends paid                                                                   (362,636)         (277,341)
   Net increase (decrease) in deposits                                             3,991,070         2,485,968
   Advances from the FHLB of Cincinnati                                            3,000,000         2,000,000
   Repayment of advances from the FHLB of Cincinnati                              (5,234,881)       (2,100,748)
                                                                                  ----------        ----------

                   Net cash provided (used) by financing activities                1,451,553         1,630,762
                                                                                  ----------        ----------

Net increase (decrease) in cash and cash equivalents                               6,397,426        (1,290,373)

Cash and cash equivalents at beginning of period                                   3,043,132         2,959,919
                                                                                  ----------        ----------

Cash and cash equivalents at end of period                                         9,440,558         1,669,546
                                                                                  ==========        ==========

Noncash activity:

   Additions to real estate owned                                                       --                --
   Loans originated to finance the sale of real estate owned                            --                --
   Loan losses charged against allowance                                              38,842            13,417
   Transfer from held for sale portfolio to held for investment portfolio at lower of amortized cost or market:
        Mortgage-backed securities                                                      --                --
        Investment securities                                                      9,560,087              --
        Loans receivable                                                                --                --
                                                                                  ==========        ==========

Supplemental disclosures:
   Interest paid on savings deposits                                               2,365,885         2,017,012
   Interest paid on FHLB advances                                                    450,277           353,059
   Income taxes paid                                                                 550,000           475,000
                                                                                  ==========        ==========

                           THIRD FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements
                      For the Quarter Ended March 31, 1996
                                   (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed by Third Financial Corporation (the Company) and its wholly owned subsidiary, The Third Savings and Loan Company (Third Savings or the Bank), for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods reported have been included in the accompanying unaudited consolidated financial statements and all such adjustments are of a normal recurring nature. The accompanying financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the 1995 financial statements and notes thereto of Third Financial Corporation for the year ended September 30, 1995.

NOTE 2 - CONSUMMATION OF THE CONVERSION TO A STOCK SAVINGS AND LOAN
COMPANY

On March 25, 1993, Third Financial Corporation completed the stock subscription offering. The conversion was consummated with the sale of common stock in an amount equal to the market value of Third Savings after giving effect to the stock conversion. The sale of the subscription offering resulted in the issuance of 1,235,000 shares of common stock, raising net proceeds of $11.8 million. In accordance with the Plan of Conversion, $5.9 million of the proceeds were utilized to purchase 100% of the stock of The Third Savings and Loan Company in conjunction with its conversion from a mutual savings and loan company to a stock savings and loan company.

NOTE 3 - LOANS RECEIVABLE

Loans receivable is net of the allowance for loan losses of $1,181,777 at March 31, 1996 and $1,196,550 at September 30, 1995.

NOTE 4 - REAL ESTATE OWNED

The Company had no real estate owned properties as of March 31, 1996 and September 30, 1995.

NOTE 5 - DIVIDENDS

A quarterly cash dividend of $.17 per common share was declared to stockholders of record on February 15, 1996, payable on February 29, 1996. A quarterly cash dividend of $.15 per common share was declared to stockholders of record on November 16, 1995, payable on November 30,1995.

NOTE 6 - EARNINGS PER SHARE

Earnings per common share is calculated by dividing net income by the weighted average number of common and common equivalent shares, including shares issuable upon exercise of dilutive options outstanding, excluding treasury stock. The weighted average number of common and common equivalent shares outstanding for the three months ended March 31, 1996 and March 31, 1995, were 1,187,234 and 1,177,336, respectively. The weighted average number of common and common equivalent shares outstanding for the six months ended March 31, 1996 and March 31, 1995, were 1,190,337 and 1,184,532, respectively.

NOTE 7 - EMPLOYEE BENEFIT PLANS

Stock Option and Incentive Plan:

In connection with the conversion to a stock savings and loan association, the Company's Board of Directors adopted a stock option and incentive plan (the
Plan). Under the Plan, options to purchase a total of 123,500 shares of common stock may be granted to the Company's directors and officers.

On March 25, 1993, upon consummation of the conversion of Third Savings, stock options were granted for the purchase of 106,908 shares, exercisable at the market price at the date of grant of $10.00 per share. All of the options are nontransferable stock options and have a term of 10 years. Options granted to outside directors and employees vest at the annual rate of 33 1/3% and 20% per year, respectively, except options granted of 11,115 shares which vested immediately upon shareholder approval in August 1993. In December 1995, 5,800 options were exercised. At March 31, 1996, options remain outstanding for 105,476 shares.

Management Recognition and Retention Plan:

The Board of Directors of the Company established Management Recognition and Retention Plan and Trusts (MRRPs) as a method of providing key officers and directors with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. The awards for outside directors and management vest at the annual rate of 33 1/3% and 20%, respectively, of the restricted stock granted. The unearned compensation under the MRRPs is recorded as a reduction of shareholders' equity and is amortized to operations as the shares are earned. During the three months ended March 31, 1996, the Company recognized $13,747 in compensation expense related to the MRRPs, and $27,494 for the six months ended March 31, 1996.

In accordance with approval from the Office of Thrift Supervision, the Bank contributed $642,184 to the MRRPs for the purpose of purchasing common stock. On March 26, 1993, the MRRP trusts purchased 40,867 shares of common stock, at an average price of $15.71, in the open market. At March 31, 1996, 29,115 shares have been awarded to directors and employees and 11,752 shares remain reserved in the trusts.

Employee Stock Ownership Plan:

Effective October, 1992, the Company established the Employee Stock Ownership Plan (ESOP) which purchased 86,450 shares of common stock of the Company in March 1993. The ESOP was capitalized with a loan from the Company for $864,500.

Third Savings intends to make contributions to the ESOP in an amount to be determined by the Board of Directors, but not less than the amount needed to pay any currently maturing obligations under the loan made to the ESOP. The loan requires semi-annual payments and has a term of five years. Benefits under the ESOP become 100% vested after five years of service and prior service is includable. Third Savings recognized, for the ESOP, compensation expense of $43,205 for the three months ended March 31, 1996, and $86,450 for the six months ended March 31, 1996.

NOTE 8 - CHANGE IN ACCOUNTING STANDARDS

In May 1993, the FASB issued Statement of Financial Accounting Standards No. 115 (SFAS No. 115), Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. Under this statement, debt securities may be reported at amortized cost only if there is the positive intent and ability to hold the security to maturity. The Company adopted SFAS No. 115 as of October 1, 1994, the impact was an increase to shareholder's equity of $252,881, net of tax, for the period ended March 31, 1996.

The Financial Accounting Standards Board ("FASB") agreed to permit companies a one-time reclassification for investment securities under SFAS No. 115. This one-time reclassification had to occur before December 31, 1995. As such, Management reclassified $9.6 million in securities classified as held-to-maturity, to securities classified as available for sale, to provide greater flexibility in the management of the investment portfolio.

In November 1993, the AICPA issued Statement of Position 93-6 (SOP 93-6), Employers' Accounting for Employee Stock Ownership Plans. Under SOP 93-6, when shares acquired by the Plan after December 31, 1992 are allocated to employees, expense is recorded using fair value of the shares. The Company adopted SOP 93-6 as of October 1, 1994, the Company recognized $83,208 as compensation expense for the three months ended March 31, 1996, and $153,450 for the six months ended March 31, 1996.

In May, 1993, the FASB issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan (Statement 114). Statement 114 applies to financial statements for fiscal years beginning after December 15, 1994. Statement 114 was amended in October of 1994 by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. This amendment allows for interest income to be recognized by existing methods and deletes those income recognition provisions described in Statement 114. The Company adopted the provisions of this statement during the quarter ended December 31, 1995. The Company did not have a material amount of impaired loans as of March 31, 1996. However, refer to the discussion of the Bennett Funding loans in the Management Discussion and Analysis section of this 10-Q. The Company had no commercial loans or commercial real estate loans 90 days past due as of March 31, 1996.

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (Statement 123). Statement 123 applies to all transaction in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities where the payment amounts are based on the entity's common stock price, except for employee stock ownership plans. Statement 123 is effective for fiscal years beginning after December 15, 1995. The Company has not yet determined its method of adoption of Statement 123 and it's not required to do so until October 1, 1996.

NOTE 9 - TREASURY STOCK

In Fiscal 1994, the Company announced its intention to acquire a total of 10 percent of the Company's common stock, subject to market conditions. The repurchased stock will be available for general corporate purposes, including the issuance of shares in connection with the exercise of stock options. At March 31, 1996, Third Financial held 99,046 shares at a cost of $1,791,986.

                                    EXHIBIT A

                                MERGER AGREEMENT

         This is a MERGER AGREEMENT dated March 14, 1996, between Security Banc Corporation (hereinafter called "Security") and CitNat Bancorp, Inc. (hereinafter called "CitNat").

                                   WITNESSETH:

         Security is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 40 S. Limestone Street, Springfield, Ohio, 45502-1222. As of December 31, 1995, Security had authorized capital stock consisting of 11,000,000 shares of common stock, par value $3.125 per share, ("Security Common Stock") of which a total of 5,106,384 shares were issued and outstanding. Security owns all of the outstanding capital stock of The Security National Bank and Trust Co. ("Security Bank"); a national banking association organized under the laws of the United States of America and Security Urban Redevelopment Corporation ("Dev. Co."), a corporation organized under the laws of the State of Ohio; and

         CitNat is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 1 Monument Square, Urbana, Ohio 43078-2001. As of December 31, 1995, CitNat had authorized capital stock consisting of 720,000 shares of common stock, par value $5 per share ("CitNat Common Stock"), of which 390,519 shares were issued and outstanding, 2,082 shares were held as treasury shares, and options to purchase 71,820 shares of CitNat Common Stock ("CitNat Options") were outstanding. CitNat owns all of the outstanding capital stock of The Citizens National Bank of Urbana (hereinafter referred to as the "Citizens Bank"), a national banking association organized under the laws of the United States of America.

         At least a majority of the entire Board of Directors of Security and at least a majority of the entire Board of Directors of CitNat, respectively, have approved the entering into of this Merger Agreement and have authorized the execution and delivery of this Merger Agreement.

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From and after the time the merger of CitNat into Security shall become effective, the "Merger" as defined in Section 1 of this Merger Agreement, and as and when required by this Merger Agreement, Security will issue shares of Security Common Stock in exchange for all of the issued and outstanding shares of CitNat Common Stock and CitNat Options in accordance with the provisions hereinafter set forth. It is understood by each of the parties hereto that Security seeks to acquire CitNat and all of the operating assets of CitNat including the Citizens Bank and the entities and assets which CitNat and the Citizens Bank may acquire prior to the time the Merger shall become effective, through the Merger of CitNat with and into Security under the charter of Security and Citizens Bank will, immediately after the effective date of the Merger, remain an independent operating subsidiary of Security. The parties will exert their best efforts to obtain such regulatory approvals and to complete such other actions as are necessary or appropriate to effect the Merger.

         In consideration of mutual covenants and premises herein contained, Security and CitNat hereby make this Merger Agreement and prescribe the terms and conditions of the Merger and the mode of carrying the Merger into effect as follows:

1. Merger. Subject to the terms and conditions hereinafter set forth, CitNat shall be merged with and into Security under the Articles of Incorporation of Security pursuant to and in accordance with the applicable provisions of the laws of the State of Ohio ("Merger").

2. Name. The name of the surviving corporation (hereinafter called the "Surviving Corporation" whenever reference is made to it as of the time the Merger shall become effective, as hereinafter provided, or thereafter) shall be "Security Banc Corporation."

3. Business. The business of Security as the Surviving Corporation shall be that of a bank holding company. The Surviving Corporation shall exist by virtue of, and be governed by the laws of the State of Ohio, shall have its principal office in Ohio at 40 S. Limestone Street, Springfield, Ohio, 45502-1222.

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4.  Effective Time of Merger: Articles of Merger. The Merger shall become effective upon the date of the filing of the appropriate Certificate of Merger with the Ohio Secretary of State (the "time the Merger shall become effective") in accordance with applicable provisions of the laws of the State of Ohio.

    The Articles of Incorporation of Security in effect immediately prior to the time the Merger shall become effective, shall be the Articles of Incorporation of the Surviving Corporation, and the Code of Regulations of Security in effect immediately prior to the time the Merger shall become effective, shall be the Code of Regulations of the Surviving Corporation.

5. Effect of Merger. At the time the Merger shall become effective, the separate corporate existence of CitNat shall, in accordance with applicable provisions of the laws of the State of Ohio, be merged into and continued in Security as the Surviving Corporation, with the effect as provided by
    Section 1701.82 of the Ohio Revised Code.

6. Liabilities upon Merger. The Surviving Corporation shall be responsible for all of the liabilities and obligations of each of the corporations so merged in the same manner and to the same extent as if such single corporation had itself incurred the same or contracted therefor, all in the manner and as provided for by Sections 1701.82(A)(1),(2),(3),(4), and (5).

7.  Conversion of Shares.

    (a) At the time the Merger shall become effective;

       (i) All of the outstanding shares of CitNat Common Stock plus all options to purchase shares of CitNat Common Stock shall be exchanged for 908,072 shares of Security Common Stock (or cash for fractional shares). Each outstanding share of CitNat Common Stock plus each outstanding CitNat Option shall, at the time the Merger shall become effective, automatically and without any act or deed on the part of the holder thereof, be converted into the right to receive shares of Security Common Stock as provided for below (the "Exchange Ratio"): (a) CitNat Common Stock shall be converted, pro rata, into 852,115 shares of Security Common Stock in the aggregate and each share of CitNat Common Stock shall be converted into 2.1842437 shares of Security Common Stock. (b) CitNat Options shall be converted, pro rata, into 55,957 shares of Security Common Stock in the aggregate and each of the underlying shares of CitNat Common Stock subject to purchase pursuant to CitNat Options, shall be converted into .7791283 shares of Security Common Stock.

       (ii) The shares of Security Common Stock issued and outstanding immediately prior to the time the Merger shall become effective shall continue to be issued and outstanding shares of the Surviving Corporation.

       (iii) If prior to the Merger, shares of Security Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or there occurs a distribution of warrants or rights with respect to the Security Common Stock or a stock dividend, stock split or other general distribution of Security Common Stock is declared with a record date prior to the effective time of the Merger, then in any event the Exchange Ratio shall be appropriately adjusted. (b) No fractional shares of Security Common Stock will be issued by Security in connection with the Merger, but in lieu thereof, holders of CitNat Common Stock A and CitNat Options shall, upon surrender of the certificate or certificates formerly representing such CitNat Common Stock or delivery of documentation regarding the exchange and cancellation of CitNat Options, as the case may be, be paid cash without interest by Security for such fractional share(s). The cash paid for each fractional share shall be the same fraction of the average bid and asked closing price per share of Security Common Stock on the Closing Date as reported by S. J. Wolf & Company, a division of McDonald & Company Securities, Inc.

       (c) As soon as practicable, but not later than ten (10) days after the time the Merger shall become effective, and subject to the provisions set forth above relating to the fractional shares, Security, or an Exchange Agent designated thereby and approved by CitNat, will distribute to the former holders of CitNat Common Stock in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of CitNat Common Stock the certificate(s) for shares of Security Common Stock in accordance with the Exchange Ratio and any cash payment in lieu of fractional shares. Each certificate formerly representing CitNat Common Stock (other than certificates representing shares of CitNat Common Stock subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of whole shares of Security Common Stock and cash for fractional share interests in Security Common Stock into which such shares have been converted pursuant to the Exchange Ratio. Until surrender of the certificate or certificates formerly representing shares of CitNat Common Stock, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of Security Common Stock. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to Security as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the time the Merger shall become effective on the whole shares of Security Common Stock represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the time the Merger shall become effective, the holders of certificates formerly representing shares of CitNat Common Stock shall cease to have rights with respect to such shares (except such rights, if any, as a holder of certificates formerly representing shares of CitNat Common Stock may have as dissenting shareholders pursuant to the Ohio General Corporation Law) and except as aforesaid, their sole rights shall be to exchange said certificates for certificates for shares of Security Common Stock in accordance with this Merger Agreement.

           Certificates formerly representing shares of CitNat Common Stock surrendered for cancellation by each shareholder entitled to exchange shares of CitNat Common Stock for shares of Security Common Stock by reason of the Merger shall be accompanied by such appropriate instruments of transfer as Security may reasonably require, provided, however, that if there be delivered to Security by any person who is unable to produce any such certificate formerly representing shares of CitNat Common Stock for transfer (i) evidence to the reasonable satisfaction of Security that any such certificate has been lost, wrongfully taken or destroyed, and (ii) such indemnity agreement as reasonably may be requested by Security to save it harmless, and
           (iii) evidence to the reasonable satisfaction of Security that such person is the owner of the shares theretofore represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such certificate and to receive shares of Security Common Stock pursuant to this Merger Agreement, then Security, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of Security Common Stock which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate representing shares of CitNat Common Stock.

       (d) Holders of CitNat Options shall execute such documents as Security shall reasonably request to evidence the conversion of their CitNat Options to shares of Security Common Stock as herein provided for.

8. Board of Directors. The Board of Directors of Security as constituted at the time the Merger shall become effective shall serve as the Board of Directors of Security as the Surviving Corporation plus one additional member from CitNat's board of directors to be named by Security.

9. Discussions with Others. Subject to their fiduciary duties, CitNat or its officers, directors or agents will not solicit inquiries or proposals or initiate any discussions or negotiations leading to any acquisition or purchase of all or a substantial portion of the assets or stock of CitNat or Citizens Bank or any merger or consolidation of CitNat or Citizens Bank or with any third party without prior written notice to Security, so long as this Agreement is pending.

10. Undertakings of the Parties. Security and CitNat further agree as follows:

         (a) This Merger Agreement shall be submitted to the shareholders of CitNat and, if required by law, Security for approval and adoption at separate meetings to be called and held in accordance with law and the Articles of Incorporation and Code of Regulations of CitNat and Security.

         (b) Security and CitNat will cooperate in the preparation by Security of the application to the Board of Governors of the Federal Reserve System (the

              "Board") under the appropriate provisions of Section 3 of the Bank Holding Company Act of 1956, as amended, and to any other state or federal regulatory agency which may be required to facilitate the Merger. Security will file such applications within forty-five
              (45) days after the date of this Merger Agreement and shall afford CitNat and its counsel reasonable opportunity to comment on the applications prior to filing. Security and CitNat will cooperate in the preparation of proxy and registration statements under federal and state securities laws so as to facilitate the exchange of shares as contemplated by this Merger Agreement. The CitNat Proxy Statement will not be mailed to shareholders of CitNat until such time as the Board of Directors of CitNat has approved the CitNat Proxy Statement.

         (c) Each party will assume and pay all of its fees and expenses incurred by it incident to the negotiation, preparation and execution of this Agreement, obtaining of the requisite regulatory and shareholder consents and approvals and all other acts incidental to, contemplated by or in pursuance of this Agreement. Security shall promptly prepare and file at no expense to CitNat:
              (i) any and all required regulatory applications necessary in connection with the transactions contemplated by this Agreement; and (ii) an S-4 Registration Statement to be filed with the Securities and Exchange Commission to register the shares of Security Common Stock to be issued in connection with the transactions contemplated by this Agreement. Such registration statement will not cover resales by any persons who may be considered "underwriters" under Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act"). Security will also take any action required to be taken under any applicable state securities or "Blue Sky" laws in connection with the Merger. Security will provide CitNat and it counsel with a copy of the S

              -4 Registration Statement for review and comment prior to filing with the Securities and Exchange Commission.

         (d) All information furnished by one party to another party in connection with this Merger Agreement and the transactions contemplated hereby will be kept confidential by such other party and will be used only in connection with this Merger Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already known to such other party when received; (ii) thereafter becomes lawfully obtainable from other sources; or (iii) is required to be disclosed in any document filed with the Securities and Exchange Commission, the Board, or any other governmental agency or authority (except under a claim of confidentiality). In the event the Merger Agreement is terminated, all such information shall be promptly returned by each party to the other party or be destroyed.

         (e) After: (i) receipt of the Board's prior approval of Security's acquisition of CitNat; (ii) the approval of the shareholders of CitNat and, if required, Security as provided in Section 10(a) has occurred; and (iii) the regulatory waiting period(s) have expired, Security shall designate the date as of which Security desires the Merger to become effective and shall file the appropriate Certificate of Merger with the Ohio Secretary of State in accordance herewith and the time the Merger shall become effective shall occur at the time and on the date so designated, consistent with the terms of Section 4 hereof. However, any date so specified shall not be later than either (a) the first day of the month immediately following the month in which the last of the events described above (i-iii) occurs if said event occurs before the twenty-first day of such month or (b) the first day of the second month immediately following such month if the last of the events described above occurs after the twentieth day of such month.

         (f) Subject to the terms and conditions of this Merger Agreement, Security and CitNat each agree that, subject to applicable laws and to the fiduciary duties of its Directors, each will promptly take or cause to be taken all action, and promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and other transactions contemplated by this Merger Agreement.

         (g) As soon as practicable following the time the Merger shall become effective, employees of Citizens Bank shall be entitled to participate in all employee benefit plans of Security. Employee benefits of Security will not be changed by this Merger. For purposes of eligibility and vesting in Security's employee benefits, employees of CitNat and Citizens Bank will be given credit for their years of service as employees of CitNat and Citizens Bank

         (h) The CitNat Bancorp, Inc. Employee Stock Ownership Plan and its related Trust ("ESOP") shall be terminated or amended at or after the effective time of the Merger as directed by Security. If terminated, effective as of such termination date each participant with an account balance under the ESOP shall become fully vested in such account regardless of his vested position under the ESOP. CitNat and Security shall cooperate in making any amendments to and terminating the ESOP and for making application to the Internal Revenue Service for a determination letter to the effect that the termination or amendment of the ESOP will not adversely affect its tax-qualified status. If terminated, any shares of CitNat Common Stocks which are unallocated to participant accounts as of the termination date of the ESOP Plan shall be allocated to the accounts of participants under the ESOP in such manner as does not violate the limitations contained in Section 415 of the Code. If terminated, participants' benefits under the ESOP shall be distributed, in connection with the termination, in a single lump sum.

         (i) Security undertakes to cause, immediately after the effective date of the Merger, the election as Directors of Citizens Bank, all those persons serving as Directors immediately prior to the effective time of the Merger.

         (j) Security will maintain and make available "current public information" within the meaning of Rule 144 for three (3) years following the effective date, of the Merger.

         (k) Security, CitNat, and their respective Directors and Executive Officers shall not cause any trades, transfers or other transactions in Security Common Stock during the 20 business days immediately preceding the effective date of the Merger.

         (l) Following the effective time of the Merger, with respect to acts or omissions occurring prior to the effective time of the Merger, Security shall indemnify those persons who were Directors and Officers of CitNat immediately prior to the Effective Time, to the extent such persons would be entitled to indemnification under the Articles of CitNat or as a matter of right under the Ohio General Corporation Law, as amended from time to time and Security shall indemnify such persons against any liability to the fullest extent permitted under Security's Articles of Incorporation or the Ohio General Corporation Law.

         (m) Following the date of this Merger Agreement and until the time the Merger shall become effective or until this Merger Agreement shall be terminated as provided herein, Security shall provide to CitNat, promptly following the filing thereof, all reports, proxy statements, registration statements and other information filed with the SEC.

11. Dissenting Shareholders. Holders of CitNat Common Stock shall have the rights accorded to dissenting shareholders under Section 1701.85 of the Ohio Code, as amended.

12. Representations and Warranties of Security. Security represents and warrants to CitNat as follows:

         (a) Security is a corporation duly organized and validly existing under the laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Ohio, together with all other jurisdictions where it is both required to so qualify and the failure to so qualify would have material and adverse consequences to Security. Security has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it. As of the date of this Agreement, the authorized capital stock of Security consisted of 11,000,000 shares of common stock, par value $3.125 per share of which a total of 5,107,834 shares were issued and outstanding. All of said shares of capital stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. Security owns all of the outstanding capital stock of Security Bank and Dev. Co., and Security has no subsidiaries, whether or not wholly-owned, other than Security Bank and Dev. Co. Except as disclosed in the letter to CitNat of even date herewith, there are not outstanding options, warrants or commitments of any kind relating to the issue or sale of Security's capital stock.

              The corporate minute books of Security have been made available to CitNat and contain, in all material respects, records of all meetings and other corporate actions of Security's shareholders, directors and committees of directors. Security has delivered to CitNat copies of the articles and regulations of Security, including all amendments thereto. Security Bank is a national banking association duly organized and validly existing under the laws of the United States and has the full power and authority, corporate or otherwise, to own its property and to carry on its business activities as such activities are presently conducted.

         (b) Security has furnished to CitNat and its counsel copies of the following financial statements relating to Security and its consolidated subsidiaries: (i) the audited Consolidated Statements of Financial Position of Security as of December 31, 1995 and 1994 and the Consolidated Statements of Income, Shareholders' Equity and Statements of Cash Flows for the years then ended, together with the notes and report of Ernst & Young, LLP thereto. Each of the aforementioned financial statements is true and correct in all material respects and together present fairly the consolidated financial position and results of operations of Security as of the dates and for the periods therein set forth in conformity with generally accepted accounting principles ("GAAP"). Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since December 31, 1995, there has not been any material adverse change in the financial condition, results of operations, business or prospects of Security and its subsidiaries on a consolidated basis.

         (c) The Board of Directors of Security has authorized execution of this Merger Agreement and approved the merger of CitNat and Security as contemplated by said Merger Agreement. Security has all requisite power and authority to enter into this Merger Agreement and Security has the authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid and legally binding obligation of Security and this Merger Agreement and the consummation hereof has been duly authorized and approved on behalf of Security by all requisite corporate action. Provided the required approvals are obtained from the Board, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Security may be subject, any contract, agreement or instrument to which Security is a party or by which Security is bound or committed, or the Articles of Incorporation or Code of Regulations of Security or the Articles of Association or Bylaws of Security Bank, or constitute an event which, including with the lapse of time or action by a third party, could, to the best of Security's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Security or any of its subsidiaries or upon any of the stock of Security or any of its subsidiaries, except, however, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the time the Merger becomes effective, or (ii) if not so cured or waived would not, in the aggregate, have any material adverse effect on the financial condition, results of operations or business of Security on a consolidated basis.

         (d) There is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of Security and its executive officers, threatened, against Security or its subsidiaries or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, involving a material amount which, if resolved adversely to the interest of Security or its subsidiaries, would materially affect the financial condition or operations of Security or its subsidiaries on a consolidated basis and/or Security's ability to perform under this Merger Agreement, and to the best of the knowledge and belief after due inquiry of Security and its executive officers, no one has asserted and no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert any such claims against Security or its subsidiaries based upon the wrongful action or inaction of Security or its subsidiaries or any of their respective officers, directors or employees.

         (e) At the time the Merger shall become effective and on such subsequent date when the former shareholders of CitNat surrender their CitNat share certificates for cancellation and the CitNat Option holders deliver documents evidencing the surrender and cancellation of their CitNat Options, the shares of Security Common Stock to be received therefore will have been duly authorized and validly issued by Security and will be fully paid and nonassessable and be issued free of preemptive rights.

         (f) Security has not incurred and will not incur directly or indirectly any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated thereby.

         (g) The Security National Bank & Trust Company 401K Profit Sharing and Savings Plan (the "Profit Plan") and The Security National Bank & Trust Company Pension Plan and Trust (the "Pension Plan") (hereinafter referred to collectively as the "plans") which purport to be qualified plans under Section 401(a) of the Internal Revenue Code of 1986, as amended, ("Code") are so qualified and are in compliance in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plans have been timely filed or delivered where failure to file could result in a penalty or result in disqualification of the plan. Security has no knowledge either of any circumstances which would adversely affect the qualification of the plans or their compliance with the applicable requirements of ERISA, or of any "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) which has occurred, or to the best knowledge of Security is likely to occur, with respect to either plan since the date on which said sections became applicable to the plans. The plans meet any minimum funding standards set forth in the Code and ERISA which are applicable to them.

         (h) Security has timely filed all reports and registration statements (collectively, "SEC Documents") required to be filed by it pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, for periods ending after January 1, 1992, and such SEC Documents complied in all material respects with the Securities Act of 1933 and the Securities Exchange Act of 1934 and all applicable rules and regulations promulgated thereunder (the "SEC Laws"). Security has delivered to CitNat copies of the Annual Report on Form 10-K filed with the Securities and Exchange Commission by Security for its fiscal year ended December 31, 1994, including exhibits and all documents incorporated by reference therein, and the proxy materials disseminated by Security to its shareholders in connection with the 1995 Annual Meeting of Shareholders of Security; such Annual Report and proxy materials and the SEC Documents do not misstate a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         (i) Since December 31, 1995: (i) each of Security and its subsidiaries has conducted business only in the ordinary course, and has preserved its corporate existence, business and goodwill intact;
              (ii) there has been no material adverse change in the assets, liabilities, business or operations of Security or its subsidiaries; and (iii) there has been no damage, destruction, loss, or event whether or not insured against) which in the aggregate has had or might reasonably by expected to have a material adverse effect on the business or operations of Security or any of its subsidiaries.

         (j) Security and Security Bank each have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of Security Bank and all other assets and properties reflected in Security's Balance Sheet of December 31, 1995 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1995) subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except: (i) those items that secure liabilities that are reflected in said Balance Sheet; (ii) statutory liens for taxes not yet delinquent; (iii) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase agreements; and (v) easements, encumbrances, liens, mortgages and security interests of record which do not impair the use thereof for the purposes intended and such liens, mortgages, security interests, encumbrances and charges are not, in the aggregate, material to the assets and properties of Security. Security or Security Bank as lessee has the contractual right under valid leases to occupy, use, possess and control all property leased by Security or Security Bank which is material to their operations.

         (k) To the best of the knowledge after due inquiry of Security and its executive officers, Security and Security Bank have complied with all laws, regulations and orders applicable to Security and Security Bank and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for possible technical violations which together with any penalty which results therefrom do not or will not have a material adverse effect on the financial condition, results of operations or business of Security and Security Bank on a consolidated basis. Neither Security nor Security Bank are in default under, and no event has occurred which, with the lapse of time or action by a third party, could, to the best of Security's knowledge after due inquiry, result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the default(s) could reasonably be expected to have a material adverse effect on the financial conditions, results of operations or business of Security and Security Bank on a consolidated basis.

         (l) Security has duly and timely filed all federal, state, county and local income, excise, real and personal property and other tax returns and reports (including, but not limited to, social security, withholding, unemployment insurance, and sales and use taxes) required to have been filed by Security up to the date hereof. To the best of the knowledge and belief of Security all such returns are true and correct in all material respects, and Security has paid or, prior to the time the

              Merger shall become effective, will pay all taxes, interest and penalties shown on such return or reports or claimed (other than those claims being contested in good faith and which have been disclosed to CitNat) to be due to any federal, state, county, local or other taxing authority, and there is, and at the time the Merger shall become effective will be, no basis for any additional claim or assessment which might materially and adversely affect Security or Security Bank, and for which an adequate reserve has not been established. To the best of its knowledge and belief, Security has paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending as of the date thereof. To the best of its knowledge and belief Security has, or at the time the Merger shall become effective will have, no material liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the time the Merger shall become effective in the ordinary course of business and are properly accrued on the books of Security as of the time the Merger shall become effective.

         (m) The deposits of Security Bank are insured by the Federal Deposit Insurance Corporation and Security Bank has paid all premiums and assessments with respect to such deposit insurance.

         (n) Security has no knowledge of any hazardous substances, hazardous waste, pollutant or contaminant, including, but not limited to, asbestos (except as previously disclosed to CitNat in a letter of even date herewith), PCB's or urea formaldehyde, having been generated, released into, stored or deposited over, upon or below (in storage tanks or otherwise) the premises of Security or Security Bank or any other real property owned or leased by Security or Security Bank, or into any water systems on or below the surface of Security or Security Bank premises or any other real property owned or leased by Security or Security Bank in violation of any law, regulation or requirement or in any manner which could result in a material adverse impact on the value of the premises or property or present a threat to human health or the environment. As used in this Merger Agreement, the terms "hazardous substance," "hazardous waste, "pollutant" and "contaminant" mean any substance, waste, pollutant or contaminant included within such terms under any applicable Federal, state or local statute or regulation.

         (o) Security and Security Bank have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operation to Security or Security Bank.

13. Representations and Warranties of CitNat. CitNat represents and warrants to Security as follows:

         (a) CitNat is a corporation duly organized and validly existing under the laws of the State of Ohio, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. CitNat has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required which, if not obtained or possessed, would have a materially adverse effect on the business and operations of CitNat) to engage in the businesses and activities now conducted by it. As of the date of this Merger Agreement, the authorized capital stock of CitNat consists of 720,000 shares of common stock with $5 par value per share, of which a total of 390,119 shares are issued and outstanding, 2,482 shares are held as treasury shares and options have been granted to purchase 71,820 shares of CitNat Common Stock. All of said shares of capital stock are fully paid and nonassessable and were not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to CitNat's authorized but unissued capital stock except the CitNat Options disclosed in the letter to Security of even date herewith.

         (b) CitNat has furnished to Security copies of the following financial statements relating to CitNat and its consolidated subsidiaries:
              (i) the audited Consolidated Balance Sheets of CitNat as of December 31, 1995 and 1994 and the Consolidated Statements of Income, Changes in Shareholders' Equity and Statements of Cash Flows for the years then ended, together with the notes and report of Crowe, Chizek and Company, LLP thereto, (ii) copies of all reports of CitNat and Citizens Bank as filed with the appropriate regulatory agencies, as of and for the years ended December 31, 1995 and 1994. Each of the aforementioned financial statements is true and correct in all material respects and together present fairly in all material respects the consolidated financial position and results of operations of CitNat as of the dates and for the periods therein set forth in conformity with GAAP. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, required to be included or omitted as the case may be, by GAAP. Since December 31, 1995, there has not been any material adverse change in the financial condition, results of operations, or business of CitNat and Citizens Bank on a consolidated basis.

         (c) The Board of Directors of CitNat has authorized execution of this Merger Agreement. Subject to the approval by the shareholders of CitNat, CitNat has all requisite power and authority to enter in this Merger Agreement. CitNat owns all of the shares of Citizens Bank and CitNat has the authority to consummate the transactions contemplated hereby so that, provided all required corporate and regulatory approvals are obtained and all conditions to CitNat's obligations as set forth in this Merger Agreement are satisfied, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which CitNat may be subject, any contract, agreement or instrument to which CitNat is a party or by which CitNat is bound or committed, or the Articles of Incorporation or Code of Regulations of CitNat, or constitute an event which with the lapse of time or action by a third party, could, to the best of CitNat's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge, encumbrance upon any of the assets, property or capital stock of CitNat, except, however, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the time the Merger becomes effective, or (ii) if not so cured or waived would not, in the aggregate, have any material adverse effect on the financial condition, results of operations or business of CitNat and Citizens Bank on a consolidated basis.

         (d) There is no litigation, action, suit, investigation or proceeding pending or, to the best of their knowledge after due inquiry of CitNat and its executive officers, overtly threatened, against CitNat or Citizens Bank or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, involving a material amount which, if resolved adversely to the interest of CitNat or Citizens Bank would materially affect the financial condition or operations of CitNat and Citizens Bank on a consolidated basis and/or CitNat's ability to perform under this Merger Agreement. To the best knowledge after due inquiry of CitNat and its executive officers, no one has asserted and no one has reasonable or valid ground on which it reasonably can be expected that anyone will assert any such claims against CitNat or Citizens Bank or be based upon the wrongful action or inaction of CitNat or Citizens Bank or any of their respective officers, directors or employees.

         (e) CitNat and Citizens Bank have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of Citizens Bank, reflected in CitNat's Balance Sheet of December 31, 1995 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
                  1995) subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except: (i) those items that secure liabilities that are reflected in said Balance Sheet; (ii) statutory liens for taxes not yet delinquent; (iii) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase agreements; and (v) easements, encumbrances, liens, mortgages and security interests of record which do not impair the use thereof for the purposes intended and such liens, mortgages, security interests, encumbrances and charges are not in the aggregate, material to the assets and properties of CitNat. CitNat or Citizens Bank have as lessee the contractual right under valid leases to occupy, use, possess and control all material property leased by CitNat or Citizens Bank.

         (f) To the best of the knowledge after due inquiry of CitNat and its executive officers, CitNat and Citizens Bank have complied with all laws, regulations and orders applicable to CitNat and Citizens Bank and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for possible technical violations which together with any penalty which results therefrom do not or will not have a material adverse effect on the financial condition, results of operations or business of CitNat and Citizens Bank on a consolidated basis. Neither CitNat nor Citizens Bank are in default under, and no event has occurred which, with the lapse of time or action by a third party, could, to the best of CitNat's knowledge after due inquiry, result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the default(s) could reasonably be expected to have a material adverse effect on the financial conditions, results of operations or business of CitNat and Citizens Bank on a consolidated basis.

         (g) Except as disclosed in CitNat's letter to Security of even date herewith, receipt of which is acknowledged by Security, CitNat and Citizens Bank have not, since December 31, 1995 to the date hereof: (i) issued or sold any of its capital stock or any issued any corporate debt securities other than in the ordinary course of its banking business; (ii) granted any option for the purchase of capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock except as permitted pursuant to
                  Section 15(a) hereof or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred any obligation or liability (absolute or contingent), except for obligations reflected in this Merger Agreement, and except for obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent or other than in the ordinary course of business) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than the current portion of any long term liabilities which become due after December 31, 1995, business, liabilities incurred in carrying out the transactions contemplated by this Merger Agreement and obligations and liabilities paid in the ordinary course of business; (vi) sold, exchanged or otherwise disposed of any of its material capital assets outside the ordinary course of business; (vii) made any extraordinary officers' salary increase or wage increase, entered into any employment contract with any officer or salaried employee or, instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived (except for fair consideration) any rights of value which are material in the aggregate, considering CitNat's business taken as a whole; or (ix) entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

         (h) Except as set forth in the CitNat Document List attached to CitNat's letter to Security of even date herewith, receipt of which is acknowledged by Security, neither CitNat nor Citizens Bank is a party to or bound by any written or, to the best of its knowledge after due inquiry, oral: (i) employment or consulting contract which is not terminable by CitNat or Citizens Bank on 60 days or less notice, (ii) employee bonus, deferred compensation, pension, stock bonus or purchase, profit-sharing, retirement or stock option plan, (iii) other employee benefit or welfare plan, or (iv) other executory material agreements which in any case obligate CitNat or Citizens Bank to make any payment(s) which in the aggregate exceed $25,000 per year except for contracts terminable on 60 days' notice. All such pension, stock bonus or purchase, profit-sharing, defined benefit and retirement plans set forth under the caption "Qualified Plans" in the CitNat Document List (hereinafter referred to collectively as the "plans") are qualified plans under Section 401(a) of the Internal Revenue Code and in compliance in all material respects with ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plans have been timely filed or delivered where failure to file could result in a penalty of $25,000 and/or result in disqualification of the plan. CitNat has no knowledge either of any circumstances which would adversely affect the qualification of the plans or their compliance with ERISA, or of any unreported "reportable event" (as such term is defined in Section 4043(b) of ERISA) or, except as indicated in the CitNat Document List attached to CitNat's letter to Security of even date herewith, any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code) which has occurred since the date on which said sections became applicable to the plans. No such plan is subject to the minimum funding standards set forth in the Code and ERISA.

         (i) CitNat has duly filed all federal, state, county and local income, excise, real and personal property and other tax returns and reports (including, but not limited to, social security, withholding, unemployment insurance, and sales and use taxes) required to have been filed by CitNat up to the date hereof. Except as set forth in CitNat's letter to Security of even date herewith, receipt of which is acknowledged by Security, to the best of the knowledge and belief of CitNat all such returns are true and correct in all material respects, and CitNat has paid or, prior to the time the Merger shall become effective, will pay all taxes, interest and penalties shown on such return or reports or claimed (other than those claims being contested in good faith and which have been disclosed to Security) to be due to any federal, state, county, local or other taxing authority, and there is, and at the time the Merger shall become effective will be, no basis for any additional claim or assessment which might materially and adversely affect CitNat or Citizens Bank and for which an adequate reserve has not been established. To the best of its knowledge and belief, CitNat has paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending as of the date thereof. To the best of its knowledge and belief, CitNat has, or at the time the Merger shall become effective will have, no material liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the time the Merger shall become effective in the ordinary course of business and are properly accrued on the books of CitNat as of the time the Merger shall become effective.

         (j) CitNat has no knowledge of any hazardous substances, hazardous waste, pollutant or contaminant, including, but not limited to, asbestos (except as previously disclosed to Security in a letter of even date herewith), PCB's or urea formaldehyde, having been generated, released into, stored or deposited over, upon or below (in storage tanks or otherwise) the Citizens Bank premises or any other real property owned or leased by CitNat or Citizens Bank, or into any water systems on or below the surface of the Citizens Bank premises or any other real property owned or leased by CitNat or the Citizens Bank in violation of any law, regulation or requirement or in any manner which could result in a material adverse impact on the value of the premises or property or present a threat to human health or the environment. As used in this Merger Agreement, the terms "hazardous substance," "hazardous waste, "pollutant" and "contaminant" mean any substance, waste, pollutant or contaminant included within such terms under any applicable Federal, state or local statute or regulation.

         (k) CitNat or Citizens Bank has in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operation to CitNat or Citizens Bank.

         (l) Other than as previously disclosed to Security, in writing, with respect to the fairness opinion relating to the Merger and other than professional fees and disbursements of its accountants and attorneys, CitNat has not incurred and will not incur any liability for brokerage, finders', agents', or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby.

14. Action by CitNat Pending Effective Time. CitNat agrees that from the date of this Merger Agreement until the time the Merger shall become effective, or until this Merger Agreement is terminated as provided for herein, except with prior written permission of Security:

         (a) Beginning with the date hereof and until such time as the Merger shall become effective, CitNat will not declare or pay any dividends or make any distributions other than a cash dividend at the rate of $0.45 per share payable in July 1996, and, in the event the Merger shall not have consummated and holders of CitNat Common Stock shall not have become holders of Security Common Stock prior to the record date for the determination of Security stockholders entitled to receive Security's cash dividend normally paid in December of each year, then a cash dividend at the rate $0.45 per share payable in December, 1996. If, prior to the consummation of the Merger, CitNat shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, appropriate adjustment or adjustments will be made in the foregoing dividend ratio.

         (b) CitNat will not issue, sell, grant any option for, or acquire for value any shares of its capital stock or otherwise effect any change in connection with its capitalization.

         (c) Except for the closing and disposition of the Southtown branch and as otherwise set forth in or contemplated by this Merger Agreement, CitNat and Citizens Bank will carry on their respective businesses in substantially the same manner as on the date hereof, keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its best efforts to maintain and preserve its business organization intact.

         (d) CitNat and Citizens Bank will not: (i) enter into any transaction other than in the ordinary course of business or incur or agree to incur any obligation or liability except liabilities incurred and obligations entered into in the ordinary course of business; (ii) change Citizens Bank's lending, investment, liability management and other material banking policies in any material respect; (iii) except as committed for adjustment as of the date hereof and consistent with prior practice, grant any general or uniform increase in the rates of pay of employees; (iv) incur or commit to any capital expenditures other than in the ordinary course of business (which in no event shall include the establishment of new branches and such other facilities) or any capital expenditures for any purpose which exceed $170,000, or (v) except as provided in Section 9 hereof, merge into, consolidate with or sell its assets to any other corporation or person, or permit any other corporation to be merged or consolidated with it or acquire all of the assets of any other corporation or person; except for the closing and disposition of the Southtown branch.

         (e) CitNat will not change its or Citizens Bank's methods of accounting in effect at December 31, 1995 except as required by changes in generally accepted accounting principles and concurred in by CitNat's independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of CitNat's Federal income tax returns for the taxable year ending December 31, 1995, except for changes required by law.

         (f) CitNat will afford Security, its officers and other authorized representatives, subject to the confidentiality requirements of Section 10(d) hereof, such access to all books, records, tax returns, leases, contracts and documents of CitNat or Citizens Bank and will furnish to Security such information with respect to the assets and business of CitNat and Citizens Bank as Security may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

         (g) CitNat will promptly furnish Security with copies of all interim financial statements of CitNat as they become available, and keep Security fully informed concerning all developments which in the opinion of CitNat may have a material effect upon the business, properties or condition (either financial or otherwise) of CitNat.

15. Action by Security Pending Effective Time. Security agrees that from the date of this Agreement until the time the Merger shall become effective or until this Merger Agreement is terminated as provided for herein:

         (a) Security will carry on its business in substantially the same manner as heretofore except as otherwise set forth in or contemplated by this Merger Agreement, and Security will keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its best efforts to maintain and preserve its business organization intact. CitNat acknowledges that, in the ordinary course of its business as a bank holding company, Security from time-to-time, enters into an agreement(s) to acquire by merger, stock purchase or like means, another financial institution or its holding company.

         (b) Security will not change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by Security's independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of Security Bank for the taxable year ending December 31, 1995, except for changes required by law or take any action which could jeopardize the tax free nature of the Merger or the pooling of interests accounting treatment for the Merger.

         (c) Security will promptly furnish CitNat with copies of press releases, interim financial statements of Security and all reports, schedules and statements filed by or delivered to Security pursuant to the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they become available.

         (d) Security will afford CitNat, its officers and other authorized representatives, subject to the confidentiality requirements of Section 10(d) hereof, such access to all books, records, tax returns, leases, contracts and documents of Security and will furnish to CitNat such information with respect to the assets and business of Security as CitNat may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

16. Conditions to Obligations of Security. The obligations of Security under this Merger Agreement are subject, unless waived by Security, to the satisfaction of the following conditions on or prior to the time the Merger shall become effective:

         (a) There shall not have been any material adverse change or discovery of a condition or the occurrence of an event (other than events similarly affecting all financial institutions) which has or is likely to result in such a material adverse change, in the financial condition, aggregate net assets, shareholders' equity, business or operating results of CitNat on a consolidated basis from December 31, 1995 to the time the Merger shall become effective.

         (b) CitNat shall not have paid cash dividends from the date hereof to the time the Merger shall become effective, except as permitted under this Merger Agreement.

         (c) All representations by CitNat contained in this Merger Agreement shall be true in all material respects at, or as of, the time the Merger shall become effective as though such representations were made at and as of said date, except for changes contemplated by the Merger Agreement and except also for representations as of a specified time other than the time the Merger shall become effective, which shall be true in all material respects at such specified time.

         (d) Security shall have received the opinion of legal counsel for CitNat, dated the time the Merger shall become effective, substantially to the effect set forth in Exhibit A hereto.

         (e) CitNat shall have performed or satisfied in all material respects all agreements and conditions required by this Merger Agreement to be performed or satisfied by it at or prior to the time the Merger shall become effective.

         (f) At the time the Merger shall become effective, no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency of the federal or state government in which it is sought to restrain or prohibit the consummation of the Merger, and no other suit, action or proceeding shall be pending or overtly threatened and no liability or claim shall have been asserted against CitNat or Citizens Bank which Security shall in good faith determine, with advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the financial condition, results of operations or shareholders' equity of CitNat on a consolidated basis.

         (g) Prior to the time the Merger shall become effective, Security shall not have been deprived of adequate opportunity to conduct such review and examination of the business, properties, and condition (financial or otherwise) of CitNat and Citizens Bank as Security shall have deemed prudent, and such review and examination subsequent to the date of this Merger Agreement shall not have disclosed matters which are inconsistent in any material respect with any of the representations and warranties of CitNat contained in this Merger Agreement.

         (h) Holders of CitNat Common Stock who are entitled to exercise in the aggregate not more than 10% of the voting power of the issued and outstanding CitNat Common Stock as of the time the Merger shall become effective shall have taken steps to perfect their rights as dissenting shareholders pursuant to the provisions of Section 1701.85 of the Ohio Revised Code so that if, at the time the Merger shall become effective, holders of more than 10% of such shares shall have taken such steps, Security may, at its option, terminate this Merger Agreement.

         (i) CitNat shall have furnished Security certificates, signed on its behalf by the Chairman or President and the Secretary or an Assistant Secretary of CitNat and dated the time the Merger shall become effective, to the effect that to the best of their knowledge, after due inquiry, the conditions described in Paragraphs (a), (b), (c), and (f) of this Section 16 have been fully satisfied.

         (j) Security shall have received assurances, satisfactory to it, that the Merger will be accounted for as a pooling of interests transaction.

         (k) CitNat shall have taken action necessary to cause Citizens Bank to terminate its Executive Supplemental Income Plans and the agreements between Citizens Bank and its Officers entered into pursuant thereto, except for its agreement dated November 20, 1990, with James R. Wilson, which shall remain in effect, in a manner and at such cost as is satisfactory to Security and which is consistent with the terms of such agreements.

         (l) Security shall have been afforded the opportunity to conduct a phase I environmental audit of any real property owned by CitNat or its subsidiaries. In the event a matter is discovered which if known by CitNat as of the date of this Agreement would have violated the representation contained in paragraph 13(j) hereof, involves an amount in excess of $15,000, and CitNat shall fail to remedy such matter to the reasonable satisfaction of Security, then Security may terminate this Agreement and neither party shall thereafter have any liability resulting from this Agreement or the transactions contemplated thereby. Security shall complete any phase I examination within 60 days of this Agreement.

         (m) Holders of CitNat Options shall have executed such documents as Security shall reasonably request to ensure the conversion of their CitNat Options to shares of Security Common Stock as herein provided for.

17. Conditions to Obligations of CitNat. The obligations of CitNat under this Merger Agreement are subject, unless waived by CitNat, to the satisfaction on or prior to the time the Merger shall become effective of the following conditions:

           (a) There shall not have been any material adverse change or discovery of a condition or the occurrence of an event which has or is likely to result in such a material adverse change, in the financial condition, aggregate net assets, shareholders' equity, business, or operating results of Security on a consolidated basis from December 31, 1995 to the time the Merger shall become effective.

           (b) All representations and warranties by Security contained in this Merger Agreement shall be true in all material respects at, or as of, the time the Merger shall become effective as though such representations and warranties were made at and as of said date, except for changes contemplated by this Merger Agreement, and except also for representations as of a specified time other than the time the Merger shall become effective, which shall be true in all material respects at such specified time.

           (c) CitNat shall have received the opinion of Counsel for Security dated the time the Merger shall become effective substantially to the effect set forth in Exhibit B hereto.

           (d) Security shall have performed or satisfied in all material respects all agreements and conditions required by this Merger Agreement to be performed or satisfied by it at or prior to the time the Merger shall become effective.

           (e) At the time the Merger shall become effective, no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency of the federal or state government in which it is sought to restrain, prohibit or set aside consummation of the Merger and no other suit, action or proceeding shall be pending or overtly threatened and no liability or claim shall have been asserted against Security or Security Bank which CitNat shall in good faith determine, with advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the financial condition, results of operations or shareholders' equity of Security, on a consolidated basis.

           (f) Security shall have furnished CitNat a certificate, signed by the Chairman or President and by the Secretary or Assistant Secretary of Security and dated the time the Merger shall become effective to the effect that to the best of their knowledge after due inquiry the conditions described in Paragraphs (a), (b), and (e) of this Section 17 have been fully satisfied.

           (g) Prior to the time the Merger shall become effective, CitNat shall not have been deprived of adequate opportunity to conduct such review and examination of the business, properties and condition (financial or otherwise) of Security and its subsidiaries as CitNat shall have deemed prudent, and such review and examination shall not have disclosed matters which are inconsistent in any material respect with any of the representations and warranties of Security contained in this Merger Agreement.

           (h) Professional Bank Services Incorporated ("PBS") shall have issued its written fairness opinion stating that the terms of the Merger are fair and equitable to the shareholders of CitNat from a financial perspective. Such written fairness opinion shall be: (a) in form and substance reasonably satisfactory to CitNat; (b) dated as of a date not later than the mailing date of the Proxy Statement/Prospectus relating to the Merger to be mailed to CitNat shareholders; (c) included in the Proxy Statement/Prospectus; and (d) confirmed by PBS as of the time the Merger shall become effective that the terms of the Merger continue to be fair and equitable to the shareholders of CitNat from a financial perspective.

           (i) There shall not have been a change in control or acquisition of Security or any of its subsidiaries, or an announcement of a proposed change in control or acquisition of Security or any of its subsidiaries, requiring regulatory approval under the Change in Bank Control Act or the Bank Holding Company Act.

18. Conditions to Obligations of All Parties. In addition to the provisions of Sections 16 and 17 hereof, the obligations of Security and CitNat to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction of the following conditions on or prior to the time the Merger shall become effective:

         (a) The parties hereto shall have received all necessary approvals of governmental agencies and authorities of the transactions contemplated by this Merger Agreement and each of such approvals shall remain in full force and effect at the time the Merger shall become effective and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority by formal proceeding, or contested by any other third party by formal proceeding which the Board of Directors of the party asserting a failure of a condition under this Section 18(a) shall in good faith determine, with the advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for such party. It is understood that, if any contest as aforesaid is brought by formal proceedings, Security may, but shall not be obligated to, answer and defend such contest. Security shall notify CitNat promptly upon receipt of all necessary governmental approvals.

         (b) The registration statement required to be filed by Security pursuant to Section 10(c) of this Merger Agreement shall have become effective by an order of the Securities and Exchange Commission, the shares of Security Common Stock to be exchanged in the Merger shall have been qualified or exempted under all applicable state securities laws, and there shall have been no stop order issued or threatened by the Securities and Exchange Commission that suspends or would suspend the effectiveness of the registration statement, and no proceeding shall have been commenced, pending or overtly threatened for such purpose.

         (c) This Merger Agreement shall have been duly adopted, ratified and confirmed by the requisite affirmative votes of the shareholders of CitNat and, if required, Security.

         (d) Security and CitNat shall have received the opinion and there shall exist as of, at or immediately prior to the time the Merger shall become effective no facts or circumstances which would render such opinion inapplicable in any respect to the transactions to be consummated hereunder.of Werner & Blank Co., LPA substantially to the effect that:

                  (i) The statutory merger of CitNat with and into Security will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

                  (ii) No gain or loss will be recognized by CitNat or Security as a consequence of the transactions herein contemplated;

                  (iii) No gain or loss will be recognized by the shareholders of CitNat on the exchange of their shares of CitNat Common Stock for shares of Security Common Stock (disregarding for this purpose any cash received for fractional share interests to which they may be entitled);

                  (iv) The federal income tax basis of the Security Common Stock received by the shareholders of CitNat Common Stock for their shares of CitNat Common Stock will be the same as the federal income tax basis of the CitNat Common Stock surrendered in exchange therefor; and

                  (v) The holding period of the Security Common Stock received by a shareholder of CitNat for his shares of CitNat Common Stock will include the period for which the CitNat Common Stock exchanged therefor was held, provided the exchanged CitNat Common Stock was held as a capital asset by such shareholder on the date of the exchange.

19. Nonsurvival of Representations and Warranties and Survival of Certain Covenants. The respective representations and warranties of Security and CitNat set forth in Sections 13 and 14 shall not survive the time the Merger shall become effective. It is specifically agreed that the following undertakings and covenants shall survive the time the Merger shall become effective: 10(g), 10(h) 10(i), 10(j), and 10(l).

20. Governing Law. This Merger Agreement shall be construed and interpreted according to the applicable laws of the State of Ohio.

21. Assignment. This Merger Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Merger Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

22.      Satisfaction of Conditions; Termination.

         (a) Security agrees to use its best effort to obtain satisfaction of the conditions insofar as they relate to Security, and CitNat agrees to use its best efforts to obtain the satisfaction of the conditions insofar as they relate to CitNat. If any condition to the obligations of Security set forth in Section 16 or 18 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by Security, or if any condition to the obligations of CitNat set forth in Section 17 or 18 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by CitNat, or if at any time prior to the time the Merger shall become effective, it shall become reasonably certain that such condition will not be substantially satisfied and such condition is not waived by Security or CitNat, as the case may be, either Security or CitNat may terminate this Merger Agreement by written notice to the other party after the expiration of fifteen (15) days written notice to the other party during which time such other party shall have an opportunity to cure such defect in said condition. This Merger Agreement may be terminated and abandoned (either before or after the meetings of shareholders contemplated hereby) by mutual written consent of Security and

                  CitNat authorized by their respective Boards of Directors. In the event of such termination caused otherwise than by breach of this Merger Agreement by any of the parties hereto, this Merger Agreement shall cease and terminate, the acquisition of CitNat as provided herein shall not be consummated, and neither Security nor CitNat shall have any further liability under this Merger Agreement of any nature whatever, including any liability for damages. In the event this Merger Agreement is terminated, the duties of both parties with respect to confidential information set forth in Sections 10(d) shall survive any such termination. In addition to the other grounds for termination of this Merger Agreement set forth herein, this Merger Agreement can be terminated by written notice by either party to the other, in each case authorized by its Board of Directors, if the Merger shall not have been consummated by December 31, 1996 or the date of such notice, whichever is later.

         (b) If termination of this Merger Agreement shall be judicially determined to have been caused by breach of this Merger Agreement, then, in addition to other remedies at law or equity for breach of this Merger Agreement, the party so found to have breached this Merger Agreement shall indemnify the other parties for their respective costs, fees and expenses of its counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Merger Agreement and related actions and its shareholders' meetings and actions.

         (c) In the event of the failure of the CitNat shareholders to approve the Merger and this Agreement, provided at the time of the CitNat shareholders' meeting to vote upon the Merger either (a) there is outstanding a publicly announced offer by a third-party to acquire CitNat, by merger consolidation, exchange offer or asset purchase, or a tender offer for at least fifty-one percent (51%) of the outstanding

                  CitNat common stock in either case providing a per share purchase valued at the time of its announcement of at least $62.75 per share to the CitNat shareholders, or (b) the Board of Directors of CitNat fails to favorably recommend approval of the Merger, then in any such event, CitNat shall pay One Million Dollars ($1,000,000) to Security as an agreed upon termination fee upon the occurrence of either of the following events within one (1) year after termination of this
                  Agreement:

                           (i) any person or group of persons (other than Security and/or its affiliates) shall acquire more than fifty percent (50%) of the outstanding CitNat common stock at a per share price equal to or greater than $62.75; or

                           (ii) upon the entry by CitNat into a definitive agreement with a person or group of persons (other than Security and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with CitNat or to acquire all or substantially all of CitNat's assets and wherein the per share purchase price at the time of the initial public announcement thereof equals or exceeds $62.75; except for such transaction in which the shareholders of CitNat immediately prior to the transaction control a majority of the voting stock of the resulting entity of such transaction.

23. Waivers Amendments. Any of the provisions of this Merger Agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, by such party. This Merger Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same person) as this Merger Agreement and which makes reference to this Merger Agreement, pursuant to a resolution, adopted by the Boards of Directors of the respective parties, provided, however, such amendment or modification may be made in this manner by the respective Boards of Directors of Security and CitNat at any time prior to a favorable vote of such party's shareholders, but may be made after a favorable vote by the shareholders of such party, only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Merger Agreement for the shareholders of such party and will not require resolicitation of any proxies from such shareholders or further shareholder approval is obtained.

24. Entire Agreement. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Security and CitNat or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of CitNat by Security. Except for the letters specified in this Merger Agreement and of even date herewith, this Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

25. Captions; Counterparts. The captions in this Merger Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Merger Agreement. This Merger Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

26. Notices. All notices and other communications hereunder shall be deemed to have been duly given if forwarded by a nationally recognized overnight courier service. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Merger Agreement by mail in the same manner as herein provided.

                  (a)  If to Security, to:

                  Mr. Harry O. Egger
                  Chairman, President and CEO
                  Security Banc Corporation
                  40 S. Limestone St.

                  Springfield, OH  45502-1222

                  With copies to:

                  Martin D. Werner, Esq.
                  Werner & Blank Co., L.P.A.
                  7205 W. Central Avenue
                  Toledo, Ohio  43617

                  (b)  If to CitNat, to:

                  Mr. James R. Wilson
                  President and CEO
                  CitNat Bancorp, Inc.
                  1 Monument Square
                  Urbana, Ohio 43078-2001

                  With copies to:

                  Charles DeRousie, Esq.
                  Vorys, Sater, Seymour and Pease
                  52 East Gay Street
                  P.O. Box 1008
                  Columbus, OH  43216-1008

27. Undertakings of Affiliates. Security shall have received undertakings in writing from each of such persons, if any, as counsel for Security believes might reasonably be considered "affiliates" of CitNat within the meaning of Rule 145 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, in each case in form and substance satisfactory to counsel for Security, to the effect that so long as Security complies with its obligations under Section 10(j) hereof, (i) any disposition made by such person of any share of Security Common Stock received by such person pursuant to this Merger Agreement shall be made within the limits and in accordance with the applicable provisions of said Rule 145, as such Rule may be amended from time to time, and (ii) such person will not sell, assign or transfer any of such Security Common Stock until Security shall have published financial results including the combined operations of

         Security and CitNat for a period of at least 30 days following the time the Merger shall become effective.

    28. Publicity. Security and CitNat agree to consult with and obtain the consent of the other, prior to any media release or other public disclosures as to the matters covered by this Agreement, except to such parties' respective shareholders or as may be required by law.

         IN WITNESS WHEREOF, this Merger Agreement has been executed the day and year first above written.

ATTEST:                                     Security Banc Corporation.

By:  /s/J. William Stapleton                By:  /s/ Harry O. Egger
     -----------------------------               -------------------------
     Its: Vice President & CFO                   Harry O. Egger, Chairman,
                                                 President, and CEO



ATTEST:                                     CitNat Bancorp, Inc.

By: /s/ Judy Markin                         By:  /s/ James R. Wilson
    ------------------------------               -------------------------
    Its:Vice President and Secretary             James R. Wilson,
                                                 President and CEO

                                    EXHIBIT A

                                                                  (614) 464-6400

                                __________, 1996

Security Banc Corporation
40 S. Limestone St.
Springfield, OH  45502-1222

Ladies and Gentlemen:

         We have acted as special counsel to CitNat Bancorp, Inc. ("CitNat"), an Ohio corporation and bank holding company, solely in connection with certain transactions contemplated by the Agreement of Merger (the "Agreement of Merger"), dated March __, 1996, by and between CitNat and Security Banc Corporation ("Security"), an Ohio corporation and bank holding company.

         This opinion is furnished to you pursuant to Section __ of the Merger Agreement.

         In connection with this opinion, we have examined the following:

         (a)   The Merger Agreement;

         (b) The Articles of Incorporation of CitNat, with amendments thereto, as certified by the Ohio Secretary of State on _______, 1996 (the "CitNat Articles");

         (c) The Code of Regulations of CitNat, as certified by the Secretary of CitNat on _________, 1996 (the "CitNat Regulations");

         (d) A Certificate from the Ohio Department of Taxation dated ________, 1996, with respect to the payment of all taxes by CitNat;

         (e) A Certificate from the Ohio Secretary of State dated ________, 1996, with respect to the good standing of CitNat;

         (f) The Articles of Association of The Citizens National Bank of Urbana (the "Citizens Bank"), with amendments thereto, as certified by the Secretary of the Citizens Bank on _________, 1996 (the "Bank Articles");

         (g) The Bylaws of the Citizens Bank, as certified by the Secretary of the Citizens Bank on _________, 1996 (the "Bank Bylaws");

         (h) Selected minutes of the Boards of Directors and the shareholders of CitNat and the Citizens Bank and other corporate records of CitNat and the Citizens Bank as in our judgment are necessary or appropriate to enable us to render the opinions expressed below;

         (i) The S-4 Registration Statement and the proxy materials of the Citizens Bank included therein and relating to the special meeting of the shareholders of the Citizens Bank held for the purpose of adopting the Agreement of Merger; and

         (j) The Certificates of certain officers of CitNat and the Citizens Bank (the "Officers' Certificates").

         Unless otherwise defined herein, all capitalized terms used in this opinion have the meanings set forth in the Merger Agreement.

         In our examinations, we have assumed, without independent investigation or verification, the following:

         (a) that all documents, forms or drafts submitted to us as copies (whether or not certified) conform to the originals of these documents, and the originals of such documents are authentic; and all signatures of all persons are genuine; and

         (b) the due authorization, execution and delivery of all documents by Security and the taking by Security of all appropriate action required by and related to the transactions contemplated by the Merger Agreement.

         Whenever any matter is indicated to be based on our knowledge, we are referring to the actual knowledge of the Vorys, Sater, Seymour and Pease attorneys who have represented CitNat in connection with the matters recited in the first paragraph of this opinion on page 1. We have relied solely on the examinations and inquiries recited in this opinion, and we have not undertaken any other independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. As used herein, the phrases "corporate power and authority," "duly authorized by all necessary corporate action," and "by all necessary shareholder action" refer and are limited to Chapter 1701, Ohio Revised Code, (the Ohio General Corporation Law) and the CitNat Articles and CitNat Regulations.

         Based on and subject to the foregoing and the further qualifications and limitations described below, as of the date of this opinion (or as of the date of any assumption made or any certificate, schedule, exhibit, or inquiry stated to have been examined, made or otherwise relied upon by us), we are of the opinion that:

         1. CitNat is a corporation validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own its properties and to carry on its business as now conducted.

         2. CitNat's authorized capital stock consists of 720,000 common shares (the "CitNat Common Stock"), par value $5.00 per share, of which 390,119 shares are issued and outstanding and 2,482 shares are held as treasury shares.

         3. Options to purchase 71,820 shares of CitNat Common Stock (the "CitNat Options") are outstanding. To our knowledge, there are not any outstanding subscriptions, warrants, options, rights, commitments or agreement by which CitNat is bound which provide for the issuance of CitNat Common Stock or for the issuance of any securities convertible into CitNat Common Stock, except as disclosed above.

         4. The Citizens Bank is a national banking association validly existing under the laws of the United States with full corporate power and authority to own its properties and to carry on its business as now conducted.

         5. CitNat is the record owner of all the capital stock of the Citizens Bank.

         6. CitNat has all requisite corporate power and authority to enter into and perform all of its obligations under the Merger Agreement. The execution and delivery of the Merger Agreement and the performance by CitNat of its obligations under the Merger Agreement have been duly authorized by all necessary corporate action by CitNat and by all necessary shareholder action.

         7. The Merger Agreement is the valid and binding obligation of CitNat, enforceable against it in accordance with its terms.

         8. CitNat is not, and will not be by execution and delivery of the Merger Agreement or by the performance of its obligations under the Merger Agreement, in violation of any (a) material term or provision of the CitNat Articles or the CitNat Regulations; or (b) material agreement to which CitNat or the Citizens Bank is a party and which is known to us.

         9. Based solely upon the Officers' Certificates, we have no knowledge of any: (a) material actions, suits or proceedings instituted, pending or threatened against CitNat or the Citizens Bank or against any material asset, interest or right of CitNat or the Citizens Bank; and (b) actual or threatened actions, suits or proceedings against CitNat which present a claim to restrain or prohibit CitNat's performance of its obligations under the Merger Agreement.

         The opinions expressed above are subject to the following additional qualifications:

         We have not conducted requisite factual or legal examinations and accordingly we express no opinion with respect to the application, if any, of laws concerning or promulgated by (a) environmental effects or agencies; (b) securities laws; (c) any order of any court or other authority directed specifically to any party to the Merger Agreement of which we do not have knowledge; and (d) any taxes or tax effects.

         All of our opinions herein are subject to the limitations, if any, of Title 11, U.S.C., as amended, and of any applicable insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by principles of equity. In addition, certain remedial and other provisions of the Merger Agreement may be limited by (a) implied covenants of good faith, fair dealing and commercially reasonable conduct; (b) judicial discretion, in the instance of equitable remedies; and (c) the public policies of the State of Ohio, to the extent applicable to the Merger Agreement.

         This opinion is limited to the laws of Ohio and the federal laws of the United States of America having effect at the date hereof. This opinion is furnished to you solely for your benefit specifically in connection with the matters described in the first paragraph of page 1 of this opinion and may not be relied upon by any person, assigned, quoted or otherwise used without our specific prior written consent.

                                    EXHIBIT B


CitNat Bancorp, Inc.
1 Monument Square
Urbana, OH  43078-2001

Re:  Security Banc Corporation.

Gentlemen:

We have acted as special counsel to Security Banc Corporation ("Security") an Ohio corporation, in connection with the contemplated Merger Agreement dated ______, 1996 (the "Agreement") between CitNat Bancorp, Inc. ("CitNat") and Security. This Opinion Letter is rendered to you pursuant to Section _____ of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

You have requested our opinion regarding certain matters in connection with the Agreement. In our capacity as special counsel for Security and Security Bank, we have examined the originals or copies of such certificates, documents and corporate records upon which we have relied regarding our opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all items submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed the due authorization of such documents by all parties other than Security and Security Bank and the taking of all requisite action respecting such documents, the due execution and delivery of such documents by each party and have additionally assumed that all agreements are the valid and binding agreement of all parties to such agreements, other than Security and Security Bank.

Wherever a statement herein is qualified by "to the best of our knowledge," or a similar phrase, it is intended to indicate that, during the course of our representation of Security and Security Bank, no information has been provided to those partners and associates in this firm who have had substantive involvement in rendering legal services in connection with the representation described in the introductory paragraph of this opinion letter that would give us knowledge of the inaccuracy of such statement.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law addressed by this opinion is limited to the law of the State of Ohio and the federal law of the United States of America.

The opinions hereinafter expressed are subject to the following qualifications, notwithstanding anything herein to the contrary:

         (a) Our opinions in paragraphs (1) and (4) below as to the valid existence of Security and Security Bank are based solely upon certificates from public officials as to valid existence, copies of which certificates are attached hereto.

         (b) Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. Without limiting the foregoing, we express no opinion as to the antifraud provisions of federal and state securities laws.

         (c) We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

         (d) Our opinions below are limited to the effect of the laws of Ohio and the federal laws of the United States of America. We express no opinion with respect to the effect of the laws of any other jurisdiction on the transactions contemplated by the Agreement.

         (e) In rendering this opinion, we have relied as to all matters of fact on certificates or responsible officers of Security and Security Bank and of public officials, copies of which are attached hereto.

         Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

1. Security is a corporation validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged. Security owns all of the capital stock of Security Bank free and clear of all liens and security interests.

2. All necessary corporate proceedings of Security have been duly taken to authorize the execution, delivery and performance of the Agreement by Security and the consummation of the transactions contemplated by the Agreement, subject in all events to any conditions stated in said Agreement. The Agreement constitutes the legal, valid and binding obligation of Security, enforceable in accordance with its terms, except:

   a. as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors' rights; and

   b. that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

3. The execution, delivery and performance of the Agreement by Security will not violate or result in a breach of any term of Security's Articles of Incorporation or Code of Regulations, or violate, result in a breach of, or constitute a default under any term of any material agreement known to us to which Security is a party.

4. Security Bank is a national banking association validly existing under the laws of the United States of America and has the requisite corporate power and authority to own its properties and carry on the business in which it is now engaged.

5. The authorized capital stock of Security consists of 11,000,000, shares of common stock, par value $3.125 per share, 5,106,384 of which are outstanding To our knowledge, there are no outstanding options, warrants, or other rights to acquire, or securities convertible into any capital stock of Security. The outstanding shares of common stock of Security are, and the shares to be issued in accordance with the Agreement will be, validly authorized and issued, and non-assessable, and not, to the best of our knowledge, issued in violation of the pre-emptive rights of any person.

6. To our knowledge, except as disclosed herein, there is no litigation, action, suit, investigation or proceeding pending or, to the best of our knowledge after due inquiry of Security and its executive officers, overtly threatened against or affecting Security or involving any of its respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority.

7. All consents or approvals of any regulatory authority having jurisdiction over Security or its subsidiaries that are required to be obtained in connection with the Merger and the transactions contemplated by the Agreement have been obtained.

8. The Registration Statement on Form S-4 filed by Security pursuant to the Agreement has become effective and no stop order revoking such effectiveness has been issued or has been threatened.

This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person or party or in any other context without our prior written consent. This opinion is delivered as of the date hereof, and we expressly disclaim any undertaking to update it.

Very truly yours,

                                   Appendix B
                          Opinion of Financial Advisor









February 20, 1996




Board of Directors
CitNat Bancorp, Inc.
1 Monument Square
Urbana, OH  43078-2001

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of CitNat Bancorp, Inc., Urbana, Ohio (the "Company") of the proposed merger of the Company with Security Banc Corporation, Springfield, Ohio ("Security"). In the proposed merger, Company shareholders will receive Security common shares equal to 2.1704 per Company common share and Security common shares equal to 0.7791 per Company option share for a total of 908,072 Security shares equal to an aggregate value of $26,107,070.

Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

For purposes of this opinion, PBS reviewed and analyzed the historical performance of the Company and its wholly owned subsidiary, The Citizens National Bank of Urbana, Urbana, Ohio (the "Bank") contained in: (i) Audited Financial Statements of the Company as of December 31, 1992, 1993, 1994 and 1995; (ii) December 31, 1995 Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation by the Bank; (iii) September 30, 1995 Uniform Bank Performance Report of the Bank; (iv) historical common stock trading activity of the Company; and (v) the premises and other fixed assets. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

In conjunction with our opinion, we have evaluated the historical performance and current financial condition of Security contained in: (i) September 30, 1995 financial information; (ii) Annual Report to Shareholders for the years ending December 31, 1994 and 1995; (iii) historical common stock trading and dividend activity to date; and (iv) the financial terms of certain other comparable transactions. We have prepared and analyzed the pro forma consolidated financial condition of the Company and Security. We have reviewed and tabulated consolidated statistical data regarding growth, growth prospects for service markets, liquidity, asset composition and quality, profitability, leverage and capital adequacy.

We have not compiled, reviewed or audited the financial statements of the Company or Security, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or Security.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of the Company is fair and equitable from a financial perspective.

                                          PROFESSIONAL BANK SERVICES, INC.




                                          By:  /s/ Chirstoper L. Hargrove
                                              ----------------------------------
                                               Christopher L. Hargrove
                                               Vice President

                                    EXHIBIT C

                        Ohio Revised Code Section 1701.85
          Qualifications of and Procedures for Dissenting Shareholders

                  Section 1701.85 - Qualifications of and Procedures for Dissenting Shareholders.

(A)  (1)    A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals in Sections
            1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than 10 days after the date on which the vote on such proposal was taken at the meeting of the shareholders, the shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, stating his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3)    The dissenting shareholder entitled to relief under division (C) of
            Section 1701.84 of the Revised Code in the case of a merger pursuant to Section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of Section 1701.801 of the Revised Code in the case of a merger pursuant to Section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within 20 days after he has been sent the notice provided in Section 1701.80 or 1701.801 of the Revised Code, the shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division
            (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new corporation, whether served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, he, within 15 days from the date of the sending of such request, shall deliver to the corporation the certificates requested, in order that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the shareholder. Failure on the part of the shareholder to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to him within 20 days after the lapse of the 15 day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificate securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. Such request by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder shall have come to an agreement on the fair cash value per share of the shares as to which he seeks relief, the shareholder or the corporation, which in case of a merger or consolidation may be the surviving or the new corporation, within three months after the service of the demand by the shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation which issued such shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within the period of three months, may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such complaint is required. Upon the filing of the complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint, and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which the summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in Division (D) of this section is applicable, the fair cash value of the shares as agreed upon by the parties or as fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which such payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to that on which the vote by the shareholders was taken and, in the case of a merger pursuant to Section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event shall the fair cash value of it exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if:

     (1) Such shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (2) The corporation abandons, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption, of the action involved;

     (3) The shareholder withdraws his demand, with the consent of the corporation by its directors;

     (4) The corporation and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation shall have filed or joined in a complaint under Division (B) of this section within the period provided.

(E) From the time of giving the demand, until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class, or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated otherwise than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio General Corporation Law ("OGCL") provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest.

         The OGCL further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. The OGCL also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employer or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual status as a director, officer, employee, or agent.

         Registrant maintains a directors' and officers' liability insurance policy, including bank reimbursement, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS

         The exhibits filed pursuant to this Item 21 immediately follow the
Exhibit Index. The following is a description of the applicable exhibits required for Form S-4 provided by Item 601 of Regulation S-K.

Exhibit Number                             Description
- --------------                             -----------

      (1)        Not Applicable.

      (2) The Merger Agreement by and between Security Banc Corporation and CitNat Bancorp, Inc. dated March 14, 1996, is attached hereto as Exhibit.

                                                                  Part II page 1

Exhibit Number                             Description
- --------------                             -----------

      (3)        Articles of Incorporation and Code of Regulations.

                 A. A copy of the Amended Articles of Incorporation (as amended) of the Registrant included herein as an Exhibit.

                 B. A copy of the Amended Code of Regulations of the Registrant as currently in effect is included herein as an Exhibit.

      (4) Instruments defining the rights of security holders, including indentures.

                 A. Instruments defining the rights of security holders are included in the Articles of Incorporation and Code of Regulations.

      (5) Opinion of Werner & Blank Co., L.P.A., regarding Security Banc Corporation Common Stock, and Consent

      (6)        Not Applicable.

      (7)        Not Applicable.

      (8) Opinion of Werner & Blank Co., L.P.A., regarding certain tax matters, and Consent.

      (9)        Not Applicable.

      (10) A copy of the Security Banc Corporation 1987 Stock Option Plan is included herein as an Exhibit.

      (11)       Not Applicable.

      (12)       Not Applicable.

      (13) Registrant's Annual Report to security holders for the year ended December 31, 1995 and its Quarterly Report on Form 10Q for the Quarter ended March 31, 1996 are included herein as an Exhibit.

      (14)       Not Applicable.

      (15)       Not Applicable

      (16)       Not Applicable.

Exhibit Number                             Description
- --------------                             -----------

                                                                  Part II page 2

      (21) List of the subsidiaries of the Registrant and their jurisdictions of incorporation or organization as of December 31, 1995 is presented in Registrant's Annual Report on form 10-K incorporated herein by reference.

      (22)       None.

      (23)       Consents of Experts and Counsel.

                 A.   Consent of Ernst & Young LLP

                 B.   Consent of Crowe Chizek and Company LLP

                 C. Consent of Werner & Blank Co., L.P.A. (the consent is contained in that firm's opinions filed as Exhibits (5) and (8).

                 D.   Consent of Professional Bank Services

                 E.   Consent of KPMG Peat Marwick LLP

      (24)       Power of Attorney.

      (25)       Not Applicable.

      (26)       Not Applicable.

      (27)       Not Applicable.

      (28)       Not Applicable.

      (29)       Not Applicable.

      (99)       Additional Exhibits.

                 A. Form of Proxy to be delivered to Shareholders of CitNat Bancorp, Inc.

                                                                  Part II page 3

ITEM 22. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes as follows:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the Prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information set forth in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such

                                                                  Part II page 4
                  indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the Effective Date of this Registration Statement through the date of responding to the request.

C. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                                                  Part II page 5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Ohio, this 16th day of July, 1996.


                                        Security Banc Corporation

                                        /s/ Harry O. Egger
                                        ------------------------------------
                                        Harry O. Egger
                                        Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of July, 1996.


*Larry D. Ewald

*Richard E. Kramer

*Larry E. Kaffenbarger

*Jane N. Scarff

*W. Dean Sweet

*Thomas J. Veskauf

*Chester L. Walthall

*By: /s/ Harry O. Egger
    -------------------
     Harry O. Egger
     Attorney-in-Fact

                                                                  Part II page 6

                                  EXHIBIT INDEX


EXHIBIT 3.a ARTICLES OF INCORPORATION OF SECURITY BANC CORPORATION *

EXHIBIT 3.b CODE OF REGULATIONS OF SECURITY BANC CORPORATION *

EXHIBIT 5 LEGAL OPINION - WERNER & BLANK CO., LPA *

EXHIBIT 8 TAX OPINION - WERNER & BLANK CO., LPA *

EXHIBIT 10 SECURITY BANC CORPORATION 1987 STOCK OPTION PLAN *

EXHIBIT 13 1995 SECURITY BANC CORPORATION ANNUAL REPORT AND QUARTERLY REPORT ON
           FORM 10Q FOR MARCH 31, 1996 *

EXHIBIT 23A CONSENT OF ERNST & YOUNG LLP

EXHIBIT 23B CONSENT OF CROWE CHIZEK AND COMPANY LLP

EXHIBIT 23D CONSENT OF PROFESSIONAL BANK SERVICES

EXHIBIT 23E CONSENT OF KPMG PEAT MARWICK

EXHIBIT 24 POWER OF ATTORNEY *

EXHIBIT 99 FORM OF PROXY CARD *

* Previously filed.